As filed with the Securities and Exchange Commission on April 8, 1998
                                                     Registration No.  333-48139
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                   FORM S-4/A



                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                   ----------

                                   HUBCO, INC.
             (Exact name of registrant as specified in its charter)

                                   ----------

                                   New Jersey
         (State or other Jurisdiction of Incorporation or Organization)

                                   ----------

                                      6711
            (Primary Standard Industrial Classification Code Number)

                                   ----------

                                   22-2405746
                      (I.R.S. Employer Identification No.)

                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                                 (201) 236-2600
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

                               KENNETH T. NEILSON
                 Chairman, President and Chief Executive Officer
                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                                 (201) 236-2600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                    Please send copies of all communications to:

MICHAEL W. ZELENTY, ESQ.                     OMER S.J. WILLIAMS, ESQ.
Pitney, Hardin, Kipp & Szuch                 Thacher Proffitt & Wood
P.O. Box 1945                                Two World Trade Center
Morristown, New Jersey 07962                 New York, New York 10048
(973) 966-8125                               (212) 912-7432

             Approximate date of commencement of proposed sale to the public: At the Effective Time of the Merger, as defined in the Agreement and Plan of Merger dated December 15, 1997 (the "Merger Agreement") among HUBCO, Inc. ("HUBCO"), MSB Bancorp, Inc. ("MSB") and MSB Bank, attached as Appendix A to the Proxy Statement-Prospectus.

             If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|


                                              CALCULATION OF REGISTRATION FEE

======================== ====================== ====================== ====================== ======================
Title of each class of                            Proposed maximum       Proposed maximum
   securities to be          Amount to be        offering price per     aggregate offering          Amount of
      registered              registered                unit                   price            registration fee
Common Stock, No Par           3,005,530              $34.75**           $104,442,168**             $30,810
Value                           Shares*

Series C Preferred              600,000               $21.60***          $ 12,960,000***            $ 3,823
Stock, $.01 par value           Shares
                                                                                              Total $34,633


* The number of shares of HUBCO Common Stock issuable in the Merger in exchange for shares of MSB Common Stock, assuming the maximum Exchange Ratio of 1.03 set forth in the Merger Agreement, and assuming that all currently outstanding options to acquire shares of MSB Common Stock are exercised prior to the Effective Time of the Merger. The Registrant also registers hereby such additional shares of its common stock as may be issuable in the Merger pursuant to the anti-dilution provisions of the Merger Agreement.

** Estimated solely for the purpose of calculating the registration fee for the filing on Form S-4 pursuant to Rule 457(f)(1) under the Securities Act based on the average of the high and low prices reported on the Composite Tape for MSB Common Stock as of March 13, 1998, a date within five business days prior to the filing of this Registration Statement.

*** Estimated solely for the purpose of calculating the registration fee for the filing on Form S-4 pursuant to Rule 457(f)(2) under the Securities Act based on the book value of the MSB Preferred Stock to be received in exchange, as of September 30, 1997.

                                   ----------

             The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a), may determine.

================================================================================

                                   [MSB LOGO]



                                       April 10, 1998


To the Stockholders of MSB Bancorp, Inc.:

         We cordially invite you to attend a special meeting of the stockholders of MSB Bancorp, Inc. The meeting is to be held at the South Street office of MSB Bank, 4 South Street, Middletown, New York 10940 on Tuesday, May 12, 1998 at 10:00 a.m.



         We have called the meeting to seek your approval of a Merger Agreement which provides for MSB to be merged with HUBCO, Inc. HUBCO is a bank holding company and the parent corporation of Hudson United Bank, a New Jersey-based bank, and Lafayette American Bank, a Connecticut-based bank. Prior to closing the Merger of HUBCO and MSB, HUBCO expects to complete its pending acquisition of Poughkeepsie Financial Corp. and PFC's subsidiary, Bank of the Hudson, a New York-based bank. HUBCO anticipates that Bank of the Hudson will serve as HUBCO's New York bank subsidiary and that MSB's subsidiary, MSB Bank will be merged into Bank of the Hudson.


         On completion of the Merger, MSB Common Stock will be converted into HUBCO Common Stock at an Exchange Ratio equal to $36.02 divided by the Median Pre-Closing Price of HUBCO Common Stock, provided the Median Pre-Closing Price of HUBCO Common Stock is between $34.97 and $37.13. The "Median Pre-Closing Price" will be determined by taking the price half-way between the closing prices left after discarding the four lowest and four highest closing prices in the ten consecutive trading day period which ends on (and includes) the day the parties receive final federal bank regulatory approval for the Merger. A minimum Exchange Ratio of 0.97 will apply if the Median Pre-Closing Price is greater than $37.13, and a maximum Exchange Ratio of 1.03 will apply if the Median Pre-Closing Price is less than $34.97. HUBCO will pay cash to MSB stockholders in lieu of issuing fractional shares of HUBCO Common Stock. The investment banking firm of Keefe, Bruyette & Woods, Inc. has advised your Board of Directors that, in its opinion, as of April 10, 1998, the consideration to be received by the holders of MSB Common Stock is fair from a financial point of view to the holders of such shares.

         Completion of the Merger is subject to certain conditions, including receipt of bank regulatory approvals and approval of the Merger Agreement by the affirmative vote of a majority of the outstanding shares of MSB Common Stock entitled to vote at the meeting.



         We urge you to read the attached Proxy Statement-Prospectus carefully. It describes the Merger Agreement in detail and includes a copy of the Merger Agreement as Appendix A.

         Your Board of Directors has unanimously approved the Merger Agreement and unanimously recommends that you vote "FOR" approval of the Merger Agreement.

         It is very important that your shares be represented at the special meeting. Whether or not you plan to attend, please complete, date and sign the enclosed proxy card and return it promptly in the postage paid envelope we have provided. Failure to return a properly executed proxy card or to vote at the special meeting will have the same effect as a vote against the Merger Agreement.


         On behalf of the Board of Directors and all of the employees of MSB Bancorp and MSB Bank, we wish to thank you for your continued support. We appreciate your interest. If you have any questions, please call us at (914) 294-8100 or call D.F. King & Co., Inc., who is assisting us, toll free at (800) 431-9633. I look forward to seeing you on May 12, 1998.


                                       Sincerely yours,

                                        WILLIAM C. MYERS
                                       ----------------------------------
                                       William C. Myers
                                       Chairman of the Board,
                                       President and Chief Executive Officer

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 1998

To the Stockholders of MSB Bancorp, Inc.:

         NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the "Meeting") of MSB Bancorp, Inc. ("MSB") will be held on Tuesday, May 12, 1998, at 10:00 a.m., at the South Street office of MSB Bank, 4 South Street, Middletown, New York 10940, for the following purposes:

(1) To consider and vote on a proposal to approve and adopt an Agreement and Plan of Merger, dated December 15, 1997 (the "Merger Agreement"), by and among HUBCO, Inc. ("HUBCO"), MSB and MSB Bank, which provides for MSB to be merged with and into HUBCO (the "Merger"). The attached Proxy Statement-Prospectus describes the Merger Agreement in detail and includes a copy of the Merger Agreement as Appendix A. If the Merger is consummated, each share of MSB common stock, par value $0.01 per share ("MSB Common Stock") (except for treasury shares and certain shares held by HUBCO or its subsidiaries) will be converted into a number of shares (the "Exchange Ratio") of HUBCO common stock, no par value ("HUBCO Common Stock") equal to $36.02 divided by the Median Pre-Closing Price of HUBCO Common Stock provided that the Median Pre-Closing Price is between $34.97 and $37.13. (The Median Pre-Closing Price is defined generally as the median of the closing prices of HUBCO Common Stock during the ten-trading day period ending on the day the parties receive final federal bank regulatory approval for the Merger.) A minimum Exchange Ratio of 0.97 will apply if the Median Pre-Closing Price is greater than $37.13, and a maximum Exchange Ratio of 1.03 will apply if the Median Pre-Closing Price is less than $34.97. The Exchange Ratio is subject to adjustment as set forth in the Merger Agreement to prevent dilution in the event of any stock split, reclassification or other similar event. Also, if the Median Pre-Closing Price is less than $27.00, MSB will have certain rights to terminate the Merger Agreement unless HUBCO agrees to increase the Exchange Ratio to $27.81 divided by the Median Pre-Closing Price. HUBCO will pay cash to MSB stockholders in lieu of issuing fractional shares of HUBCO Common Stock.


(2) To consider and vote upon a proposal (the "Additional Proposal") to authorize the Board of Directors of MSB, in its discretion, to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof, including, without limitation, a motion to adjourn the Meeting to another time or place for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the Meeting to constitute a quorum or approve the Merger Agreement.


         The Board of Directors has fixed the close of business on March 26, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.


         All stockholders are urged to attend the Meeting in person. It is important that proxies be returned promptly. Whether or not you plan to be present in person at the Meeting, please date, sign and complete the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you decide to attend the Meeting, you may revoke your proxy and vote your shares in person. If you are a stockholder whose shares are not registered in your name, you will need additional documentation from the holder of record of your shares to vote personally at the Meeting.


                                       By Order of the Board of Directors

                                       KAREN DELUCA
                                       ----------------------------------
                                       Karen DeLuca
                                       Secretary

Goshen, New York
April 10, 1998



YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND "FOR" APPROVAL OF THE ADDITIONAL PROPOSAL.

PROXY STATEMENT OF MSB BANCORP, INC.        PROSPECTUS OF HUBCO, INC.
for its Special Meeting of                  for its Common Stock and Preferred
Stockholders to be held on May 12,          Stock to be issued in connection
1998 and all adjournments or                with the merger of MSB Bancorp, Inc.
postponements thereof                       with and into HUBCO, Inc.

         The Board of Directors of MSB Bancorp, Inc. ("MSB") has called a Special Meeting of MSB stockholders (the "Meeting") to be held on Tuesday, May 12, 1998. The Meeting has been called to seek MSB stockholder approval of a Merger Agreement which provides for MSB to be merged with HUBCO, Inc. ("HUBCO"), with HUBCO as the surviving corporation. HUBCO is a bank holding company and the parent corporation of Hudson United Bank, a New Jersey-based bank, and Lafayette American Bank, a Connecticut-based bank. Prior to closing the merger of HUBCO and MSB (the "Merger"), HUBCO expects to complete its pending acquisition of Poughkeepsie Financial Corp. ("PFC") and PFC's subsidiary, Bank of the Hudson ("BTH"), a New York-based savings bank. HUBCO anticipates that BTH will serve as HUBCO's New York bank subsidiary and that MSB's subsidiary, MSB Bank, will be merged into BTH following the Merger.

         Upon completion of the Merger, each share of MSB common stock, par value $0.01 per share ("MSB Common Stock") (except for treasury shares and certain shares held by HUBCO or its subsidiaries) will be converted into a number of shares (the "Exchange Ratio") of HUBCO common stock, no par value ("HUBCO Common Stock") equal to $36.02 divided by the Median Pre-Closing Price of HUBCO Common Stock, provided that the Median Pre-Closing Price is between $34.97 and $37.13. The "Median Pre-Closing Price" will be determined by taking the price half-way between the closing prices left after discarding the four lowest and four highest closing prices in the ten consecutive trading day period which ends on (and includes) the day the parties receive final federal bank regulatory approval for the Merger. A "Minimum Exchange Ratio" of 0.97 will apply if the Median Pre-Closing Price is greater than $37.13, and a "Maximum Exchange Ratio" of 1.03 will apply if the Median Pre-Closing Price is less than $34.97. The Exchange Ratio is subject to adjustment as set forth in the Merger Agreement to prevent dilution in the event of any stock split, reclassification or other similar event. Also, if the Median Pre-Closing Price is less than $27.00, MSB will have certain rights to terminate the Merger Agreement unless HUBCO agrees to increase the Exchange Ratio to $27.81 divided by the Median Pre-Closing Price. HUBCO will pay cash to MSB stockholders in lieu of issuing fractional shares of HUBCO Common Stock.


         HUBCO currently holds all the outstanding shares of 8.75% Cumulative Convertible Preferred Stock, Series A, $.01 par value, of MSB ("MSB Preferred Stock" and, together with the MSB Common Stock, the "MSB Stock"). Shares of MSB Preferred Stock held by HUBCO will be cancelled upon consummation of the Merger. If HUBCO transfers any MSB Preferred Stock prior to consummation of the Merger, such shares (with certain limited exceptions) will be converted in the Merger into shares of a newly created series of HUBCO Preferred Stock having terms substantially identical to those of the MSB Preferred Stock (the "New HUBCO Preferred Stock" and, together with the HUBCO Common Stock, the "HUBCO Stock").

         Completion of the Merger is subject to certain conditions, including bank regulatory approvals and approval of the Merger Agreement by the affirmative vote of the holders of the majority of the outstanding shares of MSB Common Stock entitled to vote at the Meeting.

         HUBCO has filed a Registration Statement with the Securities and Exchange Commission (the "SEC") covering the HUBCO Stock which will be issued in connection with the Merger. This Proxy Statement-Prospectus serves two purposes. It is the Proxy Statement being used by the MSB Board of Directors to solicit proxies for the Meeting, and it is the Prospectus of HUBCO regarding the HUBCO Stock to be issued if the Merger is completed. This document does not serve as a prospectus to cover any resales of HUBCO Stock to be issued in connection with the Merger. Persons who are considered "affiliates" of MSB under applicable securities laws will be subject to restrictions on their ability to resell the HUBCO Stock received by them in the Merger.


         This document is first being sent to MSB stockholders on or about April 10, 1998. It describes the Merger Agreement in detail and includes a copy of the Merger Agreement as Appendix A. MSB stockholders are urged to read this document carefully.

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         ALL INFORMATION REGARDING MSB CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT WAS SUPPLIED BY MSB. ALL INFORMATION REGARDING HUBCO CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT WAS SUPPLIED BY HUBCO.



         THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC") OR ANY OTHER GOVERNMENTAL AGENCY.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN WHAT IS INCLUDED IN THIS DOCUMENT. IF SUCH INFORMATION OR REPRESENTATION IS GIVEN OR MADE, IT MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

         THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS DOCUMENT AT ANY TIME, NOR ANY DISTRIBUTION OF SHARES OF HUBCO STOCK, SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.



         THE DATE OF THIS PROXY STATEMENT-PROSPECTUS IS APRIL 10, 1998.

                                TABLE OF CONTENTS
                                                                            Page
AVAILABLE INFORMATION..........................................................4
INFORMATION INCORPORATED BY REFERENCE..........................................4
SUMMARY OF PROXY STATEMENT-PROSPECTUS..........................................6
         Overview..............................................................6
         The Meeting...........................................................7
         The Companies ........................................................7
         The Merger............................................................8
SELECTED CONSOLIDATED FINANCIAL DATA OF MSB...................................16
SELECTED CONSOLIDATED FINANCIAL DATA OF HUBCO.................................18
MARKET PRICE AND DIVIDEND MATTERS.............................................19
         Market Price and Dividend History....................................19
         Limitations on Dividends Under the Merger Agreement..................21
         Dividend Limitations on HUBCO........................................21
PRO FORMA FINANCIAL INFORMATION...............................................22
ACTUAL AND PRO FORMA PER SHARE DATA...........................................24
INTRODUCTION .................................................................26
CERTAIN INFORMATION REGARDING HUBCO ..........................................26
         General..............................................................26
         Recent Developments..................................................27
CERTAIN INFORMATION REGARDING MSB.............................................29
         General..............................................................29
THE MEETING ..................................................................29
         Purpose of the Meeting...............................................29
         Record Date; Voting Rights; Proxies..................................29
         Solicitation of Proxies..............................................30
         Quorum...............................................................30
         Required Vote........................................................31
THE PROPOSED MERGER...........................................................31
         General Description..................................................31
         Closing Date; Effective Time ........................................32
         Consideration; Median Pre-Closing Price .............................32
         Conversion of MSB Options............................................34
         Cash in Lieu of Fractional Shares ...................................34
         MSB Preferred Stock .................................................34
         Stock Option to HUBCO for MSB Shares.................................35
         Background of the Merger.............................................36
         MSB Board's Reasons for the Merger and Recommendation................38
         HUBCO's Reasons for the Merger.......................................40
         Interests of Certain Persons in the Merger ..........................40
         Opinion of MSB's Financial Advisor...................................44
         Resale Considerations with Respect to the HUBCO Stock................48
         Conditions to the Merger.............................................49
         Conduct of Business Pending the Merger...............................50
         Employee Benefits....................................................50
         Representations, Warranties and Covenants............................51
         Regulatory Approvals.................................................51
         Management and Operations After the Merger...........................52
         Exchange of Certificates, Issuance of New Options....................53
         Amendments; Termination .............................................53
         Accounting Treatment of the Merger...................................54
         Federal Income Tax Consequences .....................................54
         No Dissenters' Rights................................................55
         The Rights Agreement.................................................55
THE ADDITIONAL PROPOSAL.......................................................56
PRO FORMA FINANCIAL INFORMATION...............................................57
DESCRIPTION OF HUBCO CAPITAL STOCK............................................63
         General .............................................................63
         Description of HUBCO Common Stock....................................65
         Description of HUBCO Preferred Stock.................................66
COMPARISON OF THE RIGHTS OF STOCKHOLDERS OF MSB AND HUBCO.....................67
         General .............................................................67
         Voting Requirements..................................................67
         Removal of Directors; Number of Directors............................67
         Preferred Stock......................................................68
         Classified Board of Directors .......................................68
         Rights of Dissenting Stockholders....................................68
         Inspection Rights....................................................69
         Shareholder Consent to Corporate Action..............................69
         Dividends ...........................................................69
         By-laws..............................................................70
         Shareholder Protection Legislation...................................70
         Evaluation of Offers.................................................71
         Shareholder Rights Plan..............................................71
         Limitations of Liability of Directors or Officers....................72
         Indemnification of Directors and Officers............................73
         Preemptive Rights................................................... 73
STOCKHOLDER PROPOSALS.........................................................74
OTHER MATTERS.................................................................74
LEGAL OPINION.................................................................74
EXPERTS.......................................................................74

APPENDIX A  Agreement and Plan of Merger by and among HUBCO,
            MSB and MSB Bank.................................................A-1
APPENDIX B  Stock Option Agreement by and between HUBCO and MSB .............B-1
APPENDIX C  Fairness Opinion of Keefe, Bruyette & Woods, Inc.................C-1

                              AVAILABLE INFORMATION

         HUBCO, Inc. ("HUBCO") is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission" or the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (such as HUBCO). The address of the Commission's web site is http://www.sec.gov. In addition, HUBCO Common Stock is listed on The Nasdaq Stock Market, and certain material as to HUBCO can be inspected at the offices of the National Association of Securities Dealers, Inc. (the "NASD"), 1735 K Street, N.W., Washington, D.C. 20006.

         MSB Bancorp, Inc. ("MSB") is also subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by MSB can be obtained from the SEC in the same manner as HUBCO documents as set forth in the preceding paragraph. In addition, the common stock, par value $0.01 per share, of MSB ("MSB Common Stock") is listed on The American Stock Exchange (the "AMEX"), and certain material as to MSB can be inspected at the offices of the AMEX, 86 Trinity Place, New York, New York 10006-1881.

         HUBCO has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act")
(together with all amendments and supplements thereto, the "Registration Statement"), with respect to the securities being offered by this document (this "Proxy Statement-Prospectus," sometimes referred to as this "Proxy Statement"). As permitted by the rules and regulations of the Commission, this Proxy Statement-Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to HUBCO and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto.

         Statements contained in this Proxy Statement-Prospectus or in any document incorporated by reference herein, as to the contents of any document referred to herein or therein, are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.



         ALL INFORMATION REGARDING MSB CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT WAS SUPPLIED BY MSB. ALL INFORMATION REGARDING HUBCO CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT WAS SUPPLIED BY HUBCO.



                      INFORMATION INCORPORATED BY REFERENCE

         The following documents filed by HUBCO with the Commission are incorporated herein by reference:


         1. Annual Report on Form 10-K for the year ended December 31, 1997, filed on March 31, 1998.

         2. Current Reports on Form 8-K filed with the Commission on January 14, 1998, January 16, 1998, February 13, 1998, March 20, 1998,
             March 31, 1998 and April 2, 1998.

         3. Form 8-A dated September 16, 1996 filed by HUBCO to register its Common Stock pursuant to Section 12-(g) of the Exchange Act

         A copy of HUBCO's Annual Report to Stockholders for the year ended December 31, 1997 ("HUBCO's Annual Report") and HUBCO's Proxy Statement for its Annual Meeting dated March 24, 1998 ("HUBCO's Proxy Statement") are available free of charge, upon written or oral request as set forth hereinafter, to any holder, including any beneficial owner, of shares MSB Common Stock or shares of 8.75% Cumulative Convertible Preferred Stock, Series A, $.01 par value, of MSB ("MSB Preferred Stock" and, together with the MSB Common Stock, the "MSB Stock").

         The  following   documents   filed  by  MSB  with  the  Commission  are
incorporated herein by reference.

         1. Annual Report on Form 10-K for the year ended December 31, 1997, filed on March 31, 1998.

         2. Form 8-A dated September 16, 1996 filed by MSB to register its Common Stock pursuant to Section 12(b) of the Exchange Act



         All documents filed by HUBCO or MSB pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the earlier of (i) the date of the Special Meeting of Stockholders of MSB (the "Meeting") to which this Proxy Statement-Prospectus relates, or (ii) the termination of the Merger Agreement which is the subject of the Meeting, are hereby incorporated by reference into this Proxy Statement and shall be deemed a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.



         This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. These documents (not including the exhibits thereto, unless such exhibits are specifically incorporated by reference into the information incorporated herein) are available free of charge to any holder of MSB Stock, including any beneficial owner, upon written or oral request with respect to HUBCO materials, to the office of the HUBCO Corporate
Secretary, D. Lynn Van Borkulo-Nuzzo, Esq., HUBCO, Inc., 1000 MacArthur Boulevard, Mahwah, New Jersey 07430; telephone (201) 236-2641; and, with respect to MSB materials, to the office of the MSB Corporate Secretary, Karen DeLuca, MSB Bancorp, Inc., 35 Matthews Street, Goshen, New York 10924; telephone (914) 294-8100. Responses to any such request will be made within one business day by sending the requested documents by first class mail or other equally prompt means. In order to ensure timely delivery of the documents in advance of the Meeting, any request should be made by May 5, 1998.



         CONTAINED WITHIN AND INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT-PROSPECTUS ARE CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF HUBCO. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES:
(1) EXPECTED COST SAVINGS OR REVENUE ENHANCEMENTS FROM THE MERGER OR HUBCO'S OTHER ACQUISITIONS CANNOT BE REALIZED AS ANTICIPATED; (2) DEPOSIT ATTRITION, CUSTOMER LOSS OR REVENUE LOSS FOLLOWING THE MERGER OR HUBCO'S OTHER ACQUISITIONS IS GREATER THAN EXPECTED; (3) COMPETITIVE PRESSURE IN THE BANKING AND FINANCIAL SERVICES INDUSTRY INCREASES SIGNIFICANTLY; (4) CHANGES IN THE INTEREST RATE ENVIRONMENT; AND (5) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE STATES OF NEW JERSEY, NEW YORK OR CONNECTICUT, ARE LESS FAVORABLE THAN EXPECTED.

                      SUMMARY OF PROXY STATEMENT-PROSPECTUS

         The following is a summary of certain information regarding the matters to be considered at the Meeting. This summary is necessarily incomplete and is qualified by the more detailed information contained elsewhere in this Proxy Statement. MSB Stockholders should carefully read the entire Proxy Statement.

Overview


         The Board of Directors of MSB Bancorp, Inc. ("MSB") has called a Special Meeting of MSB stockholders (the "Meeting") to be held on Tuesday, May 12, 1998. The Meeting has been called to seek stockholder approval of an Agreement and Plan of Merger, dated December 15, 1997 (the "Merger Agreement"), by and among HUBCO, Inc. ("HUBCO"), MSB and MSB's principal subsidiary, MSB Bank. The Merger Agreement provides for MSB to be merged with HUBCO (the "Merger"), with HUBCO as the surviving corporation. HUBCO, a bank holding company incorporated in New Jersey, is the parent corporation of Hudson United Bank, a New Jersey-based bank ("HUB"), and Lafayette American Bank, a Connecticut-based bank ("Lafayette"). Prior to closing the Merger, HUBCO expects to complete its pending acquisition of Poughkeepsie Financial Corp. ("PFC") and PFC's subsidiary, Bank of the Hudson ("BTH"), a New York-based bank. HUBCO anticipates that BTH will serve as HUBCO's New York bank subsidiary and that MSB Bank will be merged into BTH following the Merger. A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement.

         Upon completion of the Merger, each share of common stock, par value $0.01 per share, of MSB ("MSB Common Stock"), other than Excluded Shares (as defined below), will be converted into a number of shares (the "Exchange Ratio") of common stock of HUBCO, no par value ("HUBCO Common Stock"). The Merger Agreement provides that the Exchange Ratio will equal $36.02 divided by the Median Pre-Closing Price of HUBCO Common Stock, provided that the Median Pre-Closing Price is between $34.97 and $37.13. ("Median Pre-Closing Price" will be determined by taking the price half-way between the closing prices left after discarding the four lowest and four highest closing prices of HUBCO Common Stock during the ten consecutive trading day period ending on (and including) the day the parties receive final federal bank regulatory approval for the Merger.) A "Minimum Exchange Ratio" of 0.97 will apply if the Median Pre-Closing Price is greater than $37.13 and a "Maximum Exchange Ratio" of 1.03 will apply if the Median Pre-Closing Price is less than $34.97. HUBCO will pay cash to MSB stockholders in lieu of issuing fractional shares of HUBCO Common Stock. The Exchange Ratio is subject to adjustments specified in the Merger Agreement and described more fully herein. "Excluded Shares" are those shares of MSB Common Stock which are (i) held by MSB as treasury shares, or (ii) held by HUBCO or any of its subsidiaries (other than shares held as trustee or in a fiduciary capacity and shares held as collateral on or in lieu of a debt previously contracted).



         HUBCO currently holds all the outstanding shares of 8.75% Cumulative Convertible Preferred Stock, Series A, $.01 par value, of MSB ("MSB Preferred Stock", and together with MSB Common Stock, "MSB Stock"). All MSB Preferred Stock held by HUBCO will be cancelled in the Merger. While HUBCO does not currently anticipate transferring any of the MSB Preferred Stock, if it were to do so, the transferred shares (with certain limited exceptions) would be converted in the Merger into shares of a newly created series of HUBCO preferred stock having terms substantially identical to the MSB Preferred Stock (the "New HUBCO Preferred Stock" and, together with the HUBCO Common Stock, the "HUBCO Stock").

         At the Meeting, holders of MSB Common Stock will be asked to approve and adopt the Merger Agreement and to approve a proposal (the "Additional Proposal") to give the MSB Board of Directors discretion to vote upon other matters that may properly be brought before the Meeting and any adjournment or postponement thereof, including a motion to adjourn the Meeting in order to solicit additional proxies if there are insufficient votes at the time of the Meeting to constitute a quorum or approve the Merger Agreement.

         This document serves two purposes. It is the Proxy Statement being used by the MSB Board of Directors to solicit proxies for the Meeting, and it is the Prospectus of HUBCO regarding the HUBCO Stock to be issued if the Merger is completed. Therefore, this document is sometimes referred to as either the "Proxy Statement-Prospectus" or the "Proxy Statement."

The Meeting


         The Meeting will be held on Tuesday, May 12, 1998 at 10:00 a.m., at the South Street office of MSB Bank, 4 South Street, Middletown, New York 10940. At the Meeting, holders of MSB Common Stock will be asked to approve and adopt the Merger Agreement and to approve the Additional Proposal.

         Record holders of MSB Common Stock at the close of business on March 26, 1998 (the "Record Date") are entitled to vote at the Meeting. As provided in MSB's Certificate of Incorporation, record owners of MSB Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit. Holders of a majority of the outstanding shares of MSB Common Stock entitled to vote at the Meeting (after giving effect to the Limit) must be present or represented by proxy at the Meeting for a quorum. The affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of MSB Common Stock entitled to vote at the Meeting (after giving effect to the Limit) is required in order to approve and adopt the Merger Agreement. The affirmative vote of the holders of a majority of the votes cast affirmatively or negatively is required in order to approve and adopt the Additional Proposal. As of the Record Date, there were 2,844,153 outstanding shares of MSB Common Stock held by approximately 591 holders of record. The directors of MSB as a group have voting control over 128,685 of these shares (4.52%) and have agreed to vote them in favor of the Merger Agreement. In addition, HUBCO has voting control over 54,200 of these shares (1.9%) and the non-director executive officers of MSB as a group have voting control over 27,798 of these shares (0.98%), all of which shares MSB expects will be voted in favor of the Merger Agreement and the Additional Proposal.



         The MSB Board of Directors has unanimously approved the Merger Agreement and unanimously recommends that holders of MSB Common Stock vote FOR the Merger Agreement and FOR the Additional Proposal.

The Companies

         HUBCO


         HUBCO is a bank holding company whose principal operating subsidiaries are HUB and Lafayette. HUBCO's corporate headquarters is located at 1000 MacArthur Boulevard, Mahwah, New Jersey 07430, and its telephone number is (201) 236-2600. HUB's corporate headquarters is located at 3100 Bergenline Avenue, Union City, New Jersey 07084. Lafayette's corporate headquarters is located at 1000 Lafayette Boulevard, Bridgeport, Connecticut 06604. Prior to closing the Merger, HUBCO expects to complete its pending acquisition of Poughkeepsie Financial Corp. ("PFC") and PFC's subsidiary, Bank of the Hudson ("BTH"), a New York-based bank which had 16 branches and $875 million in assets as of December 31, 1997. HUBCO anticipates that BTH will serve as HUBCO's New York bank subsidiary and that MSB Bank will be merged into BTH following the Merger. BTH is currently a federally-chartered savings bank and HUBCO anticipates converting BTH into a state-chartered commercial bank at some point in the future.

         HUB is a full-service commercial bank which primarily serves small and mid-sized businesses and consumers through 57 branches in Northern New Jersey. Lafayette is a full-service commercial bank which serves small-to-medium-sized business firms as well as individuals through 27 banking offices located mainly in Fairfield and New Haven counties in Connecticut. As of December 31, 1997, HUBCO had consolidated assets of $3.046 billion, consolidated deposits of $2.314 billion and consolidated stockholders' equity of $186.1 million. Based on assets as of December 31, 1997, HUBCO was the third largest commercial banking company headquartered in New Jersey.

         HUBCO's strategy is to enhance profitability and build market share through both internal growth and acquisitions. In addition to the Merger and its pending acquisitions of PFC and BTH, HUBCO has entered into definitive agreements to acquire other financial institutions. See "CERTAIN INFORMATION REGARDING HUBCO -- Recent Developments. Assuming consummation of the Merger and all other acquisitions pending as of the date of this Proxy Statement, HUBCO will have made twenty-five acquisitions since 1990, and HUBCO will have added over 120 branches and over $5 billion in assets through acquisitions this decade. HUBCO expects to continue its acquisition strategy.

         MSB

         MSB is a registered savings and loan holding company, and conducts its business through its wholly owned subsidiary, MSB Bank. The principal executive offices of MSB and MSB Bank are located at 35 Matthews Street, Goshen, New York 10924. MSB's and MSB Bank's telephone number is (914) 294-8100. As of December 31, 1997, MSB had total assets of $765.4 million, deposits of $673.4 million and total stockholders' equity of $74.8 million.


         MSB Bank was organized in 1869 as a New York state-chartered mutual savings bank. In 1992, MSB Bank converted from mutual to stock form, and organized MSB as its holding company.

         On October 27, 1995, MSB Bank converted from a New York state-chartered savings bank to a federal savings bank in order to facilitate the bank's acquisition of certain assets and liabilities associated with seven branches of First Nationwide Bank, a Federal Savings Bank ("First Nationwide"), as well as future expansion. At the same time, the bank changed its name from Middletown Savings Bank to MSB Bank. As a consequence of the conversion of MSB Bank to a federal savings bank, MSB became a savings and loan holding company subject to the regulation, examination and supervision of the Office of Thrift Supervision (the "OTS"). Prior to the conversion of MSB Bank to a federal savings bank, MSB was a bank holding company subject to the regulation, examination and supervision of the Federal Reserve Board (the "FRB").


         MSB Bank provides a broad range of banking services from its main office, which is located in Goshen, New York, and from 15 additional branches in Orange, Putnam and Sullivan counties. As of December 31, 1997, MSB Bank was the largest financial institution headquartered in Orange County, New York, based on assets. Its principal business is attracting and retaining deposits from the general public and investing those deposits, together with funds generated from operations, primarily in loans secured by owner-occupied one- to four-family, primary residence properties, and short and medium-term investment grade debt securities. MSB Bank's primary mortgage lending base extends throughout Orange, Sullivan, Putnam, Dutchess and Ulster Counties in New York, Pike County in Pennsylvania and Sussex County, New Jersey.


         The principal business of MSB is directing, planning and coordinating the business activities of MSB Bank, and the financial condition and results of operations of MSB are primarily dependent upon the operations of MSB Bank. MSB also invests in securities, consisting primarily of U.S. Government and federal agency securities, federal funds and investment grade corporate notes. MSB also organized a wholly-owned subsidiary corporation, MSB Travel, in January 1996, to offer travel services to MSB Bank's customers.

The Merger

         Description of the Merger; Closing Date; Effective Time

         In the Merger, MSB will be merged with and into HUBCO, with HUBCO as the surviving entity. A closing under the Merger Agreement (the "Closing") will occur on a date (the "Closing Date") to be determined by HUBCO and set forth in a notice (the "Closing Notice") to MSB. The Closing Date specified by HUBCO must be at least five business days after the date of the Closing Notice, but no less than seven and no more than ten business days after the satisfaction or waiver of the conditions to consummation of the Merger (other than the delivery of documents to be delivered at the Closing). The Closing may also be set for another day mutually agreed to by HUBCO and MSB. HUBCO and MSB currently anticipate closing in the second quarter of 1998. Simultaneous with or immediately following the Closing, HUBCO and MSB will file Certificates of Merger with the Secretary of State of the State of New Jersey and with the Secretary of State of the State of Delaware. The Merger will become effective at a date and time following the Closing which HUBCO and MSB will specify in the Certificates of Merger (the "Effective Time"). If no Effective Time is specified in the Certificates of Merger, the Effective Time will be the time at which the later of the two Certificates of Merger are filed. HUBCO and MSB currently anticipate that the Effective Time will be the close of business on the Closing Date. The exact Closing Date and Effective Time are dependent upon satisfaction of all conditions precedent, some of which are not under the control of HUBCO or MSB.

         Consideration; Median Pre-Closing Price


         Upon completion of the Merger, each share of MSB Common Stock (other than Excluded Shares) will be converted into a number of shares (the "Exchange Ratio") of HUBCO Common Stock. The Merger Agreement provides that the Exchange Ratio will equal $36.02 divided by the Median Pre-Closing Price of HUBCO Common Stock, provided that the Median Pre-Closing Price is between $34.97 and $37.13. The "Median Pre-Closing Price" will be determined by taking the price half-way between the closing prices left after discarding the four lowest and four highest closing prices in the ten consecutive trading day period which ends on (and includes) the day the parties receive final federal bank regulatory approval for the Merger. A Minimum Exchange Ratio of 0.97 will apply if the Median Pre-Closing Price is greater than $37.13, and a Maximum Exchange Ratio of
1.03 will apply if the Median Pre-Closing Price is less than $34.97. The Exchange Ratio is subject to adjustments specified in the Merger Agreement to prevent dilution in the event of any stock split, reclassification or other similar event. Also, if the Median Pre-Closing Price is less than $27.00, MSB will have certain rights to terminate the Merger Agreement unless HUBCO agrees to increase the Exchange Ratio to $27.81 (i.e., $27.00 multiplied by the 1.03 Maximum Exchange Ratio), divided by the Median Pre-Closing Price.


         The  calculation  of the  Exchange  Ratio  called  for  by  the  Merger
Agreement was intended by HUBCO and MSB to result in stockholders of MSB receiving in the Merger HUBCO Common Stock with a value of $36.02 for each share of MSB Common Stock, provided that the Median Pre-Closing Price is between $34.97 and $37.13. However, because of the Minimum Exchange Ratio and Maximum Exchange Ratio, and because the price of HUBCO Common Stock at the Effective Time may not be the same as the Median Pre-Closing Price, MSB stockholders are not assured of receiving any specific market value of HUBCO Common Stock. The price of HUBCO Common Stock at the Effective Time may be higher or lower than the Median Pre-Closing Price, and may be higher or lower than the market price at the time of entering into the Merger Agreement, the time of mailing this Proxy Statement or at the time of the Meeting. MSB STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE HUBCO COMMON STOCK AND THE MSB COMMON STOCK.

         Cash in Lieu of Fractional Shares

         No fractional shares of HUBCO Common Stock will be issued in exchange for MSB Common Stock. Instead, holders of MSB Common Stock will receive from HUBCO cash equal to their fractional share interest multiplied by the Median Pre-Closing Price of HUBCO Common Stock, without interest. All shares of HUBCO Common Stock to be issued to a holder of MSB Common Stock will be aggregated to constitute as many whole shares as possible before determining the person's fractional share interest.

         Conversion of MSB Options

         Pursuant to the Merger Agreement, holders ("Optionees") of options outstanding at the Effective Time to purchase shares of MSB Common Stock ("MSB Options") will be given the election to have their MSB Options converted at the Effective Time into either HUBCO Common Stock or into options to purchase HUBCO Common Stock ("New HUBCO Options"), in accordance with the formulas set forth below. Optionees may elect to have some of their MSB Options convert into HUBCO Common Stock and some convert into New HUBCO Options, or they may elect to have all of their MSB Options convert into one or the other. MSB Options to be converted into HUBCO Common Stock are referred to in this Proxy Statement as "Converting Stock Options," and MSB Options to be converted into New HUBCO Options are referred to in this Proxy Statement as "Continuing Stock Options."

         At the Effective Time, each Converting Stock Option will be assigned a value (the "Option Value") equal to (i) the Median Pre-Closing Price of HUBCO Common Stock multiplied by the Exchange Ratio, minus (ii) the stated exercise price for the MSB Option. The holder of the Converting Stock Option will be entitled to receive a number of shares of HUBCO Common Stock equal to the aggregate Option Value for all of such holder's Converting Stock Options, divided by the Median Pre-Closing Price. HUBCO will pay cash in lieu of issuing fractional shares of HUBCO Common Stock, based upon the Median Pre-Closing Price.

         At the Effective Time, each Continuing Stock Option will be converted into a New HUBCO Option, in which (i) the right to purchase shares of MSB Common Stock pursuant to the Continuing Stock Option will be converted into the right to purchase that same number of shares of HUBCO Common Stock multiplied by the Exchange Ratio, (ii) the option exercise price per share of HUBCO Common Stock will be the previous option exercise price per share of MSB Common Stock, divided by the Exchange Ratio, and (iii) in all other material respects the option will be subject to the same terms and conditions as governed the Continuing Stock Option on which it was based.

         MSB Preferred Stock

         HUBCO currently holds all the outstanding shares of MSB Preferred Stock. Shares of MSB Preferred Stock held by HUBCO will be cancelled upon consummation of the Merger. If HUBCO transfers any MSB Preferred Stock prior to consummation of the Merger, such shares (with certain limited exceptions) will be converted in the Merger into shares of New HUBCO Preferred Stock having terms substantially identical to those of the MSB Preferred Stock.

         No Dissenters' Rights of Appraisal

         Under the Delaware General Corporation Law (the "DGCL"), holders of MSB Common Stock are not entitled to dissenters' rights of appraisal in connection with the Merger. As holder of all the MSB Preferred Stock as of the Record Date, HUBCO has certain dissenters' rights, but it will not exercise those rights.

         Certain Federal Income Tax Consequences

         HUBCO's and MSB's obligations to consummate the Merger are conditioned upon, among other things, the receipt of an opinion of counsel to HUBCO and an opinion of counsel to MSB to the effect that the Merger will qualify as a tax-free reorganization as defined in Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). While HUBCO and MSB each has the contractual right to waive this condition to closing, neither will do so.

         Accounting Treatment of the Merger

         The Merger is expected to be accounted for as a pooling of interests for financial reporting purposes, and each party's obligation to consummate the Merger is conditioned upon HUBCO's receipt of assurances from its independent accountants that the Merger will be so treated. Under the pooling-of-interests method of accounting, MSB's historical basis of assets, liabilities and stockholders' equity will be retained by HUBCO as the surviving entity, and the combined entity's consolidated financial statements will be restated retroactively to reflect the combined financial condition, results of operations and cash flows as if HUBCO and MSB had been combined for all periods presented.

         Required Regulatory Approvals

         Consummation of the Merger is subject to prior receipt of approval of the Merger by the FRB and the OTS. Applications for FRB and OTS approval have been filed, and HUBCO and MSB anticipate receiving such approvals. However, there can be no assurance that the approvals will be granted, that they will be granted on a timely basis, or that they will be granted without conditions unacceptable to HUBCO or MSB.

         Conditions to the Merger

         There are a number of conditions to completion of the Merger, including receipt of bank regulatory approval; approval of the Merger Agreement by the MSB stockholders; an opinion of Pitney, Hardin, Kipp & Szuch, counsel to HUBCO, and an opinion of Thacher Proffitt & Wood, counsel to MSB, that the Merger will result in a tax-free reorganization; assurances to HUBCO from its independent accountants that the Merger will be accounted for as a pooling of interests; and certain other conditions usual and customary in transactions similar to the Merger.

         Exchange of Certificates

         Promptly after the Effective Time, the Exchange Agent for HUBCO, will send MSB stockholders letters of transmittal and instructions for exchanging their stock certificates for certificates representing HUBCO Stock. Holders of MSB Stock should not send in their stock certificates until they receive instructions from the Exchange Agent.

         Termination Rights

         The Merger Agreement may be terminated by either MSB or HUBCO if, among other reasons, the Effective Time has not occurred by June 30, 1998 other than due to failure of the terminating party to perform its obligations under the Merger Agreement. The Merger Agreement may be terminated by MSB if MSB's Board of Directors approves another acquisition transaction after determining, upon advice of counsel, that approval is necessary in the exercise of its fiduciary obligations under applicable laws. In addition, MSB may terminate the Merger Agreement if the Median Pre-Closing Price of HUBCO Common Stock is less than $27.00 which, given the Maximum Exchange Ratio, would result in shares of MSB Common Stock being converted into HUBCO Common Stock with a value of less than $27.81 (i.e., $27.00 multiplied by the 1.03 Maximum Exchange Ratio). However, if MSB exercises this termination right, HUBCO can choose to override the termination by increasing the Exchange Ratio to $27.81 divided by the Median Pre-Closing Price.

         Fairness Opinion


         Keefe, Bruyette & Woods, Inc. ("KBW") has rendered its oral opinion as of December 10, 1997, and its written opinion, dated April 10, 1998, to the Board of Directors of MSB, that, as of the respective dates of such opinions and subject to the assumptions set forth therein, the Exchange Ratio is fair to the holders of MSB Common Stock from a financial point of view. For information concerning the matters reviewed, assumptions made and factors considered by KBW, see "THE PROPOSED MERGER -- Opinion of MSB's Financial Advisor" and Appendix C to this Proxy Statement, which sets forth a copy of KBW's written fairness opinion. Holders of MSB Common Stock are urged to, and should, read such opinion in its entirety.


         No Solicitation by MSB of Alternative Transactions

         Pursuant to the Merger Agreement, MSB has agreed that it will not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person other than HUBCO concerning any merger or similar acquisition transactions involving MSB or MSB Bank (an "Acquisition Transaction"), except that MSB may enter into discussions or negotiations or provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of MSB, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such action should be so taken. This restriction, along with the Stock Option Agreement described in the following paragraph, may be considered a deterrent to other potential acquisitions of control of MSB.

         Stock Option to HUBCO for MSB Shares

         HUBCO and MSB entered into a Stock Option Agreement dated as of December 15, 1997 (the "Stock Option Agreement") in connection with the negotiation by HUBCO and MSB of the Merger Agreement. Pursuant to the Stock Option Agreement, MSB has granted to HUBCO an option (the "Option"), exercisable only under certain limited and specifically defined circumstances (none of which has occurred as of the date hereof), to purchase up to 600,000 authorized but unissued shares of MSB Common Stock, representing upon issuance approximately 17.4% of the shares of MSB Common Stock, for an exercise price of $29.00 per share. HUBCO does not have any voting rights with respect to the shares of MSB Common Stock subject to the Option prior to exercise of the Option. Acquisitions of MSB Common Stock pursuant to exercise of the option would be subject to prior regulatory approval under certain circumstances.

         The Stock Option Agreement is attached to this Proxy Statement as Appendix B hereto. If certain specifically enumerated "Triggering Events" occur and the Merger is not consummated, HUBCO would recognize a gain on the sale of the shares of MSB Common Stock received pursuant to the exercise of the Option if such shares of MSB Common Stock were sold at prices exceeding $29.00 per share. The ability of HUBCO to exercise the Option and to cause up to an additional 600,000 shares of MSB Common Stock to be issued may be considered a deterrent to other potential acquisitions of control of MSB, even if such potential acquiror were prepared to pay a higher price per share for MSB Common Stock, as it is likely to increase the cost of an acquisition of all of the shares of MSB Common Stock which would then be outstanding. The exercise of the option by HUBCO may also make pooling-of-interests accounting treatment unavailable to a subsequent acquiror.

         MSB Rights Agreement


         On September 16, 1994, MSB adopted a Rights Agreement (as amended, the "Rights Agreement"), pursuant to which holders of MSB Common Stock received a dividend of one preferred share purchase right (a "Right") for each share of MSB Common Stock outstanding at the close of business on October 7, 1994. Each Right represents the right to purchase one one-hundredth interest in a new series of preferred stock of MSB under certain circumstances (generally, upon the acquisition by an "acquiring person" (as defined in the Rights Agreement) of beneficial ownership of 10% or more of the outstanding shares of MSB Common Stock). In connection with the execution and delivery of the Merger Agreement, MSB amended the Rights Agreement to provide that, for purposes of determining whether HUBCO (as well as its affiliates) is an acquiring person under the Rights Agreement, HUBCO shall not be deemed to be a beneficial owner, as defined in the Rights Agreement, or to beneficially own any securities as a result of the transactions contemplated by the Merger Agreement and the Stock Option Agreement. Pursuant to the Merger Agreement, MSB has redeemed all outstanding Rights as of March 20, 1998.



         Interests of Certain Persons in the Merger

         Certain directors, officers and executives of MSB and its affiliates are the holders of stock options to acquire shares of MSB Common Stock. Pursuant to the Merger Agreement, the Optionees will have the right to elect to convert all or a portion of their MSB Options into HUBCO Common Stock or options to purchase HUBCO Common Stock.

         The Merger Agreement provides that HUBCO will cause one director selected by MSB (who may be William C. Myers, the Chairman of the Board and the Chief Executive Officer of MSB and MSB Bank) and acceptable to HUBCO to be appointed at the Effective Time to the HUBCO Board of Directors. In addition, HUBCO has agreed to ask all of the current directors of MSB Bank to serve as directors of HUBCO's New York banking subsidiary. These directors would receive substantially the same fees and have substantially the same duties as directors of other bank subsidiaries of HUBCO.

         Mr. Myers will be appointed at the Effective Time as Vice Chairman of the Board of Directors of HUBCO's New York banking subsidiary and President of the Southern Region of the New York banking subsidiary. Immediately after the Effective Time, HUBCO will enter into an employment agreement with Mr. Myers for a one-year term, providing a base annual salary of $200,000, a guaranteed bonus of $100,000, coverage for the benefits provided by HUBCO to similarly situated executives and officers and a lump sum payment of $800,000, payable in two equal installments, as consideration for two-year non-competition and non-solicitation covenants from Mr. Myers. The agreement will also contain other required provisions as well as such other terms and conditions as may be mutually agreed upon by the parties.

         Mr. Myers is a party to an employment agreement with MSB (as amended through October 31, 1997), which provides, among other things, that upon a "change of control" of MSB or MSB Bank (which would include the Merger) he would be entitled to receive a lump sum payment determined in accordance with his agreement. The agreement also contains a provision (a "gross-up provision") under which, in the event the present value of the total payments to be made to Mr. Myers upon a change of control of MSB or MSB Bank constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986 (the "Code") that would trigger the payment of excise taxes under Section 4999 of the Code, MSB will indemnify Mr. Myers for the amount of the excise taxes and the amount of any income and employment tax liability that would be triggered as a result of such indemnification. MSB and Mr. Myers have agreed to amend Mr. Myers' current employment agreement effective as of the Closing to reduce his pay-out under the agreement so that it would not constitute an "excess parachute payment" under Section 280G of the Code (and therefore the gross-up provision would not be triggered). Assuming a change of control occurred on March 31, 1998, Mr. Myers would receive payments, including the value of any non-cash benefits, having a present value of approximately $561,000 under his agreement.

         Gill Mackay, Executive Vice President and Chief Operating Officer of MSB and MSB Bank, and Anthony J. Fabiano, Senior Vice President and Chief
Financial Officer of MSB and MSB Bank, are each parties to an employment agreement with MSB (as amended through October 31, 1997), which provides, among other things, that upon a "change of control" of MSB or MSB Bank (which would include the Merger) each executive would be entitled to receive a lump sum payment in accordance with the terms of his agreement. Each agreement also contains a gross-up provision. Assuming a change of control occurred on March 31, 1998, the present value of the payment, including the value of any non-cash benefits, to be payable to Mr. Mackay and Mr. Fabiano would be approximately $999,000 and $779,000, respectively.


         Mary Ellen Rogulski, Vice President -- Commercial Lending of MSB Bank, Karen DeLuca, Corporate Secretary of MSB Bank, Frances C. Reilly, Vice President -- Loan Operations of MSB Bank, Frances J. Fogg, Vice President -- Lending of MSB Bank, Steven R. Gleason, President, MSB Financial Services, and Catherine Terwilliger, Vice-President -- Finance and Controller of MSB Bank are each parties to special termination agreements with MSB Bank which provide that if, at any time within the three year term of the agreement that commences following a "change of control" of MSB and MSB Bank (which would include the Merger), the executive's employment is terminated without cause or the executive resigns for good reason (as defined in the agreements), the executive would be entitled to receive a lump sum severance payment equal to twice the executive's then current annual base salary and additional employee benefit contributions and coverages. The agreements also provide for automatic reductions in the event the distributions to be made under the agreements would otherwise constitute "excess parachute payments" under Section 280G of the Code. Assuming a change of control and termination occurred on March 31, 1998, Ms. Rogulski, Ms. DeLuca, Ms. Reilly, Mr. Fogg, Mr. Gleason and Ms. Terwilliger would each receive a severance payment, including the value of non-cash benefits, of approximately $194,000, $111,000, $170,000, $170,000, $206,000 and $159,000, respectively. Except in the case of Ms. Rogulski, the amounts shown are net of the withholding by MSB of the 20% federal excise tax payable with respect to these amounts; no such excise tax is expected to be applicable to the amount to be paid to Ms. Rogulski under her special termination agreement. Any "excess parachute payments" made to these five officers would not be deductible compensation expenses for MSB or MSB Bank.



         Severance payments will be provided to eligible participants in the MSB Bank Employee Severance Compensation Plan ("Severance Plan") whose employment is terminated within one year following the "change of control" of MSB and MSB Bank (which would include the Merger). The Severance Plan provides for an eligible participant to receive a severance payment equal to the product of 1/12 of the participant's annual compensation multiplied by the number of his or her whole years of service, up to a maximum of twenty-four (24) years. An employee of MSB or its affiliates who has completed seven years of service or any officer of MSB or its affiliates, other than any employee or officer covered by an employment or special termination agreement providing severance benefits, would be eligible to participate in the Severance Plan. The dollar amount of the severance expected to be paid under the Severance Plan following the Merger cannot be quantified with any certainty at this time. Severance will also be payable to certain eligible persons who are not participants in the Severance Plan under the current severance policy of MSB, as applicable.

         The Retirement Plan For Board Members of MSB Bancorp, Inc., as amended through October 31, 1997 (the "Retirement Plan"), has been terminated effective as of December 31, 1997. As soon as practicable, each outside director participating in the Retirement Plan will receive the benefit that has accrued for him or her under the Retirement Plan through the purchase of an annuity or a lump sum distribution. Each director's accrued benefit will be determined as if a "change of control" of MSB or MSB Bank (as defined in the Plan) occurred effective as of December 31, 1997 entitling each director to three additional years of age and credited service for benefit accrual purposes. Payments under the Retirement Plan will be made whether or not the Merger is consummated. The estimated annual benefit payable to a participant upon retirement at or after age 65 based on the $29,400 annual retainer currently in effect for directors of MSB and assuming 10 years of service would be approximately $29,400 per year. As a result of the termination of the Retirement Plan, MSB accrued $2.8 million in the fourth quarter of 1997 for benefits payable to Board Members.

         In addition to the foregoing, the Merger Agreement requires HUBCO to indemnify, for a period of six years after the Effective Time, each director, officer, employee or agent of MSB or MSB Bank or any person who serves or has served at the request of MSB or MSB Bank in any capacity with any other person to the fullest extent which MSB or MSB Bank would have been permitted under applicable law and their respective Certificates of Incorporation and By-laws had the Merger not occurred, with respect to any claims made against such person because he or she is or was serving in such capacity. The Merger Agreement also requires HUBCO to provide MSB's and MSB Bank's officers and directors with directors' and officers' liability insurance for at least six years after the Effective Time.

         For further details regarding the foregoing, see "THE PROPOSED MERGER - Interests of Certain Persons in the Merger."

         Differences in Stockholders' Rights


         MSB is a business corporation incorporated under the DGCL, and HUBCO is a business corporation incorporated under the New Jersey Business Corporation Act (the "NJBCA"). The rights of MSB stockholders are currently governed by the DGCL and MSB's certificate of incorporation and by-laws. At the Effective Time, each MSB stockholder will become a shareholder of HUBCO. The rights of HUBCO stockholders are governed by the NJBCA and HUBCO's certificate of incorporation and by-laws. The DGCL and the NJBCA, and the rights of stockholders thereunder, differ with respect to voting requirements and various other matters. See "COMPARISON OF THE RIGHTS OF STOCKHOLDERS OF MSB AND HUBCO."

                      SELECTED CONSOLIDATED FINANCIAL DATA


         The following tables set forth selected historical consolidated financial information (audited and unaudited) for both HUBCO and MSB for the five years ended December 31, 1997. The tables have been derived from, and should be read in conjunction with, the historical financial statements of HUBCO and MSB, including the related notes thereto, incorporated by reference in this Proxy Statement-Prospectus. See "INFORMATION INCORPORATED BY REFERENCE."

         The selected data presented below under the caption "SELECTED CONSOLIDATED FINANCIAL DATA OF MSB" for the years ended December 31, 1997 and 1996 are derived from the consolidated financial statements of MSB Bancorp, Inc. and Subsidiaries, which financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The selected data presented below for each of the years in the two year period ended December 31, 1995 and for the year ended September 30, 1993 and the "Balance Sheet Summary" at December 31, 1993 are derived from financial statements that have been audited by Nugent & Haeussler P.C., MSB's independent certified public accounts for those periods. All other information contained in the "SELECTED CONSOLIDATED FINANCIAL DATA OF MSB" is unaudited.


                                        SELECTED CONSOLIDATED FINANCIAL DATA OF MSB

                                                                                                     At or for the    At or for the
                                                  At or for the Year Ended December 31,            12 months Ended   12 months Ended
                                                                                                     December 31      September 30
                                        -----------------------------------------------------------  -----------      ------------
                                             1997            1996           1995           1994            1993(1)       1993
                                                        (Dollars in thousands, except for per share amounts)
EARNINGS SUMMARY:
Interest income                        $     53,164     $   54,350     $   29,151     $    24,514    $    25,403    $    26,215
Interest expense                             28,680         30,793         15,183          10,772         11,281         11,902
                                      --------------   ------------   ------------    ------------   ------------   ------------
Net interest income                          24,484         23,557         13,968          13,742         14,122         14,313
Provision for possible loan losses            1,565          1,400            483             119            355            527
                                      --------------   ------------   ------------    ------------   ------------   ------------

Net interest income after
 provision for possible loan losses          22,919         22,157         13,485          13,623         13,767         13,786
Other income                                  4,738          4,027          2,168           1,753          3,739          4,314
Other expenses (3)                           23,854         23,369         11,670          13,720         12,698         12,876
                                      --------------   ------------   ------------    ------------   ------------   ------------
Income before income taxes                    3,803          2,815          3,983           1,656          4,808          5,224
Income tax provision                          1,522          1,104          1,622             626          2,165          2,312
                                      -------------- ------------   ------------    ------------   ------------   ------------
Income before cumulative effect of
 accounting change                            2,281          1,711          2,361           1,030          2,643          2,912
Cumulative effect of accounting
 changes (2)                                     --             --             --             117             --            483
                                      ==============   ============   ============    ============   ============   ============
Net income                             $      2,281     $    1,711     $    2,361           1,147    $     2,643    $     3,395
                                      ==============   ============   ============    ============   ============   ============

SHARE DATA:
Weighted average shares
 outstanding-basic (in thousands)             2,838          2,780          1,616           1,633          1,728          1,757
Basic earnings per share (3)           $       0.40     $     0.22     $     1.46     $      0.70    $      1.53    $      1.93
Diluted earnings per share (3)                 0.40           0.22           1.42            0.68           1.48           1.88
Cash dividend per common share                 0.60           0.60           0.60            0.46           0.30           0.20

BALANCE SHEET SUMMARY:
Securities held to maturity            $         --     $       --     $       --          31,908    $   143,448    $   162,699
Securities available for sale               279,762        374,113        125,355          96,388         40,552         31,591
Loans                                       391,429        338,491        280,512         231,075        182,712        172,270
Total assets                                765,367        820,916        454,126         405,928        409,429        417,332
Deposits                                    673,432        736,161        388,944         354,920        356,931        359,703
Stockholders' equity                         74,776         70,790         43,996          39,624         43,430         44,055

PERFORMANCE RATIOS:
Return on average assets (3)                   0.29  %        0.21 %         0.54 %          0.28 %         0.64 %         0.82 %
Return on average equity (3)                   3.11  %        2.42 %         5.62 %          2.75 %         6.05 %         7.82 %
Dividend payout                              150.00  %      272.73 %        43.17 %         69.70 %        20.98 %        10.93 %
Average equity to average assets               9.23  %        8.48 %         9.52 %         10.26 %        10.58 %        10.44 %
Net interest margin                            3.37  %        3.07 %         3.35 %          3.58 %         3.65 %         3.67 %

ASSET QUALITY RATIOS:
Allowance for possible loan
 losses to net loans                           0.72  %        0.58 %         0.59 %          0.63 %         0.80 %         0.83 %
Allowance for possible loan losses
 to non-performing loans                      80.48  %       41.05 %        56.03 %         82.62 %       126.60 %       146.93 %
Non-performing loans to
 total loans                                   0.89  %        1.40 %         1.05 %          0.76 %         0.63 %         0.56 %
Non-performing assets to total loans,
 plus other real estate owned                  1.50  %        1.67 %         1.33 %          1.06 %         1.32 %         1.35 %
Net charge-offs to average loans               0.20  %        0.36 %         0.11 %          0.06 %         0.16 %         0.18 %


(1) In July 1993, MSB changed its fiscal year-end from September 30, to December
31. The three months ended December 31, 1993 represented a transition period. MSB's 1994 fiscal year began on January 1, 1994. For purposes of comparing the results of operations for fiscal 1994, MSB believes it is meaningful to use the 12 months ended December 31, 1993 (unaudited) as the basis for that comparison.

(2) Represents a change in the accounting for investment securities in 1994, income taxes in 1993 and post-retirement benefits in 1992.

(3) Includes $2.8 million in non-recurring expenses related to the termination of the Board Plan and $330,000 of merger related expenses in 1997, a $2.9 million pre-tax charge for Savings Association Insurance Fund ("SAIF") assessment in 1996 and a $1.6 million pre-tax charge for restructuring expenses in the fourth quarter of 1994.



                  SELECTED CONSOLIDATED FINANCIAL DATA OF HUBCO


                                                               At or for the Year Ended December 31,
                                             ---------------------------------------------------------------------------
                                                  1997           1996           1995           1994          1993
                                                        (Dollars in thousands, except for per share amounts)
EARNINGS SUMMARY:
Interest income                               $    218,041   $   204,182    $    203,651   $   170,929    $    149,528
Interest expense                                    77,797        72,828          70,440        53,126          50,771
                                              -------------  ------------   -------------  ------------   -------------
Net interest income                                140,244       131,354         133,211       117,803          98,757
Provision for possible loan losses                   7,327        12,295           9,515         9,309          31,917
                                              -------------  ------------   -------------  ------------   -------------

Net interest income after
    provision for possible loan losses             132,917       119,059         123,696       108,494          66,840
Other income                                        41,107        30,276          28,223        22,420          24,571
Other expenses                                      93,593       116,239         102,842        94,931          97,098
                                              -------------  ------------   -------------  ------------   -------------
Income (loss) before income taxes                   80,431        33,096          49,077        35,983          (5,687)
Income tax provision (benefit)                      31,117        11,599          14,512        12,595             321
                                              =============  ============   =============  ============   =============
Net income (loss)                             $     49,314    $   21,497    $     34,565   $    23,388    $     (6,008)
                                              =============  ============   =============  ============   =============

SHARE DATA:
Weighted common shares
     outstanding - basic (in thousands)             22,157        22,508          22,127        20,367          16,687
Basic earnings per share                      $       2.20    $     0.91    $       1.52   $      1.13    $      (0.36)
Diluted earnings per share                            2.10          0.88            1.43          1.02           (0.31)
Cash dividend per common share                        0.75          0.66            0.56          0.34            0.29

BALANCE SHEET SUMMARY:
Securities held to maturity                   $    227,570    $  280,914    $    294,057   $   715,509    $    599,587
Securities available for sale                      550,505       655,492         502,381       213,815         179,267
Loans                                            1,773,806     1,884,355       1,652,022     1,569,059       1,303,397
Total assets                                     3,046,505     3,115,687       2,778,416     2,770,667       2,322,713
Deposits                                         2,314,399     2,592,092       2,446,273     2,414,999       2,103,895
Stockholders' equity                               186,140       206,333         216,796       187,305         117,965

PERFORMANCE RATIOS:
Return on average assets                              1.66 %        0.76 %          1.27 %        0.91 %        (0.27)%
Return on average equity                             24.36 %       10.44 %         17.31 %       15.77 %        (5.01)%
Dividend payout                                      34.09 %       72.53 %         36.84 %       30.09 %           --
Average equity to average assets                      6.82 %        7.25 %          7.35 %        5.79 %          5.39 %
Net interest margin                                   5.20 %        5.05 %          5.34 %        5.03 %          4.75 %

ASSET QUALITY RATIOS:
Allowance for possible loan
     losses to total loans                            2.10 %        1.87 %          1.82 %        1.97 %          2.57 %
Allowance for possible loan losses
     to non-performing loans                           109 %         111 %           118 %          74 %            44 %
Non-performing loans to
     total loans                                      1.93 %        1.69 %          1.55 %        2.65 %          5.78 %
Non-performing assets to total
     loans, plus other real estate                    2.11 %        1.98 %          2.23 %        3.62 %          7.39 %
Net charge-offs to average loans                      0.44 %        0.69 %          0.66 %        1.28 %          1.84 %


                        MARKET PRICE AND DIVIDEND MATTERS

Market Price and Dividend History

HUBCO Common Stock is quoted on The Nasdaq Stock Market (formerly known as the "Nasdaq National Market System") under the symbol "HUBC", and MSB Common Stock is quoted on The American Stock Exchange (the "AMEX") under the symbol "MBB". The following tables set forth, for the periods indicated, the high and low closing prices per share of HUBCO Common Stock on The Nasdaq Stock Market and MSB Common Stock on the Composite Tape, in each case as reported the following business day in The Wall Street Journal, and quarterly dividends per share.

              All stock prices shown in the tables below have been rounded to the nearest cent. HUBCO's stock prices and dividends shown in the tables below have been adjusted for a HUBCO stock dividend payable on December 1, 1997 to stockholders of record on November 13, 1997 (the "1997 Stock Dividend") and a HUBCO stock dividend payable on November 15, 1996 to stockholders of record on November 4, 1996 (the "1996 Stock Dividend").


                                                                           Equivalent Pro Forma Market Price Per
                               Market                  Market                   Share of MSB Common Stock(1)
                          Price Per Share         Price Per Share             Maximum              Minimum
                              of HUBCO                 of MSB                 Exchange             Exchange
                            Common Stock            Common Stock              Ratio (1.03)         Ratio (0.97)
                          High        Low         High        Low         High        Low         High        Low
                        -------     -------    -------     -------     -------     -------     -------     -------
1996:
First Quarter........   $ 21.33     $ 18.32    $ 22.00     $ 17.00     $ 21.97     $ 18.87     $ 20.69     $ 17.77
Second Quarter.......   $ 20.50     $ 17.32    $ 18.25     $ 15.00     $ 21.12     $ 17.84     $ 19.89     $ 16.80
Third Quarter........   $ 20.39     $ 18.61    $ 17.50     $ 15.75     $ 21.00     $ 19.17     $ 19.78     $ 18.05
Fourth Quarter.......   $ 24.15     $ 19.56    $ 19.63     $ 15.50     $ 24.87     $ 20.15     $ 23.43     $ 18.97

1997:
First Quarter........   $ 25.85     $ 21.84    $ 20.50     $ 16.75     $ 26.63     $ 22.50     $ 25.08     $ 21.19
Second Quarter.......   $ 28.52     $ 21.12    $ 20.13     $ 16.38     $ 29.38     $ 21.75     $ 27.67     $ 20.48
Third Quarter........   $ 32.04     $ 26.94    $ 28.88     $ 19.88     $ 33.00     $ 27.75     $ 31.08     $ 26.13
Fourth Quarter......... $ 39.13     $ 30.94    $ 37.63     $ 27.25     $ 40.30     $ 31.87     $ 37.96     $ 30.01



1998:
First Quarter.........  $ 39.00     $ 33.25    $ 37.00     $ 32.50     $ 40.17     $ 34.25     $ 37.83     $ 32.25
Second Quarter
  (through 4/6/98)...   $ 37.44     $ 36.94    $ 35.69     $ 35.38     $ 38.56     $ 38.05     $ 36.32     $ 35.83



-------------

(1) Equivalent pro forma market price per share of MSB Common Stock represents the high and low closing prices per share of HUBCO Common Stock, multiplied by the Exchange Ratio. The Exchange Ratio is subject to customary anti-dilution adjustments specified in the Merger Agreement.


                                                                          Equivalent Pro Forma Dividends Per
                                HUBCO                  MSB                   Share of MSB Common Stock(1)
                            Common Stock           Common Stock             Maximum           Minimum
                              Dividends             Dividends               Exchange          Exchange
                              Per Share             Per Share               Ratio (1.03)      Ratio (0.97)
                              ---------             ---------               ------------      ------------
1996:
First Quarter.........         $ 0.160                $ 0.15                $ 0.165             $ 0.155
Second Quarter........         $ 0.160                $ 0.15                $ 0.165             $ 0.155
Third Quarter.........         $ 0.160                $ 0.15                $ 0.165             $ 0.155
Fourth Quarter........         $ 0.184                $ 0.15                $ 0.190             $ 0.179

1997:
First Quarter.........         $ 0.184                $ 0.15                $ 0.190             $ 0.179
Second Quarter........         $ 0.184                $ 0.15                $ 0.190             $ 0.179
Third Quarter.........         $ 0.184                $ 0.15                $ 0.190             $ 0.179
Fourth Quarter ......9         $ 0.200                $ 0.15                $ 0.206             $ 0.194



1998:
First Quarter.........         $ 0.200                $ 0.14                $ 0.206             $ 0.194
Second Quarter
  (through 4/6/98)....         $ 0.000                $ 0.00                $ 0.000             $ 0.000



----------------------

(1) Equivalent pro forma cash dividends per share of MSB Common Stock represents HUBCO historical dividend rates per share, multiplied by the Exchange Ratio, rounded to the nearest tenth of a cent. The current annualized dividend rate per share of HUBCO Common Stock, based upon the four most recently declared quarterly dividend rates of $.184 per share of HUBCO Common Stock payable on June 1 and September 1 and $.20 payable on December 1 and March 2, would be $0.768. On an equivalent pro forma basis, such current annualized HUBCO dividend per share of MSB Common Stock would be $0.791, based on the Maximum Exchange Ratio (1.03), or $0.745, based on the Minimum Exchange Ratio (0.97), in each case rounded to the nearest tenth of a cent. See "MARKET PRICE AND DIVIDEND MATTERS - Limitations on Dividends Under The Merger Agreement." No assurance can be given as to future HUBCO dividend rates. Future HUBCO dividends are dependent upon the earnings and financial condition of HUBCO, as well as government regulations and policies and other factors.

         The following table presents for (i) December 12, 1997, the last full trading day before public announcement of the signing of the Merger Agreement, and (ii) the most recent full trading day prior to the printing of this Proxy Statement, the reported closing price per share of HUBCO Common Stock on The Nasdaq Stock Market and of MSB Common Stock on the Composite Tape and the equivalent price per share of MSB Common Stock computed by multiplying the closing price of HUBCO Common Stock on each of the dates specified by the Maximum Exchange Ratio (1.03) and the Minimum Exchange Ratio (0.97), respectively.



                                                                                Equivalent Price Per Share
                                                                                    of MSB Common Stock
                                                                                 Maximum           Minimum
                                     HUBCO                  MSB                  Exchange          Exchange
                                  Common Stock         Common Stock              Ratio (1.03)  Ratio (0.97)
                                  ------------         ------------            --------------  ------------
December 12, 1997..........         $36.50               $30.50                $37.595          $35.405
April 6, 1998..............         $37.00               $35.38                $38.110          $35.890


--------------------------------------



         The  calculation  of the  Exchange  Ratio  called  for  by  the  Merger
Agreement was intended by HUBCO and MSB to result in stockholders of MSB receiving HUBCO Common Stock with a value of $36.02 for each share of MSB Common Stock, provided that the Median Pre-Closing Price of HUBCO Common Stock is between $34.97 and $37.13. However, because of the Minimum Exchange Ratio and Maximum Exchange Ratio, and because the price of HUBCO Common Stock at the Effective Time may not be the same as the Median Pre-Closing Price, MSB stockholders are not assured of receiving any specific market value of HUBCO Common Stock. The price of HUBCO Common Stock at the Effective Time may be higher or lower than the Median Pre-Closing Price, and may be higher or lower than the market price at the time of entering into the Merger Agreement, the time of mailing this Proxy Statement-Prospectus or at the time of the Meeting. MSB STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE HUBCO COMMON STOCK AND MSB COMMON STOCK.

Limitations on Dividends Under the Merger Agreement


         The Merger Agreement prohibits MSB from declaring, setting aside or paying any dividend or other distribution on its capital stock, except that MSB may pay dividends on the MSB Stock in the same amount as was paid in the two quarters prior to the date of the Merger Agreement, less the amount which MSB will pay to the holders of MSB Common Stock in order to redeem the Rights.



Dividend Limitations on HUBCO

         The holders of HUBCO Common Stock are entitled to receive dividends when and if declared by HUBCO's Board of Directors out of funds legally available therefor. HUBCO has paid regular cash dividends on its common stock since its inception in 1982. The HUBCO Series B Convertible Preferred Stock (the "HUBCO Series B Preferred Stock") also is entitled to receive dividends when and if declared by HUBCO's Board of Directors out of funds legally available therefor. HUBCO has no obligation to pay dividends on the HUBCO Series B
Preferred Stock regardless of any dividends which may be paid on the HUBCO Common Stock. The primary source for HUBCO's dividends is dividends from HUBCO's banking subsidiaries to HUBCO, the payment of which is regulated. Under the New Jersey Banking Act of 1948, as amended (the "NJBA"), Hudson United Bank ("HUB") may pay dividends only out of retained earnings, and only out of surplus to the extent that surplus exceeds 50% of stated capital. Under the Banking Law of Connecticut (the "CBL"), Lafayette may pay dividends only from its net profits, and the total of all dividends in any calendar year may not (unless specifically approved by the Commissioner of the Connecticut Department of Banking) exceed the total of its net profits of that year combined with its retained net profits of the preceding two years. The FDIC has the authority to prohibit a state-chartered bank from engaging in conduct which, in the FDIC's opinion, constitutes an unsafe or unsound banking practice. Under certain circumstances, the FDIC could claim that the payment of a dividend or other distribution by a bank to its sole shareholder constitutes an unsafe or unsound practice. In addition, upon consummation of HUBCO's acquisition of its first New York-based bank (whether BTH or MSB Bank), that bank will serve as an additional source of dividends to HUBCO. Payment of any such dividends by HUBCO's New York bank subsidiary will be subject to the regulations of the OTS, if the New York bank continues to be federally chartered, or the New York Banking Law, if the New York bank converts to a New York State-chartered bank.


                         PRO FORMA FINANCIAL INFORMATION


         The following tables present certain pro forma unaudited combined condensed financial information from the pro forma unaudited combined condensed statements of income for the years ended December 31, 1997, 1996 and 1995, and the pro forma unaudited combined condensed balance sheet at December 31, 1997. The HUBCO and MSB pro forma combined financial information gives effect to HUBCO's proposed acquisition of MSB in a transaction accounted for as a pooling of interests, as if such transaction had been consummated for statement of income purposes on the first day of the applicable periods and for balance sheet purposes on December 31, 1997. The pro forma information is based on the historical financial statements of HUBCO and MSB, certain of which are incorporated by reference herein. The pro forma per share financial information assumes a Maximum Exchange Ratio of 1.03 and a Minimum Exchange Ratio of 0.97 shares of HUBCO Common Stock for each share of MSB Common Stock outstanding.

         The summary unaudited pro forma financial information should be read in conjunction with the pro forma financial information and the related notes thereto presented elsewhere in the Proxy Statement and the consolidated financial statements and related notes incorporated by reference in the Proxy Statement. Anticipated cost savings net of expected Merger-related expenses and restructuring charges are not expected to be material and, therefore, the pro forma financial data does not give effect to these items, nor does it take into account HUBCO's pending acquisitions of Poughkeepsie Financial Corp. ("PFC"), Community Financial Holding Corporation ("CFHC"), Dime Financial Corporation ("Dime") and IBS Financial Corporation ("IBSF"), HUBCO's purchase of 22 branches from First Union National Bank (the "Branch Purchase") or HUBCO's recently completed acquisitions of Security National Bank & Trust Company of New Jersey ("SNB") and The Bank of Southington ("TBOS"). See "CERTAIN INFORMATION REGARDING HUBCO - Recent Developments." None of the acquisitions had closed as of December 31, 1997 and none are sufficiently material to HUBCO under SEC rules to require inclusion in this Proxy Statement-Prospectus of financial statements or pro forma presentation regarding such acquisitions. The pro forma information is not necessarily indicative of the results of operations which would have been achieved had the Merger been consummated as of the beginning of the periods for which such data are presented and should not be construed as being representative of future periods.


          Pro Forma Unaudited Combined Condensed Financial Information
                    (In thousands, except for per share data)


                                                                -------------------------------------------
                                                                     For the Years Ended December 31,
                                                                     1997              1996        1995
                                                                ---------------     ------------ ----------
RESULTS OF OPERATIONS:
Net interest income before provision for possible loan losses..     $  164,728      $   154,911 $  147,179
Provision for possible loan losses.............................          8,892           13,695      9,998
Net interest income after provision for possible loan losses...        155,836          141,216    137,181
Income before income taxes.....................................         84,234           35,911     53,062
Net income.....................................................         51,595           23,208     36,926
Earnings per share
  Basic-maximum exchange ratio.................................           1.99             0.84       1.44
  Basic-minimum exchange ratio.................................           2.00             0.84       1.45
  Diluted-maximum exchange ratio...............................           1.96             0.85       1.36
  Diluted-minimum exchange ratio...............................           1.97             0.86       1.37

                                                                   As of December 31,
                                                                          1997
                                                                 -----------------------
BALANCE SHEET:
Total assets...................................................    $  3,787,258
Total deposits.................................................       2,990,078
Total stockholders' equity.....................................         240,497
Book value per common share
  Maximum exchange ratio.......................................            9.70
  Minimum exchange ratio.......................................            9.76


                       ACTUAL AND PRO FORMA PER SHARE DATA

         The following table sets forth per share data relating to dividends, net income and book value of HUBCO Common Stock and MSB Common Stock, both on an actual (historical) basis and on a pro forma combined basis, as adjusted for the 1996 Stock Dividend and 1997 Stock Dividend. The actual per share data have been derived from the consolidated financial statements of HUBCO and MSB, respectively, incorporated by reference herein. See "INFORMATION INCORPORATED BY REFERENCE."

         The pro forma unaudited book value per share data at December 31, 1997 and the pro forma unaudited net income per share data for the years ended December 31, 1997, 1996 and 1995 have been derived from the pro forma unaudited combined condensed financial statements of HUBCO and MSB, giving effect to HUBCO's acquisition of MSB accounted for as a pooling of interests. Pro forma unaudited per share amounts have been determined based on the assumptions set forth in the pro forma combined condensed unaudited financial statements presented elsewhere herein. See "PRO FORMA FINANCIAL INFORMATION."

         The actual, pro forma and pro forma equivalent per share data included in the table below should be read in conjunction with the financial statements of HUBCO and MSB incorporated by reference herein and the pro forma combined condensed financial statements of HUBCO and MSB presented elsewhere herein. See "INFORMATION INCORPORATED BY REFERENCE" and "PRO FORMA FINANCIAL INFORMATION."
Anticipated cost savings net of expected Merger-related expenses and restructuring charges are not expected to be material and, therefore, the pro forma financial data does not give effect to these items, nor does it take into account HUBCO's pending acquisitions of PFC, CFHC, DFC or IBSF, the Branch Purchase or HUBCO's recently completed acquisitions of SNB and TBOS. See
"CERTAIN  INFORMATION  REGARDING  HUBCO  -  Recent  Developments."  None  of the
acquisitions  had  closed  as of  December  31,  1997 and none are  sufficiently material to HUBCO under SEC rules to require inclusion in this Proxy Statement-Prospectus of financial statements or pro forma presentation regarding such acquisitions. The pro forma information is not necessarily indicative of the results of operations which would have been achieved had the Merger been consummated as of the beginning of the periods for which such data are presented and should not be construed as being representative of future periods.


                                                              For the Year Ended December 31
                                                                      1996      1997         1995
                                                                     -----      -----        ----
CASH DIVIDENDS DECLARED PER COMMON SHARE:(1)
  HUBCO - Actual                                                    $ 0.75       $ 0.66     $ 0.56
  MSB- Actual                                                         0.60         0.60       0.60
  MSB, Pro forma equivalent: (2)
         Maximum exchange ratio                                       0.77         0.68       0.58
         Minimum exchange ratio                                       0.73         0.64       0.54

NET INCOME PER COMMON SHARE:
  HUBCO - Actual
    Basic                                                           $ 2.20       $ 0.91     $ 1.52
    Diluted                                                           2.10         0.88       1.43
  MSB - Actual
    Basic                                                             0.40         0.22       1.46
    Diluted                                                           0.40         0.22       1.42
Pro Forma:
  Pro forma per share of HUBCO
    Common Stock:
      Basic, maximum exchange ratio                                   1.99         0.84       1.44
      Basic, minimum exchange ratio                                   2.00         0.84       1.45
      Diluted, maximum exchange ratio                                 1.96         0.85       1.36
      Diluted, minimum exchange ratio                                 1.97         0.86       1.37
  MSB, Pro forma equivalent:
      Basic, maximum exchange ratio                                   2.05         0.87       1.48
      Basic, minimum exchange ratio                                   1.94         0.81       1.41
      Diluted, maximum exchange ratio                                 2.02         0.88       1.40
      Diluted, minimum exchange ratio                                 1.91         0.83       1.33

                                                            As of December 31,
                                                                     1997
BOOK VALUE PER COMMON SHARE:                                         ----
  HUBCO - Actual                                                  $  8.49
  MSB- Actual tangible                                            $ 11.48
         Actual total                                             $ 21.73
  Pro forma per share of HUBCO
    Maximum exchange ratio                                           9.70
    Minimum exchange ratio                                           9.76
  MSB, Pro forma equivalent
    Maximum exchange ratio                                           9.99
    Minimum exchange ratio                                           9.47

----------------------

(1) For information regarding HUBCO's and MSB's dividends, and the market price of HUBCO Common Stock and MSB Common Stock, see "MARKET PRICE AND DIVIDEND MATTERS."

(2) Equivalent pro forma cash dividends per share of MSB Common Stock represents HUBCO historical dividend rates per share, multiplied by the Exchange Ratio, rounded to the nearest tenth of a cent. The current annualized dividend rate per share of HUBCO Common Stock, based upon the four most recently declared quarterly dividend rates of $.184 per share of HUBCO Common Stock payable on June 1 and September 1, 1997 and $.20 payable on December 1, 1997 and March 2, 1998 would be $0.768. On an equivalent pro forma basis, such current annualized HUBCO dividend per share of MSB Common Stock would be $0.791 based on the Maximum Exchange Ratio (1.03), or $0.745 based on the Minimum Exchange Ratio (0.97), in each case rounded to the nearest tenth of a cent. See "MARKET PRICE AND DIVIDEND MATTERS - Limitations on Dividends Under The Merger Agreement." No assurance can be given as to future HUBCO dividend rates. Future HUBCO dividends are dependent upon the earnings and financial condition of HUBCO, as well as government regulations and policies and other factors.



                                  INTRODUCTION

         This Proxy Statement solicits, on behalf of the Board of Directors of MSB Bancorp, Inc. ("MSB"), approval by the holders of shares of common stock of MSB, $0.01 par value per share ("MSB Common Stock"), of the Agreement and Plan of Merger, dated December 15, 1997 (the "Merger Agreement"), by and among HUBCO, Inc. ("HUBCO"), MSB and MSB's wholly owned subsidiary, MSB Bank. Pursuant to the Merger Agreement, MSB will be merged with and into HUBCO (the "Merger"). A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement.


         Upon consummation of the Merger, each outstanding share of MSB Common Stock, except for Excluded Shares (as defined below), will be converted into the right to receive a number of shares (the "Exchange Ratio") of common stock of HUBCO, no par value ("HUBCO Common Stock"), equal to $36.02 divided by the Median Pre-Closing Price of HUBCO Common Stock (a term defined in the Merger Agreement generally as the median of the closing prices of HUBCO Common Stock during the ten consecutive trading day period ending on the day the parties receive final federal bank regulatory approval for the Merger), provided that the Median Pre-Closing Price is between $34.97 and $37.13. A minimum Exchange Ratio (the "Minimum Exchange Ratio") of 0.97 will apply if the Median Pre-Closing Price is greater than $37.13, and a maximum Exchange Ratio (the "Maximum Exchange Ratio") of 1.03 will apply if the Median Pre-Closing Price is less than $34.97. HUBCO will pay cash to MSB stockholders in lieu of fractional shares of HUBCO Common Stock. The Exchange Ratio is subject to anti-dilution adjustment provisions set forth in the Merger Agreement and more fully described in this Proxy Statement. If the Median Pre-Closing Price is less than $27.00, MSB will have certain rights to terminate the Merger Agreement unless HUBCO agrees to increase the Exchange Ratio to $27.81 (i.e., $27.00 multiplied by the 1.03 Maximum Exchange Ratio) divided by the Median Pre-Closing Price. "Excluded Shares" are those shares of MSB Common Stock which are (i) held by MSB as treasury shares, or (ii) held by HUBCO or any of its subsidiaries (other than shares held as trustee or in a fiduciary capacity and shares held as collateral on or in lieu of a debt previously contracted).



         Holders ("Optionees") of options to purchase shares of MSB Common Stock ("MSB Options") will be given the election to have their MSB Options converted in the Merger into either HUBCO Common Stock or into options to purchase HUBCO Common Stock ("New HUBCO Options"), in accordance with certain formulas described elsewhere in this Proxy Statement.

         HUBCO currently holds all the outstanding shares of 8.75% Cumulative Convertible Preferred Stock, Series A, $.01 par value, of MSB ("MSB Preferred Stock" and, together with the MSB Common Stock, the "MSB Stock"). All MSB Preferred Stock held by HUBCO will be cancelled in the Merger. While HUBCO does not currently anticipate transferring any of the MSB Preferred Stock, if it were to transfer any of its MSB Preferred Stock, the transferred shares (with certain limited exceptions) would be converted in the Merger into shares of a newly created series of HUBCO preferred stock having terms substantially identical to the MSB Preferred Stock (the "New HUBCO Preferred Stock" and, together with the HUBCO Common Stock, the "HUBCO Stock").

         All information and statements contained or incorporated by reference herein with respect to MSB were supplied by MSB, and all information and statements contained or incorporated by reference herein with respect to HUBCO were supplied by HUBCO.


                       CERTAIN INFORMATION REGARDING HUBCO

General


         HUBCO is a New Jersey corporation and registered bank holding company whose principal operating subsidiaries are Hudson United Bank ("HUB"), a New Jersey-chartered commercial bank, and Lafayette American Bank ("Lafayette"), a Connecticut-chartered bank and trust company. HUBCO's corporate headquarters is located at 1000 MacArthur Boulevard, Mahwah, New Jersey 07430 and its telephone number is (201) 236-2600. HUB's corporate headquarters is located at 3100
Bergenline Avenue, Union City, New Jersey 07084. Lafayette's corporate headquarters is located at 1000 Lafayette Boulevard, Bridgeport, Connecticut 06604. HUB is a full-service commercial bank which primarily serves small and mid-sized businesses and consumers through 57 branches in Northern New Jersey. Lafayette is a full-service commercial bank which serves small-to-medium-sized business firms as well as individuals through 27 banking offices located mainly in Fairfield and New Haven counties in Connecticut. As of December 31, 1997, HUBCO had consolidated assets of $3.046 billion, consolidated deposits of $2.314 billion and consolidated stockholders' equity of $186.1 million. Based on assets as of December 31, 1997, HUBCO was the third largest commercial banking company headquartered in New Jersey.

         Prior to closing the Merger, HUBCO expects to complete its pending acquisition of Poughkeepsie Financial Corp. ("PFC") and PFC's subsidiary, Bank of the Hudson ("BTH"), a New York-based bank which had 16 branches and $875 million in assets as of December 31, 1997. HUBCO anticipates that BTH will serve as HUBCO's New York bank subsidiary and that MSB's banking subsidiary, MSB Bank, will be merged into BTH following the Merger.

         HUBCO's strategy is to enhance profitability and build market share through both internal growth and acquisitions. In addition to the Merger and its pending acquisitions of PFC and BTH, HUBCO has entered into definitive agreements to acquire other financial institutions. See "-- Recent Developments." Assuming consummation of the Merger and all other acquisitions pending as of the date of this Proxy Statement, HUBCO will have made twenty-five acquisitions since 1990, and HUBCO will have added over 120 branches and over $5 billion in assets through acquisitions this decade. HUBCO expects to continue its acquisition strategy. HUBCO is continually evaluating acquisition opportunities and frequently conducts discussions, certain financial analyses and diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values, and therefore some dilution of HUBCO's book value and net income per common share may occur in connection with any future transactions. From time to time, HUBCO may issue new equity or debt securities to fund its acquisition plans or for other purposes. For additional information, see "AVAILABLE INFORMATION"; "INFORMATION INCORPORATED BY REFERENCE" and "PRO FORMA FINANCIAL INFORMATION".

Recent Developments

         Dime Financial Corporation

         On March 31, 1998, HUBCO, Lafayette, Dime Financial Corporation ("DFC") and DFC's wholly-owned subsidiary, The Dime Savings Bank of Wallingford ("Dime") signed a definitive merger agreement to merge DFC into HUBCO and Dime into Lafayette. In the DFC Merger, DFC shareholders will receive HUBCO common stock with an indicated value of $38.25 per share based upon the median price of HUBCO common stock in a period immediately before regulatory approval (if the price of HUBCO stock during such period is between $36.42 and $41.13). A maximum exchange ratio of 1.05 shares of HUBCO Common Stock for each share of DFC common stock will apply if HUBCO's pre-approval price is below $36.43. A minimum exchange ratio of 0.93 shares will apply if HUBCO's pre-approval price is above $41.13. DFC is a $961 million asset bank holding company headquartered in Wallingford, Connecticut. The DFC Merger is expected to close in the third quarter of 1998 and to be treated as a pooling of interests.

         IBS Financial Corp.

         On March 31, 1998, HUBCO, HUB, IBS Financial Corp. ("IBSF") and IBSF's wholly-owned subsidiary, Inter-Boro Savings and Loan Association ("Association") signed a definitive merger agreement to merge IBSF into HUBCO and Association into HUB. In the IBSF Merger, each share of IBSF Common Stock will be exchanged for a fixed number of shares of HUBCO common stock at an exchange ratio of 0.534 shares of HUBCO common stock for each IBSF share. IBSF has certain rights to terminate the merger agreement if HUBCO's share price should decrease more than 15% between the day after the announcement and a pre-closing determination date, and also decrease 10% more than a specified index, unless HUBCO agrees to deliver shares of HUBCO common stock having a value which would satisfy these criteria. IBSF is a $734 million asset savings and loan bank holding company headquartered in Cherry Hill, New Jersey. The IBSF Merger is expected to close in the third quarter of 1998 and to be treated as a pooling of interests.

         Community Financial Holding Corporation

         On March 2, 1998, HUBCO, HUB, Community Financial Holding Corporation ("CFHC") and CFHC's wholly-owned subsidiary, Community National Bank ("Community"), signed a definitive merger agreement to merge CFHC into HUBCO (the "CFHC Merger") and Community into HUB. In the CFHC Merger, each share of CFHC Common Stock will be converted into 0.695 shares of HUBCO Common Stock. CFHC's Board of Directors has certain rights to terminate the Merger Agreement if the median price of HUBCO Common Stock during the pricing period prior to the closing of the CFHC Merger is below $29.00, unless HUBCO agrees to increase the exchange ratio to provide the value per share of CFHC Common Stock which would have been received based on a $29.00 HUBCO price. CFHC is a $150 million asset bank holding company headquartered in Westmont, New Jersey. The CFHC Merger is expected to close in the third quarter of 1998 and to be treated as a pooling of interests.



         Purchase of 22 branches from First Union National Bank

         On March 2, 1998, HUBCO signed a definitive agreement to purchase 22 branches of First Union National Bank located in New Jersey, New York and Connecticut with deposits of $310 million, in the aggregate. The purchase is expected to close in the second quarter of 1998.

         Security National Bank & Trust Company of New Jersey

         On February 5, 1998 HUBCO completed its acquisition of Security National Bank & Trust Company of New Jersey ("SNB"), an $86 million asset bank and trust company headquartered in Newark, New Jersey by merging SNB into HUB. In the merger, stockholders of SNB received $34.00 in cash for each share of SNB Common Stock. Simultaneously with the merger of SNB into HUB, HUBCO acquired Fiduciary Investment Company of New Jersey ("FIC"), a closely held corporation which owned approximately 79.6% of the outstanding shares of SNB.

         The Bank of Southington


         On January 8, 1998 HUBCO completed its acquisition of The Bank of Southington, a state bank and trust company organized under Connecticut law and headquartered in Southington, Connecticut ("TBOS"), by merging TBOS into Lafayette. In the merger, each share of TBOS common stock was converted into
 .618 shares of HUBCO Common Stock. TBOS had $135 million in assets as of December 31, 1997. The TBOS acquisition was treated as a pooling of interests for accounting purposes.

         Poughkeepsie Financial Corp.

         In October, 1997, HUBCO, PFC and BTH signed an agreement to merge PFC into HUBCO whereby BTH would become HUBCO's New York-based bank subsidiary. In the merger, each share of PFC common stock is to be converted into between 0.300 and 0.320 shares of HUBCO Common Stock. BTH is headquartered in Poughkeepsie, New York and has branches in Dutchess, Orange and Rockland counties in New York. As of December 31, 1997, PFC had $875 million in assets. HUBCO expects to close the PFC acquisition in the second quarter of 1998 and to treat the acquisition as a pooling of interests for accounting purposes.


                        CERTAIN INFORMATION REGARDING MSB

General

         MSB is a registered savings and loan holding company and conducts its business through its wholly owned subsidiary, MSB Bank. The principal executive offices of MSB and MSB Bank are located at 35 Matthews Street, Goshen, New York 10924. MSB's telephone number is (914) 294-8100. As of December 31, 1997, MSB had total assets of $765.4 million, deposits of $673.4 million and total stockholders' equity of $74.8 million.

         MSB Bank was organized in 1869 as a New York state-chartered mutual savings bank. In 1992, MSB Bank converted from mutual to stock form, and organized MSB as its holding company.

         On October 27, 1995, MSB Bank converted from a New York state-chartered savings bank to a federal savings bank in order to facilitate the bank's acquisition of certain assets and liabilities associated with seven branches of First Nationwide Bank, a Federal Savings Bank ("First Nationwide"), as well as future expansion. At the same time, the bank changed its name from Middletown Savings Bank to MSB Bank. As a consequence of the conversion of MSB Bank to a federal savings bank, MSB became a savings and loan holding company subject to the regulation, examination and supervision of the OTS. Prior to the conversion of MSB Bank to a federal savings bank, MSB was a bank holding company subject to the regulation, examination and supervision of the FRB.

         MSB Bank provides a broad range of banking services from its main office, which is located in Goshen, New York, and from 15 additional branches in Orange, Putnam and Sullivan counties. As of December 31, 1997, MSB Bank was the largest financial institution headquartered in Orange County, New York, based on assets. Its principal business is attracting and retaining deposits from the general public and investing those deposits, together with funds generated from operations, primarily in loans secured by owner-occupied one- to four-family, primary residence properties, and short and medium-term investment grade debt securities. MSB Bank's primary mortgage lending base extends throughout Orange, Sullivan, Putnam, Dutchess and Ulster Counties in New York, Pike County in Pennsylvania and Sussex County, New Jersey.

         The principal business of MSB is directing, planning and coordinating the business activities of MSB Bank, and the financial condition and results of operations of MSB are primarily dependent upon the operations of MSB Bank. MSB also invests in securities, consisting primarily of U.S. Government and federal agency securities, federal funds and investment grade corporate notes. MSB also organized a wholly-owned subsidiary corporation, MSB Travel, in January 1996, to offer travel services to MSB Bank's customers.



                                   THE MEETING

Purpose of the Meeting


         The Meeting will be held on Tuesday, May 12, 1998 at 10:00 a.m., at the South Street Office of MSB Bank, 4 South Street, Middletown, New York 10940. At the Meeting, the holders of MSB Common Stock will consider and vote on the approval and adoption of the Merger Agreement, approval of the Additional Proposal and any other matters as may properly be brought before the Meeting and at any adjournments or postponements thereof. This Proxy Statement is first being mailed to the holders of MSB Common Stock on or about April 10, 1998 and is accompanied by a proxy card furnished in connection with the solicitation of proxies by the MSB Board of Directors for use at the Meeting.



         The Board of Directors of MSB has unanimously approved the Merger Agreement and recommends a vote "FOR" approval and adoption of the Merger Agreement and "FOR" the approval of the Additional Proposal.

Record Date; Voting Rights; Proxies


         The Board of Directors of MSB has fixed the close of business on March 26, 1998 as the record date for determining the holders of MSB Common Stock entitled to receive notice of and to vote at the Meeting (the "Record Date"). Only holders of record of MSB Common Stock at the close of business on that date will be entitled to vote at the Meeting or at any adjournment or postponement thereof.

         At the close of business on the Record Date, there were 2,844,153 shares of MSB Common Stock issued and outstanding. Each share of MSB Common Stock will be entitled to one vote upon each matter properly submitted at the Meeting or at any adjournment or postponement thereof, except as described below.


         As provided in MSB's Certificate of Incorporation, record owners of MSB Common Stock who beneficially own in excess of 10% of the outstanding shares of MSB Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity. MSB's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit to supply information to MSB to enable the Board to implement and apply the Limit.

         All properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated thereon, such shares will be voted "FOR" approval and adoption of the Merger Agreement and "FOR" the approval of the Additional Proposal. The Board of Directors of MSB is not aware of any matters other than as described in the Notice of Special Meeting that are to come before the Meeting. If any other matter or matters are properly presented for action before the Meeting, the persons named in the enclosed form of proxy will have discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld.


         A proxy may be revoked at any time prior to its exercise by (i) the filing of a written notice of revocation with Karen DeLuca, Secretary, MSB Bancorp, Inc., 35 Matthews Street, Goshen, New York 10924, (ii) by delivering to MSB a duly executed proxy bearing a later date, or (iii) attending the Meeting and voting in person. However, stockholders whose shares are not registered in their own names will need appropriate documentation from the holder of record of their shares to vote personally at the Meeting.


         Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting, who will determine whether or not a quorum is present.

         MSB STOCKHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS CONSUMMATED, STOCK CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN A LETTER OF TRANSMITTAL WHICH WILL BE SENT TO MSB STOCKHOLDERS BY THE EXCHANGE AGENT PROMPTLY AFTER THE EFFECTIVE TIME.

Solicitation of Proxies


         In addition to using the mails, the directors, officers and employees of MSB may solicit proxies for the Meeting from stockholders personally, by telephone or by facsimile. These officers, directors and employees will not be specifically compensated for their services. MSB has retained D.F. King & Co., Inc. a proxy soliciting firm ("D.F. King"), to assist in the solicitation of proxies at a fee of $6,500, plus reimbursement of certain out-of-pocket expenses estimated to be approximately $12,000. MSB will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals and will reimburse such parties for their expenses in doing so. The cost of soliciting proxies for the Meeting, including the fees and expenses of D.F. King, will be borne by MSB.

Quorum

         The presence, in person or by proxy, of the holders of a majority of the total number of shares of MSB Common Stock entitled to vote (after giving effect to the Limit) is necessary to constitute a quorum at the Meeting.

Required Vote

         The affirmative vote of the holders of a majority of the outstanding shares of MSB Common Stock entitled to vote at the meeting (after giving effect to the Limit) is required in order to approve and adopt the Merger Agreement. BECAUSE THE REQUIRED VOTE OF MSB STOCKHOLDERS ON THE MERGER AGREEMENT IS BASED UPON THE TOTAL NUMBER OF OUTSTANDING SHARES OF MSB COMMON STOCK ENTITLED TO VOTE AND NOT UPON THE NUMBER OF SHARES THAT ARE ACTUALLY VOTED, A FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE IN PERSON, OR ABSTAINING FROM VOTING, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT. BROKER NON-VOTES WILL NOT BE COUNTED AS HAVING BEEN VOTED IN PERSON OR BY PROXY AT THE MEETING AND WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT.

         The affirmative vote of the holders of a majority of votes cast affirmatively or negatively is required in order to approve and adopt the Additional Proposal without regard to either broker non-votes or abstentions as to that matter.

         Record holders of MSB Common Stock at the close of business on March 26, 1998 (the "Record Date") are entitled to vote at the Meeting. As of the Record Date, there were 2,844,153 outstanding shares of MSB Common Stock held by approximately 591 holders of record. The directors of MSB as a group have voting control over 128,685 of these shares (4.52%) and have agreed to vote them in favor of the Merger Agreement. In addition, HUBCO has voting control over 54,200 of these shares (1.9%) and the non-director executive officers of MSB as a group have voting control over 27,798 of these shares (0.98%), all of which shares MSB expects will be voted in favor of the Merger Agreement. No consideration was paid to any of the directors for this agreement. HUBCO requested that the directors enter into this agreement in connection with HUBCO entering into the Merger Agreement.



         The obligations of MSB and HUBCO to consummate the Merger Agreement are subject, among other things, to the condition that the Merger Agreement and the transactions contemplated thereby be approved by the requisite vote of the stockholders of MSB. See "THE PROPOSED MERGER -- Conditions to the Merger."

         THE MATTERS TO BE CONSIDERED AT THE MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF MSB. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND TO
COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.


                               THE PROPOSED MERGER

         A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement and is incorporated by reference herein. Descriptions of the Merger and the Merger Agreement are qualified in their entirety by reference to the Merger Agreement.

General Description

         The Merger Agreement provides that, at the Effective Time, MSB will be merged into HUBCO, with HUBCO as the surviving entity (the "Surviving Entity"). The separate identity and existence of MSB will cease upon consummation of the Merger, and all property, rights, powers and franchises of MSB will vest in the Surviving Entity.

Closing Date; Effective Time

         A closing under the Merger Agreement (the "Closing") will occur on a date (the "Closing Date") to be determined by HUBCO and set forth in a notice (the "Closing Notice") to MSB. The Closing Date specified by HUBCO must be at least five business days after the date of the Closing Notice, but no less than seven and no more than ten business days after the satisfaction or waiver of the conditions to consummation of the Merger (other than the delivery of documents to be delivered at the Closing). The Closing may also be set for another day mutually agreed to by HUBCO and MSB. HUBCO and MSB currently anticipate closing in the second quarter of 1998. Simultaneous with or immediately following the Closing, HUBCO and MSB will file Certificates of Merger with the Secretary of State of the State of New Jersey and with the Secretary of State of the State of Delaware. The Merger will become effective at a date and time following the Closing which HUBCO and MSB will specify in the Certificates of Merger (the "Effective Time"). If no Effective Time is specified in the Certificates of Merger, the Effective Time will be the time at which the later of the two Certificates of Merger are filed. HUBCO and MSB currently anticipate that the Effective Time will be the close of business on the Closing Date. The exact Closing Date and Effective Time are dependent upon satisfaction of all conditions precedent, some of which are not under the control of HUBCO or MSB.

Consideration; Median Pre-Closing Price

         At the Effective Time, each outstanding share of MSB Common Stock (except for Excluded Shares) will be converted into the right to receive a number of shares (the "Exchange Ratio") of HUBCO Common Stock. The Merger Agreement provides that the Exchange Ratio will equal $36.02 divided by the Median Pre-Closing Price of HUBCO Common Stock, provided that the Median Pre-Closing Price is between $34.97 and $37.13. The Minimum Exchange Ratio of
0.97 will apply if the Median Pre-Closing Price is greater than $37.13, and the Maximum Exchange Ratio of 1.03 will apply if the Median Pre-Closing Price is less than $34.97. HUBCO will pay cash in lieu of issuing fractional shares of HUBCO Common Stock.


         The "Median Pre-Closing Price" will be determined by taking the price half-way between the closing prices of HUBCO Common Stock left after discarding the four lowest and four highest closing prices in the 10 consecutive trading day period which ends on (and includes) the Determination Date. The "Determination Date" is defined in the Merger Agreement as the date on which the parties receive the last approval or waiver from a federal bank regulatory agency necessary to permit consummation of the Merger.



         The Exchange Ratio is subject to adjustment to take into account any stock split, stock dividend, reclassification, recapitalization, merger, combination or exchange or similar transaction by HUBCO with respect to the HUBCO Common Stock occurring subsequent to December 15, 1997. The Exchange Ratio may also be subject to adjustment in connection with provisions relating to the termination of the Merger Agreement described in the following paragraph.

         The Merger Agreement may be terminated by MSB if the Median Pre-Closing Price is less than $27.00, which, given the Maximum Exchange Ratio, would result in shares of MSB Common Stock being exchanged for HUBCO Common Stock with a value of less than $27.81 (i.e., $27.00 multiplied by the 1.03 Maximum Exchange Ratio). MSB is obligated to provide notice of such termination to HUBCO, which may then elect, at its sole option, to increase the Exchange Ratio to $27.81 divided by the Median Pre-Closing Price. If HUBCO so elects and increases the Exchange Ratio, the Merger Agreement will not be terminated. There can be no assurance that MSB will exercise its right to terminate the Merger Agreement if the conditions described above exist (a "Termination Event"), and if MSB does exercise its right to terminate the Merger Agreement, there can be no assurance that HUBCO will elect to increase the Exchange Ratio as provided in the Merger Agreement and as described above.

         The effects of the above provisions on the Exchange Ratio may be illustrated as follows:


Median Pre-Closing Price of HUBCO
Common Stock as of the Determination Date                      Exchange Ratio
---------------------------------------------------------      --------------

Greater than $37.13......................................      0.97

Between $37.13 and $34.97................................      $36.02 divided by the Median Pre-Closing Price

Less than $34.97 and greater than or equal to $27.00.....      1.03

Less than $27.00.........................................      1.03; Provided, That MSB Will Have The Right
                                                               To Terminate The Merger Agreement And Hubco
                                                               Will Have The Right To Nullify That Termination
                                                               By Agreeing To An Exchange Ratio Of $27.81 divided by
                                                               The Median Median Pre-closing Price.


         For illustrative purposes, if, hypothetically, the Median Pre-Closing Price of HUBCO Common Stock were $35.50, the Exchange Ratio would be 1.0146 ($36.02 / 35.50), and the holder of 100 shares of MSB Common Stock would receive 101 whole shares of HUBCO Common Stock and a cash payment of $16.33 (0.46 x $35.50) in respect of the fractional share.


         The  calculation  of the  Exchange  Ratio  called  for  by  the  Merger
Agreement was intended by HUBCO and MSB to result in stockholders of MSB receiving HUBCO Common Stock with a value of $36.02 for each share of MSB Common Stock, provided that the Median Pre-Closing Price of HUBCO Common Stock is between $34.97 and $37.13. However, there can be no assurance that the Median Pre-Closing Price will fall between $34.97 and $37.13 or, even if it does, that the number of shares of HUBCO Common Stock issued in exchange per share of MSB Common Stock in the Merger will have a value of $36.02 on the Effective Time or on the day when certificates representing such shares of HUBCO Common Stock are issued or delivered to MSB stockholders. The Median Pre-Closing Price will be determined by taking the price half-way between the closing prices of HUBCO Common Stock left after discarding the four lowest and four highest closing prices in the 10 consecutive trading day period which ends on (and includes) the Determination Date. The price of HUBCO Common Stock at the Effective Time may be higher or lower than the Median Pre-Closing Price, and may be higher or lower than the market price at the time of entering into the Merger Agreement, the time of mailing this Proxy Statement, the time of the Meeting or the time certificates representing shares of HUBCO Common Stock are delivered in exchange for shares of MSB Common Stock following consummation of the Merger. Thus, the value of the HUBCO Common Stock actually received by holders of MSB Common Stock may be more or less than (i) the Median Pre-Closing Price or (ii) the value of the HUBCO Common Stock on the Effective Time resulting from the Exchange Ratio or any possible adjustment to the Exchange Ratio as illustrated above. MSB STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE HUBCO COMMON STOCK AND THE MSB COMMON STOCK.

         It is not possible to know whether a Termination Event will occur until after the Determination Date. MSB has made no decision as to whether it would exercise its right to terminate the Merger Agreement if there is a Termination Event. In considering whether to exercise its termination right in such situation, the MSB Board of Directors would, consistent with its fiduciary duties, take into account all relevant facts and circumstances that exist at such time and would consult with its financial advisors and legal counsel. Approval of the Merger Agreement by the stockholders of MSB at the Meeting will confer on the MSB Board of Directors the power, consistent with its fiduciary duties, to elect to consummate the Merger following a Termination Event whether or not there is any increase in the Exchange Ratio and without any further action by, or resolicitation of, the stockholders of MSB. If MSB elects to exercise its termination right, MSB must give HUBCO prompt notice of that decision by 11:59 p.m. on the third business day following the Determination Date (or the third business day following receipt by MSB of the Closing Notice, if later). During a three business-day period commencing with its receipt of such notice from MSB, HUBCO has the option, in its sole discretion, to increase the Exchange Ratio in the manner set forth in the Merger Agreement and as illustrated above and thereby avoid termination of the Merger Agreement. HUBCO is under no obligation to increase the Exchange Ratio, and there can be no assurance that HUBCO would elect to increase the Exchange Ratio if MSB were to exercise its right to terminate the Merger Agreement as set forth above. Any decision would be made by HUBCO in light of the circumstances existing at the time HUBCO has the opportunity to make the election. If HUBCO elects to increase the Exchange Ratio as set forth in the Merger Agreement and as illustrated above, it must give MSB notice of that election by 11:59 p.m. on the third business day following receipt of the notice of termination from MSB, in which case no termination of the Merger Agreement would occur as a result of a Termination Event.


         The foregoing discussion is qualified in its entirety by reference to the applicable provisions in the Merger Agreement (a copy of which is set forth as Appendix A to this Proxy Statement) relating to calculation of the Exchange Ratio and a possible increase of the Exchange Ratio as the result of a Termination Event.

Conversion of MSB Options

         Pursuant to the Merger Agreement, holders ("Optionees") of options outstanding at the Effective Time to purchase shares of MSB Common Stock ("MSB Options") granted under MSB's existing stock option plans and agreements will have the right to elect to have each such MSB Option converted at the Effective Time into either HUBCO Common Stock or an option to purchase HUBCO Common Stock (a "New HUBCO Option"), in each case in accordance with the related formula set forth below. Optionees may elect to have some of their MSB Options convert into HUBCO Common Stock and some of their MSB Options convert into New HUBCO Options, or may elect to have all of their MSB Options convert into one or the other. MSB Options to be converted into HUBCO Common Stock are referred to in this Proxy Statement as "Converting Stock Options --" and MSB Options to be converted into New HUBCO Options are referred to in this Proxy Statement as "Continuing Stock Options."

         At the Effective Time, each Converting Stock Option will be assigned a value (the "Option Value") equal to (x) the Median Pre-Closing Price of HUBCO Common Stock multiplied by the Exchange Ratio, minus (y) the stated exercise price for the MSB Option. The holder of the Converting Stock Option will be entitled to receive a number of shares of HUBCO Common Stock equal to the aggregate Option Value for all of such holder's Converting Stock Options, divided by the Median Pre-Closing Price of HUBCO Common Stock. Cash will be paid in lieu of fractional shares of HUBCO Common Stock, based upon the Median Pre-Closing Price.

         At the Effective Time, each Continuing Stock Option will be converted into a New HUBCO Option, in which (i) the right to purchase shares of MSB Common Stock pursuant to the Continuing Stock Option will be converted into the right to purchase that same number of shares of HUBCO Common Stock multiplied by the Exchange Ratio, (ii) the option exercise price per share of HUBCO Common Stock will be the previous option exercise price per share of the MSB Common Stock divided by the Exchange Ratio, and (iii) in all other material respects the option will be subject to the same terms and conditions as governed the Continuing Stock Option on which it was based, including the length of time within which the option may be exercised (which will not be extended except that the holder of a Continuing Stock Option who continues in the service of HUBCO or a subsidiary of HUBCO will not be deemed to have terminated service for purposes of determining the Continuing Stock Option exercise period). Shares of HUBCO Common Stock issuable upon exercise of Continuing Stock Options will be covered by an effective registration statement on Form S-8, and HUBCO will use its reasonable best efforts to file a registration statement on Form S-8 covering those shares as soon as possible after the Effective Time.

Cash in Lieu of Fractional Shares

         No fractional shares of HUBCO Common Stock will be issued in exchange for any MSB Common Stock or MSB Options. Instead, holders of such MSB Securities will receive cash equal to the fractional share interest multiplied by the Median Pre-Closing Price of HUBCO Common Stock, without interest. All shares of HUBCO Common Stock to be issued to each holder of MSB Common Stock or MSB Options will be aggregated to constitute as many whole shares as possible before determining such person's fractional share interest.

MSB Preferred Stock


         HUBCO currently holds all the outstanding shares of the MSB Preferred Stock. Shares of MSB Preferred Stock held by HUBCO will be cancelled upon consummation of the Merger. If HUBCO transfers any MSB Preferred Stock prior to consummation of the Merger, such shares (with certain limited exceptions) will be converted in the Merger into shares of New HUBCO Preferred Stock having terms substantially identical to those of the MSB Preferred Stock.

Stock Option to HUBCO for MSB Shares

         HUBCO and MSB entered into a Stock Option Agreement dated as of December 15, 1997 (the "Stock Option Agreement") in connection with the negotiation by HUBCO and MSB of the Merger Agreement. Pursuant to the Stock Option Agreement, MSB has granted to HUBCO an option (the "Option"), exercisable only under certain limited and specifically defined circumstances (none of which has occurred as of the date hereof), to purchase up to 600,000 authorized but unissued shares of MSB Common Stock, representing upon issuance approximately 17.4% of the shares of MSB Common Stock, for an exercise price of $29.00 per share. HUBCO does not have any voting rights with respect to the shares of MSB Common Stock subject to the Option prior to exercise of the Option. Acquisitions of MSB Common Stock pursuant to our exercise of the option would be subject to prior regulatory approval under certain circumstances.

         The Stock Option Agreement is attached to this Proxy Statement as Appendix B hereto. If certain specifically enumerated "Triggering Events" occur and the Merger is not consummated, HUBCO would recognize a gain on the sale of the shares of MSB Common Stock received pursuant to the exercise of the Option if such shares of MSB Common Stock were sold at prices exceeding $29.00 per share. The ability of HUBCO to exercise the Option and to cause up to an additional 600,000 shares of MSB Common Stock to be issued may be considered a deterrent to other potential acquisitions of control of MSB, even if such potential acquiror were prepared to pay a higher price per share for MSB Common Stock, as it is likely to increase the cost of an acquisition of all of the shares of MSB Common Stock which would then be outstanding. The exercise of the option by HUBCO may also make pooling-of-interests accounting treatment unavailable to a subsequent acquiror.

         The Option is exercisable only upon the occurrence of a Triggering Event. As used in the Stock Option Agreement, the term "Triggering Event" means the occurrence of any of the following events:

         A person or group (as such terms are defined in the Exchange Act, and the rules and regulations thereunder) other than HUBCO or an affiliate of HUBCO:

         a. acquires beneficial ownership (as such term is defined in Rule 13d-3 as promulgated under the Exchange Act) of a least 20% of the then outstanding shares of MSB Common Stock; or

         b. enters into a letter of intent or an agreement, whether oral or written, with MSB pursuant to which such person or any affiliate of such person would (i) merge or consolidate, or enter into any similar transaction, with MSB,
(ii) acquire all or a significant portion of the assets or liabilities of MSB, or (iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 20% or more of the then outstanding shares of MSB Common Stock; or

         c. makes a filing with any bank or thrift regulatory authorities or publicly announces a bona fide proposal (a "Proposal") for (i) any merger with, consolidation with or acquisition of all or a significant portion of all the assets or liabilities of, MSB or any other business combination involving MSB, or (ii) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, a 20% or more of the outstanding shares of MSB Common Stock, and thereafter, if such Proposal has not been Publicly Withdrawn (as such term is defined in the Stock Option Agreement) at least 15 days prior to the meeting of stockholders of MSB called to vote on the Merger and MSB's stockholders fail to approve the Merger by the vote required by applicable law at the meeting of stockholders called for such purpose; or

         d. makes a bona fide Proposal and thereafter, but before such Proposal has been Publicly Withdrawn, MSB willfully takes any action in any manner which would materially interfere with its ability to consummate the Merger or materially reduce the value of the transaction to HUBCO.

         The term "Triggering Event" also means the taking of any material direct or indirect action by MSB or any of its directors, senior executive officers, investment bankers or other person with actual or apparent authority to speak for the MSB Board of Directors, inviting, encouraging or soliciting any proposal which has as its purpose a tender offer for the shares of MSB Common Stock, a merger, consolidation, plan of exchange, plan of acquisition or reorganization of MSB, or a sale of a significant number of shares of MSB Common Stock or any significant portion of its assets or liabilities.

         The Stock Option Agreement will terminate upon either the termination of the Merger Agreement as provided therein or the consummation of the transactions contemplated by the Merger Agreement; provided, however, that if termination of the Merger Agreement occurs after the occurrence of a Triggering Event, the Stock Option Agreement will not terminate until the later of 18 months following the date of the termination of the Merger Agreement or the consummation of any proposed transactions which constitute the Triggering Event.

Background of the Merger

         The Board of Directors and management of MSB have focused on enhancing stockholder value over time since MSB Bank's conversion to a stock savings bank in September 1992 and the formation of MSB as the publicly-owned holding company for MSB Bank. After the conversion, the principal alternatives considered by MSB have been (i) pursuing a course of increasing stockholder value by remaining a community bank and growing both internally and through acquisitions of other institutions or branches of other institutions, (ii) pursuing a merger of equals with one or more institutions in its market area or adjoining market areas and
(iii) an acquisition of MSB by another financial institution.

         In July 1995, during the time that MSB was considering the purchase (the "First Nationwide Acquisition") of eight branches from First Nationwide Bank, A Federal Savings Bank ("First Nationwide"), MSB received from HUBCO an unsolicited expression of interest to explore a business combination with MSB. The letter did not propose any specific terms for the business combination. The Board of Directors of MSB considered this letter but chose not to respond to HUBCO at that time, because (i) the Board had previously adopted a business plan to increase stockholder value by remaining a community bank and to grow MSB both internally and through acquisition of other institutions and branches of other institutions and (ii) in furtherance of its business plan, MSB was at the time reviewing financial information regarding the First Nationwide Acquisition. On September 7, 1995, during the time that MSB was negotiating the definitive acquisition agreement with First Nationwide, MSB received a further unsolicited letter from HUBCO, which contained a conditional proposal to merge MSB into HUBCO. Under that proposal, the stockholders of MSB would receive shares of HUBCO Common Stock having a market value at the time equal to $35.00 for each share of MSB Common Stock. HUBCO's proposal was conditioned upon a satisfactory due diligence review of MSB and the execution of a definitive agreement. The letter stated that the proposal would be automatically withdrawn if MSB did not respond within 10 days. The Board of Directors of MSB was informed of the letter and the conditional proposal and discussed it at a meeting of the Board. By letter dated September 12, 1995, MSB advised HUBCO of its intent to respond to the proposal following the Board's regularly scheduled meeting in October. On September 29, 1995, the Board met to consider the First Nationwide Acquisition, as well as HUBCO's September 7 conditional proposal. At that meeting, the Board unanimously determined that the First Nationwide Acquisition constituted a reasonable alternative for building stockholder value within a reasonable period of time to that offered by HUBCO's conditional proposal and did not preclude the Board from considering other strategic alternatives in the future. On October 2, 1995, MSB informed HUBCO that it had decided to pursue the First Nationwide Acquisition rather than the conditional proposal from HUBCO. The September 7 conditional proposal expired in accordance with its terms.

         On October 26, 1995, MSB received another unsolicited conditional proposal from HUBCO to merge MSB into HUBCO. Under this proposal, the stockholders of MSB would receive shares of HUBCO Common Stock having a market value at the time equal to $25.00 for each share of MSB Common Stock. This letter was conditioned not only upon the completion of a satisfactory due diligence review of MSB and the negotiation of a definitive merger agreement, but upon the cancellation of MSB's proposed common stock offering (the "Offering") in connection with the First Nationwide Acquisition. The letter also stated that the proposal would be automatically withdrawn if MSB did not respond within 10 days. At a meeting of the Board of Directors of MSB on November 3, 1995, the Board considered HUBCO's October 26 conditional proposal and unanimously determined that the First Nationwide Acquisition, together with MSB's Offering, constituted a reasonable alternative for building stockholder value within a reasonable period of time to that offered by HUBCO's revised conditional proposal and did not preclude the Board from considering other strategic alternatives in the future. On November 3, 1995, MSB informed HUBCO that it had decided to pursue the First Nationwide Acquisition and the Offering rather than the revised conditional proposal from HUBCO. The revised conditional proposal expired in accordance with its terms.

         On December 28, 1995, MSB received an unsolicited letter from First Empire Corporation ("First Empire"), which contained a proposal to merge MSB into First Empire. Under the proposal, the stockholders of MSB would receive, for each share of MSB Common Stock, either shares of First Empire's common stock having a market value at the time equal to $26.00, or $26.00 in cash, at MSB's election. First Empire's proposal was conditioned upon cancellation of the Offering but was not subject to due diligence or to other similar conditions. The proposal was accompanied by a draft of a definitive agreement for the proposed merger, and First Empire indicated that it was prepared to execute the draft definitive agreement immediately. The Board of Directors of MSB was informed of the proposal and the draft definitive agreement and discussed them at meetings of the Board held on December 29 and 30, 1995. At those meetings, the Board unanimously confirmed its determination that the First Nationwide Acquisition and the Offering constituted a reasonable alternative for building stockholder value within a reasonable period of time to that offered by First Empire's proposal and did not preclude the Board from considering other strategic alternatives for building stockholder value in the future. The Board's determination was based, among other things, on the Board's understanding that the Offering was nearly ready to be priced and closed and that accepting First Empire's proposal would require the cancellation of the Offering and could jeopardize the timing of the First Nationwide Acquisition.

         On January 4, 1996, MSB and HUBCO entered into a definitive preferred stock purchase agreement, pursuant to which MSB agreed to issue and sell to HUBCO, and HUBCO agreed to purchase from MSB, subject to certain conditions, up to 600,000 shares of MSB Preferred Stock in connection with MSB's First Nationwide Acquisition and the related Offering. On January 10, 1996, MSB closed its Offering of 1,100,000 shares of MSB Common Stock and 600,000 shares of MSB Preferred Stock. On January 12, 1996, MSB completed the First Nationwide Acquisition.


         On May 15, 1997, MSB received another unsolicited conditional proposal from HUBCO to merge MSB into HUBCO. Under this proposal, the stockholders of MSB would receive $25 in shares of HUBCO convertible preferred stock for each share of MSB Common Stock. This letter was conditioned upon the completion of a satisfactory due diligence review of MSB, the negotiation of a definitive merger agreement and the satisfactory settlement of all outstanding stockholder litigation against MSB. At a meeting held on May 30, 1997 at which MSB's financial advisor, Keefe, Bruyette & Woods, Inc. ("KBW") was present, the MSB
Board considered HUBCO's May 15 letter, as well as MSB's then current performance and future prospects, and authorized Mr. William C. Myers, Chairman, President and Chief Executive Officer of MSB, to meet with Mr. Kenneth T. Neilson of HUBCO to discuss the terms of the letter in more detail. Mr. Myers subsequently met with Mr. Neilson and discussed HUBCO's May 15 letter and other terms of HUBCO's proposed business transaction in detail. Mr. Myers reported to the MSB Board as to these further discussions. Thereafter, the Board determined not to pursue the proposed business transaction with HUBCO as outlined in HUBCO's May 15 letter and decided to implement a re-engineering plan, announced in July 1997, that was designed to enhance earnings and stockholder value.



         By letter, dated October 8, 1997, HUBCO modified its May 15, 1997 letter and proposed a business combination with MSB, pursuant to which stockholders of MSB would receive shares of HUBCO Common Stock having a market value at the time equal to $30.00 for each share of MSB Common Stock. The letter also indicated that HUBCO might increase the value of its proposal after completion of due diligence.

         After receipt of HUBCO's October 8, 1997, letter, the Board of Directors of MSB requested KBW to, among other things, review and analyze the proposal and the various strategic alternatives available to MSB, including, but not limited to, maintaining or modifying MSB's existing business plan in pursuit of a long-term internal growth strategy or pursuing a possible merger partner or sale of MSB. The Board of Directors of MSB authorized KBW to identify potential merger partners and acquirors of MSB and to prepare and distribute information packages to those parties that expressed interest in reviewing the MSB acquisition opportunity in order to obtain expressions of interest as to a potential transaction with MSB. KBW met with the Board of MSB on October 17, 1997 to discuss these matters.

         By letter, dated October 30, 1997, HUBCO modified its October 8, 1997, letter and proposed a business combination with MSB, pursuant to which stockholders of MSB would receive shares of HUBCO Common Stock having a market value at the time equal to $34.00 for each share of MSB Common Stock.

         Beginning in October 1997, KBW contacted a total of 17 institutions, including regional and super-regional banks and thrifts headquartered in New York, New Jersey, Pennsylvania and North Carolina, as well as an insurance company and a utility company, that were identified by KBW as parties potentially interested in acquiring or merging with MSB and as the most likely candidates to pay a high premium to acquire or merge with MSB. Of these 17, four entered into confidentiality agreements with MSB and were furnished with information packages. In November 1997, MSB received written or oral preliminary indications of interest from each of these four parties, which preliminary indications of interest were discussed at a meeting of the MSB Board on November 10, 1997 at which KBW was present. The preliminary indication of interest from each party was for an acquisition transaction in which the stockholders of MSB would receive either common stock, cash or a combination thereof. In each case, the preliminary indication of interest was subject to, among other things, the completion of a detailed due diligence review of MSB. HUBCO's preliminary indication of interest was $34.00 per share in a 100% common stock transaction; a second institution's preliminary indication of interest was $30.75 per share in a 100% stock transaction; a third institution's preliminary indication of interest was valued at between $29.50-$31.50 per share in a part stock and part cash transaction; and a fourth institution's preliminary indication of interest was valued at between $33.00-$34.00 per share in either a stock or cash transaction, at MSB's choice. After the November 10, 1997 MSB Board meeting, a fifth institution submitted a preliminary indication of interest for an all stock acquisition transaction valued at $30.00 per share of MSB Common Stock, and a sixth institution submitted a preliminary indication of interest for an all stock acquisition transaction valued at $35.00 per share of MSB Common Stock.

         During November and December 1997, KBW, together with senior representatives of MSB, met with the four parties who had submitted the highest indications of interest to address specific questions the parties had regarding the information package that they had been provided and to permit the parties to perform a detailed due diligence review of MSB. Each of the four parties was given the opportunity to resubmit its proposal on the basis that its initial indication of interest was one of those being considered but at that point was not high enough for MSB to grant it an exclusive right to submit another proposal. Thereafter, one of the institutions indicated that it was no longer interested in pursuing a business transaction with MSB. Such party's withdrawal was not consequential in that its indication was not the highest indication of value. HUBCO's preliminary indication of interest was revised to $36.02 per share of MSB Common Stock. The institution that had submitted a preliminary indication of interest valued at $35.00 per share of MSB Common Stock reconfirmed its proposal, and the remaining institution revised its preliminary indication of interest to $30.00 per share of MSB Common Stock.

         Based upon its evaluation of the three final proposals, on December 5, 1997, the Board of Directors of MSB requested KBW to contact (i) HUBCO and see if HUBCO would either increase its indication of interest or, alternatively, remove the condition regarding the satisfactory settlement of stockholder litigation and (ii) the institution that had submitted the indication of interest with a value of $35.00 per share and see if it would increase such proposal or, alternatively, modify or eliminate certain conditions to its proposal. KBW subsequently advised the MSB Board that HUBCO would not increase its indication of value but that it would eliminate the condition relating to the stockholder litigation and that such other institution would neither increase its indication of value nor modify or eliminate the conditions in its proposal as requested by KBW. The Board of Directors of MSB authorized senior management of MSB and KBW to proceed with the negotiation of an acquisition agreement with HUBCO on the basis that HUBCO had furnished the bid with the highest value. The Board of Directors met again on December 10 and December 11. At these meetings, after consideration of the strategic alternatives available to MSB and reviewing the fairness of the offer, the Board approved the acquisition of MSB by HUBCO and authorized the execution and delivery by MSB of the Merger Agreement.

MSB Board's Reasons for the Merger and Recommendation

         The Board of Directors of MSB has unanimously approved the Merger Agreement and has determined that the Merger is fair to, and in the best interests of, MSB and its stockholders. The Board therefore unanimously recommends that the holders of MSB Common Stock vote "FOR" the approval and adoption of the Merger Agreement.


         The Board believes that the Merger will enable all holders of MSB Common Stock to realize significant value when compared to the market value per share and book value per share of MSB Common Stock prior to the announcement of the transaction. The market value per share of MSB Common Stock as represented by the closing sale price on December 12, 1997, as reported on the AMEX, was $30.50, and the stated book value per share of MSB Common Stock, as of September 30, 1997 was $22.11, and, as of December 31, 1997, was $21.73. See "- Background of the Merger," " - Opinion of MSB's Financial Advisor" and " - Interests of Certain Persons in the Merger."



         In reaching its determination that the Merger is fair to, and in the best interests of, MSB and its stockholders, the Board of Directors of MSB considered a number of factors, both from a short-term and longer-term perspective, including, but not limited to, the following:

         (i) The Board's familiarity with and review of the business, financial condition, results of operations and future prospectus of MSB, including, but not limited to, the potential growth, development, productivity and profitability of MSB;

         (ii) The current and prospective environment in which MSB operates, including national and local economic conditions, the competitive environment for savings and other financial institutions generally, the increased regulatory burden on financial institutions generally, the trend toward consolidation in the financial services industry and the likely effect of the foregoing factors on MSB's potential growth, development, productivity and profitability;

         (iii) pro forma financial information on the Merger, including, among other things, the pro forma book value and earnings per share to MSB's stockholders;

         (iv) a comparison of the price being paid in the Merger to that paid in other comparable thrift mergers;


         (v) the tax free nature of the transaction to MSB stockholders (see, generally, "-- Federal Income Tax Consequences" herein);



         (vi) the historical trading prices for MSB Common Stock and HUBCO Common Stock;

         (vii) the price protection afforded to MSB's stockholders due to the method of calculation of the Exchange Ratio and the ability of MSB to terminate the Merger Agreement under certain circumstances if the Median Pre-Closing Price of HUBCO Common Stock is less than $27.00 per share;

         (viii) MSB's alternatives to the Merger, including the range of possible values of those alternatives and the timing and likelihood of actually receiving those values;

         (ix) the extensive process followed by KBW to obtain acquisition proposals and preliminary bids, and the conclusion that HUBCO's bid was more favorable than any of the other indications of interest from the other companies that also conducted due diligence examinations of MSB;

         (x) the presentation of KBW to the MSB Board of Directors on December 5, 1997 and KBW's oral opinion that, as of such date, the consideration to be received by the stockholders of MSB was fair to the stockholders of MSB from a financial point of view;

         (xi) the expectations that the Merger would provide holders of MSB Common Stock with an opportunity to receive a premium over the then current market and book value of such stock and that the consideration received by MSB stockholders in the Merger would constitute a favorable premium compared to expected future values of MSB Common Stock under a variety of circumstances and assumptions;

         (xii) the review by the Board with its legal and financial advisors of the provisions of the Merger Agreement, the Stock Option Agreement and other related documents; and

         (xiii) the compatibility of the respective business and management philosophies of HUBCO and MSB and the expectation that HUBCO will continue to provide quality service to the communities and customers served by MSB.

         The foregoing does not purport to be a complete list of the matters considered by the Board of Directors of MSB in approving the Merger. In approving the Merger, the Board did not identify any one factor or group of factors as being more important or significant than any other factor in the decision making process.

HUBCO's Reasons for the Merger

         HUBCO entered into the Merger Agreement with MSB as part of HUBCO's ongoing strategy of growth through acquisitions.

         HUBCO's acquisition strategy consists of identifying financial institutions with business philosophies that are similar to HUBCO's, which operate in markets that are geographically within or close to those of HUBCO, and which provide an ability to enhance earnings per share over an acceptable period after the acquisition, while providing acceptable rates of return. Acquisitions are also evaluated in terms of asset quality, interest rate risk, core deposit base stability, potential operating efficiencies and management abilities.

         Pursuant to this acquisition strategy, HUBCO has pursued acquisitions of financial institutions in New York State which are geographically close to HUBCO's current markets and which otherwise meet HUBCO's acquisition goals. HUBCO's initial investment in, expressions of interest in, and merger with MSB are consistent with this strategy, as is HUBCO's pending acquisition of PFC and PFC's New York banking subsidiary, BTH. HUBCO anticipates that combining the New York State operations of BTH and MSB Bank will enhance HUBCO's ability to promote operational efficiencies and services to the combined institutions' New York State customers.

Interests of Certain Persons in the Merger

         In considering the recommendation of the MSB Board of Directors with respect to the Merger, holders of MSB Common Stock should be aware that certain members of the Board of Directors and management of MSB have certain interests in the Merger in addition to their interests generally as stockholders of MSB. All of such additional interests are described below, to the extent material, and except as described below such persons have, to the best knowledge of MSB, no material interest in the Merger apart from those of stockholders generally. The MSB Board of Directors was aware of these interests of its directors and officers and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

         Ownership of MSB Common Stock and MSB Options

         As of the Record Date, the directors and executive officers of MSB and its affiliates beneficially owned (excluding shares which could be acquired upon the exercise of options) an aggregate of 155,997 shares of MSB Common Stock (5.48% of the issued and outstanding shares) and options to acquire an additional 73,838 shares of MSB Common Stock.

         Certain directors, officers and executives of MSB and its affiliates are the holders of stock options to acquire shares of MSB Common Stock. Pursuant to the Merger Agreement, the holders of options to acquire MSB Common Stock will have the right to elect to convert all or a portion of these options into HUBCO Common Stock or options to purchase HUBCO Common Stock. For information regarding the treatment of MSB stock options, see "THE PROPOSED MERGER -- Conversion of MSB Options."

         Board Membership

         The Merger Agreement provides that HUBCO will cause one director of MSB selected by MSB (who may be William C. Myers) and acceptable to HUBCO to be appointed at the Effective Time to the HUBCO Board of Directors. HUBCO has agreed to ask each of the current directors of MSB Bank to serve as directors of its New York bank subsidiary and to cause the directors of that bank board to receive board fees and be subject to board duties substantially consistent with the fees and duties of the directors of other bank subsidiaries of HUBCO. HUBCO has agreed to modify or waive the provisions of its mandatory retirement policy to the extent necessary so that those MSB Bank directors who would otherwise be required to retire as directors of HUBCO's New York bank subsidiary in the six year period following the Closing because they will have reached HUBCO's mandatory retirement age of 72 will be permitted to continue to serve until age 75.

         Executive Appointments

         At the Effective Time, HUBCO will cause William C. Myers to be appointed to serve as the Vice Chairman of the Board of Directors of HUBCO's New York banking subsidiary and the President of the Southern Region of the New York banking subsidiary. Immediately after the Effective Time, HUBCO will enter into an employment agreement with Mr. Myers for a one-year term, providing for an annual salary of $200,000, a guaranteed bonus of $100,000 and eligibility for participation in the incentive compensation plans and employee benefit programs maintained by HUBCO (and its affiliates) that are offered to similarly situated senior executives and officers. HUBCO will be permitted to terminate Mr. Myers' employment "for cause" as defined in the agreement. The agreement will also contain non-compete and non-solicitation covenants that will run in favor of HUBCO for a two-year period and cover all of downstate New York, New Jersey and Connecticut. As consideration for these restrictive covenants, Mr. Myers will receive a lump sum cash payment of $800,000, payable in two equal installments, the first upon the signing of the agreement and the balance upon the first anniversary of the signing.

         Employment Agreements

         Under the Merger Agreement, HUBCO has agreed to honor Mr. Myers' existing employment agreement with MSB dated effective as of September 3, 1994, and amended effective as of September 3, 1995, September 3, 1996 and October 31, 1997 (the "Myers Employment Agreement"), provided MSB and Mr. Myers adopt certain amendments to this agreement, described below, effective at the Closing. The Myers Employment Agreement provides for a five year term that will automatically be extended to a full five years upon a "change of control" of MSB or MSB Bank, as defined in the agreement. In addition, pursuant to the amendments to the Myers Employment Agreement adopted in 1997, if a change of control of MSB or MSB Bank occurs, Mr. Myers or, in the event of his death, his beneficiary, would be entitled to receive a payment equal to the remaining salary payments due under the agreement together with all other cash compensation and benefits, including life, health, dental and disability coverages, for the full five year term of the agreement, regardless of whether his employment terminates, on a voluntary or involuntary basis, as a result of such change of control. The Myers Employment Agreement also provides that in the event the present value of the total payments to be made to Mr. Myers upon a change of control of MSB or MSB Bank constitute an "excess parachute payment" under Section 280G of the Code that would trigger the payment of excise taxes under Section 4999 of the Code, MSB will indemnify Mr. Myers for the amount of the excise taxes and the amount of any income and employment tax liability that would be triggered as a result of such indemnification (a "gross-up provision").

         Since it is anticipated that the Merger will constitute a "change of control" of MSB and MSB Bank under the Myers Employment Agreement, and it is expected that the total present value of the amounts payable to Mr. Myers upon such event would constitute "excess parachute payments" under Section 280G of the Code, thereby triggering the excise taxes under Section 4999 of the Code and the application of the gross-up provision in the Myers Employment Agreement, MSB and Mr. Myers have agreed to amend the Myers Employment Agreement, in a manner acceptable to HUBCO and effective at the Closing, to reduce the total present value of the payment to be made to Mr. Myers under the agreement so that the aggregate amount of such distribution would not constitute an "excess parachute payment" under Section 280G of the Code. Based on Mr. Myers' current annual rate of salary of $199,500 and pursuant to the terms of the Myers Employment Agreement, as it is anticipated to be amended, if a change of control occurs on March 31, 1998, it is expected that Mr. Myers would receive a payment under the Myers Employment Agreement having a present value of approximately $561,000, including all non-cash benefits.

         The Merger Agreement also provides for HUBCO to honor the employment agreement entered into between MSB and Gill Mackay, adopted effective as of September 3, 1994, and subsequently amended effective as of September 3, 1995, September 3, 1996 and October 31, 1997, and the employment agreement between MSB and Anthony J. Fabiano, adopted effective as of January 1, 1996 and subsequently amended effective as of January 1, 1997 and October 31, 1997 (collectively, the "Employment Agreements"). The Merger Agreement does not require the Employment Agreements for Messrs. Mackay and Fabiano to be amended in the manner described above for Mr. Myers.

         The Employment Agreements for Messrs. Mackay and Fabiano each provide for an initial three year term. Pursuant to the Amendatory Agreements to these agreements adopted in 1997, the term of each executive's Employment Agreement will automatically be extended to three years in the event a "change of control" of MSB and MSB Bank occurs, as such term is defined in each Agreement. In addition, pursuant to such 1997 amendments, upon a change of control, each executive will automatically be entitled to receive a payment equal to the remaining salary payments due under the Employment Agreement together with all other cash compensation and benefits, including life, health, dental and disability coverages, for the full three year term of the Agreement regardless of whether the executive's employment terminates due to the change of control. The Employment Agreements each contain a gross-up provision.

         It is anticipated that the Merger will constitute a "change of control" under each executive's Employment Agreement. Although it is expected that the payments to be made and the benefits to be provided to each executive will constitute "excess parachute payments" that would result in the imposition of excise taxes, the determination of whether an excise tax will be due and the amount of any such tax will be made on the basis of the circumstances prevailing at the Effective Time. Assuming a change of control were to occur on March 31, 1998, based on the current annual rate of salary in effect for Mr. Mackay and Mr. Fabiano of $135,450 and $99,750, respectively, it is anticipated that Mr. Mackay and Mr. Fabiano would receive payments having a present value of approximately $999,000 and $779,000, respectively, including the value of all non-cash benefits. Any excess parachute payments and indemnification amounts paid will not be deductible compensation expenses for MSB or MSB Bank.

         Special Termination Agreements

         In the Merger Agreement, HUBCO has also agreed to honor the special termination agreements between MSB Bank and Mary Ellen Rogulski, adopted effective as of January 1, 1996, the special termination agreements between MSB Bank and each of Karen DeLuca, Frances C. Reilly, Frank J. Fogg and Steven R. Gleason, adopted effective as of September 3, 1994 and subsequently amended effective as of October 27, 1995, and the special termination agreement between MSB Bank and Catherine Terwilliger adopted effective as of March 21, 1997 (collectively, the "Special Termination Agreements").

         Effective upon a "change of control" of MSB or MSB Bank, each Special Termination Agreement provides for an extension so that the remaining term of each Agreement will be three years effective upon such event, as defined in the Agreements. Each Special Termination Agreement also provides that if, at any time following a change of control of MSB or MSB Bank and during the term of such Agreement, the executive's employment is terminated for any reason other than "for cause" as defined in the Agreement or if the executive were to terminate his or her own employment following the change of control as a result of the executive's (i) demotion or loss of title, office or significant authority; (ii) reduction in the executive's compensation; (iii) relocation of the executive's principal place of employment; (iv) material change in the executive's working conditions; or (v) failure of MSB Bank (or its successor) to continue to provide employee benefit programs substantially similar to those in effect before the change of control, the executive, or, in the event of his or her death, the executive's beneficiary, would be entitled to receive a severance payment in the amount equal to the sum of (a) twice the executive's then current annual base salary; (b) the contributions that would have been made by MSB Bank on the executive's behalf to its 401(k) Savings Plan (and any other tax-qualified defined contribution plan it maintains in which the executive participates) for the two-year period following the executive's termination of employment; and (c) the fair market value of any stock that would have been awarded or allocated to the executive under MSB Bank's Employee Stock Ownership Plan and any stock-based incentive compensation plan for the two-year period following the executive's termination of employment. MSB Bank or MSB would also be required to continue life, health, and disability insurance coverage for the remaining unexpired term of each executive's Special Termination Agreement.


         It is anticipated that the Merger will constitute a "change of control" under all of the Special Termination Agreements. The Special Termination
Agreements provide that if the total payment to be made to an executive following a change of control constitutes an "excess parachute payment" under
Section 280G of the Code, the aggregate amount payable under each Agreement would be reduced to the greater of (a) one dollar below the amount which would subject the executive to the payment of an excise tax or (b) the net amount otherwise payable to the executive excluding the 20% excise tax payable on the portion of the payment constituting an "excess parachute payment." The current annual rate of salary for Ms. Rogulski, Ms. DeLuca, Ms. Reilly, Mr. Fogg, Mr. Gleason and Ms. Terwilliger is $71,400, $43,365, $67,200, $68,250, $58,800, and
$63,000, respectively. Accordingly, if it is assumed that a change of control and termination were to occur on March 31, 1998, the amount payable, including non-cash benefits, to Ms. Rogulski, Ms. DeLuca, Ms. Reilly, Mr. Fogg, Mr. Gleason and Ms. Terwilliger under their respective Special Termination Agreements would be approximately $194,000, $111,000, $170,000, $170,000,
$206,000, and $159,000, respectively. Except in the case of Ms. Rogulski, the amounts shown are net of the withholding by MSB of the 20% federal excise tax payable with respect to these amounts; no such excise tax is expected to be applicable to the amount to be paid Ms. Rogulski under her Special Termination Agreement. Any excess "parachute payments" made to these five officers would not be deductible compensation expenses for MSB or MSB Bank.



         Severance Policy

         Under the Merger Agreement, HUBCO has assumed the MSB Bank Employee Severance Compensation Plan (the "Severance Plan"), adopted effective as of September 3, 1992, and subsequently amended effective as of December 29, 1997. Pursuant to the Severance Plan, as amended, any employee of MSB (or an affiliate), other than an employee covered by an Employment Agreement or Special Termination Agreement, who has completed seven years of continuous service with MSB (or an affiliate) or who is an officer of MSB (or an affiliate) will be eligible to receive severance benefits under the Severance Plan. The Severance Plan further provides that a participant whose employment is terminated within one year following a "change of control" of MSB or MSB Bank (as such term is defined in the Severance Plan) will be entitled to receive a severance payment equal to the product of 1/12 of the participant's annual compensation multiplied by the number of his or her whole years of service with MSB (or an affiliate), up to a maximum of 24 years. All payments to be made under the Severance Plan would be paid out of the general assets of MSB or its successor.

         HUBCO has also agreed under the Merger Agreement to provide severance payments to employees of MSB who are not covered by the Severance Plan, an Employment Agreement or a Special Termination Agreement and whose employment is terminated at or following the Closing by HUBCO or at HUBCO's direction. The Merger Agreement requires HUBCO to provide severance payments to those persons whose employment is terminated within six months of the Closing, other than for good cause, and who have not been offered employment by HUBCO at the same or better base pay at one of HUBCO's other offices within 50 miles of such person's current place of employment (whether in Poughkeepsie, New York or Mahwah, New Jersey, or some other HUBCO location within such 50-mile area) equal to one month's pay for each full year of service with MSB and/or the Surviving New York Bank.

         The approximate total dollar amount of severance benefits that may be payable under the Severance Plan and the foregoing severance policy to eligible persons following the Merger cannot be quantified at this time since all such payments would be triggered by contingencies the probability of which cannot be accurately determined at this time.

         Retirement Plan for Outside Directors

         In accordance with the terms of the Merger Agreement, MSB has terminated, effective as of December 31, 1997, the Retirement Plan for Board Members of MSB Bancorp, Inc. (the "Directors' Retirement Plan") adopted effective as of October 21, 1994 and subsequently amended effective as of October 31, 1997. The Directors' Retirement Plan was implemented in order to provide retirement benefits to directors of MSB and MSB Bank.

         The Directors' Retirement Plan, as amended effective as of October 31, 1997, provides for a normal retirement benefit to be paid to each director who retires after attaining age 65 and completing at least 10 years of "creditable service" and who agrees to provide consulting services to MSB following retirement. "Creditable service" is defined generally in the Directors' Retirement Plan to mean service on MSB's Board of Directors, or on the Board of Directors (or board of trustees) of MSB Bank, including any service completed while the director was a salaried officer or employee of MSB Bank. The annual normal retirement benefit payable to a director upon retirement at age 65 under the Directors' Retirement Plan is calculated based on the annual retainer being paid to the director for service on the Board of Directors of MSB Bank or MSB (whichever is greater in the case of a member of both Boards), as in effect in the month in which the director ceases to be a member of such Board. Pursuant to the Retirement Plan, as amended, "annual retainer" means the sum of the (i) annual retainer; (ii) aggregate committee meeting fees; and (iii) property inspection fees, if any, paid to the Board member for the relevant period. The Directors' Retirement Plan also provides for the payment of a vested retirement benefit upon the occurrence of certain events, including termination of the Plan, which may commence at any time after a director attains age 50 at the director's election upon retirement. The annual vested retirement benefit commencing at or after age 65 is equal to the annual normal retirement benefit multiplied by the lesser of 1.00 or the subtotal of the director's years of creditable service divided by 10. If a vested early retirement benefit is elected, the Directors' Retirement Plan provides for the amount of the benefit otherwise payable to be reduced by 0.5% for each month the benefit commencement date precedes the date on which the director would have attained age 65.

         In the event of a "change of control" of MSB, as defined in the Directors' Retirement Plan, each director would receive a benefit based upon credit for three additional years of age and service. Additionally, upon a change of control, the Directors' Retirement Plan permits each director to elect a lump sum payment of his or her benefit under the plan and for such benefit to be subject to an early retirement reduction factor of 0.25% rather than 0.5% per month. In the event a director's service terminates within the period beginning three months prior to, and ending three years after, a change of control, the director would not be required to provide consulting services in order to receive retirement benefits.

         In accordance with the Merger Agreement, MSB has amended the Directors' Retirement Plan to provide for its termination effective as of December 31, 1997. Pursuant to the termination amendment, all benefits under the Directors' Retirement Plan have become vested and non-forfeitable, and all benefit accruals have ceased effective as of the plan's termination date. In addition, pursuant to the terms of the Merger Agreement, the Directors' Retirement Plan has been amended to provide for each director's retirement benefit to be determined as if a change of control of MSB had occurred effective as of December 31, 1997 and for benefits to be immediately distributable to the directors. The estimated average annual benefit payable to a participant upon retirement at or after age 65 based on an average $29,400 annual retainer currently in effect for directors of MSB and assuming 10 years of service would be approximately $29,400 per year.

         The Directors' Retirement Plan is unfunded. All benefits payable under the Directors' Retirement Plan will be paid from MSB's current assets. As soon as practicable, MSB will either purchase an annuity to pay the directors' benefits upon retirement or will make a lump sum distribution to each director of his or her plan benefits in the 1998 calendar year. There are no tax consequences to either the director or MSB until benefits are paid out to the director. At that time, the director will recognize income in the amount of the payment, and MSB will be entitled to an offsetting deduction. The actions described above will occur whether or not the Merger is consummated.

         Indemnification

         In the Merger Agreement, HUBCO has agreed to indemnify, defend and hold harmless each person who is, has been, or becomes prior to the Effective Time, a director, officer, employee or agent of MSB, or who serves or has served at the request of MSB in any capacity with any other entity (collectively, the "Indemnitees"), to the fullest extent which MSB would have been permitted under applicable law and MSB's Certificate of Incorporation and By-laws had the Merger not occurred, with respect to any claims made against such person because he or she is or was a director, officer, employee or agent of MSB or serves or has served at the request of MSB in any capacity with any other entity. In the Merger Agreement, HUBCO has also agreed to cover MSB's officers and directors under either an extension of MSB's existing directors' and officers' liability insurance policy or a rider to HUBCO's then current policy for a period of at least six years after the Effective Time.



Opinion of MSB's Financial Advisor

         On December 5, 1997, at a meeting that the MSB Board held to review indications of interest from three bidders to evaluate a proposed merger, KBW delivered to the Board a verbal opinion (which opinion was subsequently updated verbally on December 12, 1997) to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to the holders of the MSB Common Stock. In connection with its opinion dated the date of this Proxy Statement, KBW updated certain analyses performed in connection with its opinion and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith.



         KBW has delivered to the MSB Board its updated written opinion dated the date of this Proxy Statement to the effect that as of such date the Exchange Ratio is fair, from a financial point of view, to the holders of MSB Common Stock. KBW's opinion is addressed to the MSB Board and does not constitute a recommendation as to how any stockholder of MSB should vote with respect to the Merger Agreement.

         The full text of the opinion of KBW, which sets forth a description of the procedures followed, assumptions made, matters considered and limits on the review undertaken, is attached to this Proxy Statement as Appendix C and is incorporated herein by reference. Stockholders are urged to read the opinion in its entirety. The following summary of the analyses performed by KBW in rendering its opinion is qualified in its entirety by reference to the full text of the opinion.


         In rendering its opinion, KBW (i) reviewed, among other things, the Merger Agreement, the Annual Reports to stockholders and Annual Reports on Form 10-K of MSB and Annual Reports on Form 10-K of HUBCO for the five years ended December 31, 1997, certain interim reports to stockholders and Quarterly Reports on Form 10-Q of MSB and Quarterly Reports on Form 10-Q of HUBCO and certain internal financial analyses and forecasts for MSB prepared by management; (ii) held discussions with members of senior management of MSB and HUBCO regarding past and current business operations, regulatory relationships, financial condition and future prospects of the respective companies; (iii) compared certain financial and stock market information for MSB and HUBCO with similar information for certain other companies the securities of which are publicly traded; (iv) reviewed the financial terms of certain recent business combinations in the banking industry; and (v) performed such other studies and analyses as it considered appropriate.



         In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and KBW did not attempt to verify such information independently. KBW relied upon the management of MSB as to the reasonableness and achievability of the financial and operating forecasts and projections (and assumptions and bases therefor) provided to KBW and assumed that such forecasts and projections reflected the best available estimates and judgments of such management and that such forecasts and projections will be realized in the amounts and in the time periods estimated by such management. KBW also assumed, without independent verification, that the aggregate allowances for loan losses for MSB and HUBCO are adequate to cover such losses. KBW did not make or obtain any evaluations or appraisals of the property of MSB or HUBCO, nor did KBW examine any individual credit files.

         The following is a summary of the material financial analyses employed by KBW in connection with providing its opinion.

         (a) Financial Summary of the HUBCO Offer. KBW calculated multiples which were based on the assumed per share purchase price of $36.02 (derived by multiplying $36.25, the last reported sale price for HUBCO Common Stock on December 2, 1997, by 0.9936, which would be the Exchange Ratio if $36.25 were the Median Pre-Closing Price). MSB's September 30, 1997 stated and tangible book value were $22.40 and $13.72, respectively, its 1997 and 1998 earnings per share estimates (provided by MSB) were $1.35 and $1.98, respectively, and its trailing 12 months (September 30, 1996 to September 30, 1997) earnings per share was $1.16. Based on this data, the price to stated and fully diluted tangible book value multiples were 1.61 and 2.63 times, respectively, the price to the 1997 and 1998 earnings estimates per share were 26.8 and 18.2 times, respectively, and the multiple of price to the trailing 12 months earnings was 31.1 times.

         (b) Analysis of Selected Merger Transactions. KBW reviewed certain financial data related to a set of recent comparable acquisitions nationwide from January 1, 1996 to October 27, 1997, where the seller was a thrift and had assets over $500 million, with a return on assets ("ROA") under 1.0% and a tangible equity ratio under 10.0%. This criteria produced a list of 33 sellers. The comparable thrift-only transactions, where the seller had assets over $500 million in the Northeast (NY, NJ, CT, MA, PA) from January 1, 1996 to October 27, 1997, produced a list of 20 sellers. In the New York area comparable group, the criterion was any thrift sold from January 1, 1994 to October 27, 1997, which produced a list of 17 sellers. The last comparable group included thrifts with assets greater than $100 million, which had a ROA less than 0.50% and a tangible equity ratio under 10.0%, which produced a list of 28 sellers.

         KBW calculated an average of the nationwide transactions multiple of price to the targets' earnings (trailing 12 months) as 17.0 times compared to a multiple of 31.1 times for the Merger; an average premium to the targets' stated book value of 181% compared to a premium of 161% associated with the Merger; an average premium to the targets' tangible book value of 194% compared to a premium of 263% associated with the Merger; an average premium to the targets' core deposits (net of tangible equity) of 10.7% compared to 11.6% associated with the Merger; and an average price as a percentage of assets of 13.6% compared to 16.3% associated with the Merger.

         For the Northeastern region, KBW calculated an average multiple of price to the targets' earnings (trailing 12 months) of 16.2 times compared to a multiple of 31.1 times associated with the Merger; an average premium to the targets' stated book value of 193% compared to a premium of 161% associated with the Merger; an average premium to the targets' tangible book value of 204% compared to a premium of 263% associated with the Merger; an average premium to the targets' core deposits (net of tangible equity) of 10.4% compared to a 11.6% associated with the Merger; and an average price as a percentage of assets of 14.8% compared to 16.3% associated with the Merger.

         For the New York area transactions, KBW calculated an average multiple of price to the targets' earnings (trailing 12 months) of 16.9 times compared to a multiple of 31.1 times associated with the Merger; an average premium to the targets' stated book value of 178% compared to a premium of 161% associated with the Merger; an average premium to the targets' tangible book value of 182% compared to a premium of 263% associated with the Merger; an average premium to the targets' core deposits (net of tangible equity) of 10.7% compared to 11.6% associated with the Merger; and an average price as a percentage of assets of 15.3% compared to 16.3% associated with the Merger.

         For the high price to last twelve months EPS transactions, KBW calculated an average multiple of price to the targets' earnings (trailing 12 months) of 29.7 times compared to a multiple of 31.1 times associated with the Merger; an average premium to the targets' stated book value of 154% compared to a premium of 161% associated with the Merger; an average premium to the targets' tangible book value of 166% compared to a premium of 263% associated with the Merger; an average premium to the targets' core deposits (net of tangible equity) of 7.5% compared to 11.6% associated with the Merger; and an average price as a percentage of assets of 12.7% compared to 16.3% associated with the Merger.

         No company or transaction used for comparison in the analysis described above was identical to MSB, HUBCO or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

         (c) Selected Peer Group Analysis. KBW compared the financial performance and market performance of HUBCO based on various financial measures of earnings performance, operating efficiency, capital adequacy and asset quality and various measures of market performance, including market/book values, price to earnings and dividend yields to those of a group of comparable holding companies. This group consisted of KBW covered banks with market capitalizations between $1-5 billion, which produced a list of 46 companies. For purposes of such analysis, the financial information used by KBW was as of and for the quarter ended September 30, 1997 and the market price information was as of December 4, 1997.

         KBW's analysis showed the following concerning HUBCO's financial performance: that HUBCO's return on equity on an annualized basis was 24.6%, compared to an average of 16.3% for the peer group; that HUBCO's return on assets on an annualized basis was 1.75%, compared to an average of 1.40% for the peer group; that HUBCO's net interest margin on an annualized basis was 5.38%, compared to an average of 4.56% for the peer group; that HUBCO's efficiency ratio on an annualized basis was 52.01%, compared to an average of 56.99% for the peer group; that HUBCO's equity to assets ratio was 6.96%, compared to an average of 8.67% for the peer group; that HUBCO's ratio of nonperforming assets to total loans and other real estate owned was 2.02%, compared to an average of 0.68% for the peer group; that HUBCO's ratio of loan loss reserve to nonperforming loans was 116%, compared to an average of 337% for the peer group.

         KBW's analysis further showed the following concerning HUBCO's market performance: that HUBCO's price to earnings multiple based on 1997 estimated earnings was 16.86 times, compared to an average for the peer group of 19.66 times; and HUBCO's dividend yield was 2.21%, compared to an average for the peer group of 1.86%. For purposes of the above calculations, all earnings estimates were based upon the published estimates of KBW's equity research department for HUBCO.

         (d) Financial Impact Analysis. KBW performed pro forma merger analysis that combined projected income statement and balance sheet information. Assumptions regarding the accounting treatment, acquisition adjustments, cost savings, revenue enhancements and treatment of MSB employee stock options were used to calculate the financial impact that the Merger would have on certain projected financial results of HUBCO. This analysis indicated that the Merger is expected to dilute estimated earnings in 1998 (excluding the effect of a non-recurring merger and restructuring charge to be incurred in connection with the Merger), and increase the fully diluted book value. In order for the Merger to not be dilutive to 1998 estimated earnings, HUBCO would have to save 18.17% of MSB's pre-tax non-interest expense. This analysis was based on analyst and the respective managements' estimates of HUBCO and MSB's 1998 earnings per share and on HUBCO managements' estimates of expected cost savings, revenue enhancements and a non-recurring merger and restructuring charge to be realized or incurred by HUBCO in connection with the Merger. The actual results achieved by HUBCO following the Merger will vary from the projected results, and the variations may be material.

         (e) Discounted Cash Flow Analysis. KBW estimated the present value of the future cash flows that would accrue to a holder of a share of MSB Common Stock assuming the stockholder held the stock through the year 2002 and then sold it at the end of year 2002. The analysis was based on several assumptions, including an earnings per share of $1.98 in 1998 and a post-1999 earnings per share growth rate of 8%. A 40% dividend payout ratio was assumed for MSB through the year 2002. A terminal value was calculated for 2002 by multiplying MSB's projected 2002 earnings by a price/earnings multiple of 16 times trailing earnings. The terminal valuation and the estimated dividends were discounted at a rate of 12%, producing a present value of $32.50. KBW also presented a table showing the foregoing analysis with a range of discount rates from 10% to 18% and a range of price-to-earnings multiples of 12x to 22x, resulting in a range of present values for a share of MSB Common Stock of $19.83 to $47.23. These values were determined by adding (i) the present value of the estimated future dividend stream that MSB could generate over the period beginning January 1998 and ending in December 2002, and (ii) the present value of the "terminal value" of the MSB Common Stock.

         KBW repeated this analysis using a post-2000 earnings growth rate of 6% and earnings per share projections for 1998 and 1999 of $1.98 and $2.51, respectively, for MSB. The result of this analysis was a present value of $30.86 at a 16 times trailing earnings terminal multiple and a 12% discount rate. KBW also presented a table showing the foregoing analysis with a range of discount rates from 10% to 18% and a range of price-to-earnings multiples of 12x to 20x, resulting in a range of present values for a share of MSB Common Stock of $18.86 to $41.06.

         KBW stated that the discounted cash flow analysis is a widely-used valuation methodology but noted that it relies on numerous assumptions, including asset and earnings growth rates, dividend payout rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of MSB Common Stock.

         (f) HUBCO Stock Price Performance. KBW reviewed and analyzed the historical trading price of HUBCO's Common Stock on a weekly basis from January 3, 1997 to November 28, 1997 as compared to the S&P 500 and the Keefe Bank Index. During this time period HUBCO had outperformed both indices.

         (g) MSB Stock Trading Analysis. KBW compared the trading multiples of MSB to the Keefe Bank Scan, a nationwide thrift peer group and a nationwide commercial bank peer group. This analysis indicated that on a price to 1997 earnings basis, MSB was trading at a higher multiple than each of the three groups. KBW also compared certain profitability ratios and found that MSB's performance was below that of each of the three groups. This analysis indicated that MSB was trading at a premium to earnings and may suggest that this was based on takeout speculation rather than financial performance.

         (h) Other Analysis. KBW also reviewed selected investment research reports, earnings estimates, historical stock price performance relative to the S&P 500 and to an index of bank and thrift stocks and other financial data for MSB and HUBCO.

         The summary contained herein provides a description of the material analyses prepared by KBW in connection with the rendering of its opinion. The summary set forth above does not purport to be a complete description of the analyses performed by KBW in connection with the rendering of its opinion. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. KBW believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses without considering all analyses, or selecting part of the above summary, without considering all factors and analyses, would create an incomplete view of the processes underlying the analyses set forth in KBW's presentations and opinion. The ranges of valuations resulting from any particular analysis described above should not be taken to be KBW's view of the actual value of MSB and HUBCO. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analyses.

         In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of MSB and HUBCO. The analyses performed by KBW are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of KBW's analysis of the fairness, from a financial point of view, of the Exchange Ratio in the Merger. These analyses were provided to the MSB Board in connection with the delivery of KBW's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company actually might be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, KBW's opinion, along with its presentation to the MSB Board, was just one of many factors taken into consideration by the MSB Board in unanimously approving the Merger Agreement.

         KBW, as part of its investment banking business, is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to, MSB and HUBCO, and, as a market maker in securities, KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of MSB and HUBCO for KBW's own account and for the accounts of its customers.



         Pursuant to the executed Engagement Letter dated October 28, 1997, between MSB and KBW, MSB has agreed to pay KBW a cash fee equal to 1.125% of the market value of the total consideration paid to MSB stockholders upon closing of the transaction, which fee is estimated to be $1,415,450, assuming a Median Pre-Closing Price of HUBCO Common Stock equal to $34,875 and an Exchange Ratio equal to $36.02 divided by that Median Pre-Closing Price. In connection with the execution and delivery of the Merger Agreement, a cash fee of $200,000 was paid, and an additional cash fee of $200,000 will be paid at the time of mailing of this Proxy Statement-Prospectus. Both amounts will be credited against the total fee to be paid at the closing of the Merger. Pursuant to the KBW Engagement Letter, MSB also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify KBW against certain liabilities, including liabilities under the federal securities laws.



Resale Considerations With Respect to the HUBCO Stock

         The shares of HUBCO Stock that will be issued if the Merger is consummated have been registered under the Securities Act of 1933, as amended (the "Securities Act") and will be freely transferable, except for shares received by persons, including directors and executive officers of MSB, who may be deemed to be "affiliates" of MSB under Rule 145 promulgated under the Securities Act. An "affiliate" of an issuer is defined generally as a person who "controls" the issuer. Directors, executive officers and 10% stockholders may be deemed to control the issuer. Affiliates may not sell their shares of HUBCO Stock acquired pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act covering the HUBCO Stock or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act.

         Persons who may be deemed to be "affiliates" of MSB have delivered letters to HUBCO in which they have agreed to certain restrictions on their ability to sell, transfer or otherwise dispose of ("transfer") any MSB Common Stock owned by them and any HUBCO Common Stock acquired by them in the Merger. Pursuant to the accounting rules governing a pooling-of-interests, such persons have agreed not to transfer the shares during the period beginning 30 days prior to the Effective Time and ending on the date on which financial results covering at least 30 days of post-merger combined operations of HUBCO and MSB have been published or filed by HUBCO. Also, in connection with the pooling-of-interests rules, such persons have agreed not to transfer their MSB Common Stock in the period prior to 30 days before the Effective Time without giving HUBCO advance notice and an opportunity to object if the transfer would interfere with pooling-of-interests accounting for the Merger. Pursuant to Rule 145, such persons have also agreed to refrain from transferring HUBCO Common Stock acquired by them in the Merger, except in compliance with certain restrictions imposed by Rule 145. Certificates representing the shares of HUBCO Common Stock acquired by each such person pursuant to the Merger will bear a legend reflecting that the shares are restricted in accordance with the letter signed by such person and may not be transferred except in compliance with such restrictions.

         Persons who may be deemed "affiliates" of HUBCO have also delivered letters to HUBCO in which they have agreed not to transfer HUBCO Stock beneficially owned by them in violation of the pooling-of-interests restrictions set forth above with respect to MSB.

Conditions to the Merger

         The obligation of each party to consummate the Merger is subject to satisfaction or waiver of certain conditions, including (i) approval of the Merger Agreement and the transactions contemplated thereby by the requisite vote of the holders of MSB Common Stock; (ii) the receipt of all consents, approvals and authorizations of all necessary federal and state government authorities and expiration of all required waiting periods, necessary for the consummation of the Merger (see "-- Regulatory Approvals"); (iii) the effectiveness of the registration statement covering the shares of HUBCO Common Stock to be issued to MSB stockholders, and the qualification of the issuance of HUBCO Common Stock in every state where such qualification is required under applicable state securities laws; (iv) the absence of any litigation that would restrain or prohibit the consummation of the Merger; (v) receipt by HUBCO of an opinion of Pitney, Hardin, Kipp & Szuch, counsel to HUBCO, to the effect that the exchange of MSB Common Stock for HUBCO Common Stock is a tax-free reorganization within the meaning of Section 368 of the Code. See "-- Federal Income Tax Consequences", (vi) receipt by MSB of an opinion of Thacher Proffitt & Wood to the effect that the exchange of MSB Common Stock for HUBCO Common Stock is a tax-free reorganization within the meaning of Section 368 of the Code and (vii) the receipt of a letter from HUBCO's independent accountants that the Merger will qualify to be treated by HUBCO as a pooling-of-interests for accounting purposes.

         The obligation of HUBCO to consummate the Merger is also conditioned on, among other things, (i) the continued accuracy in all material respects of the representations and warranties of MSB contained in the Merger Agreement;
(ii) the performance by MSB, in all material respects, of all its obligations under the Merger Agreement; and (iii) receipt of an opinion from Thacher Proffitt & Wood, counsel to MSB, as to certain matters.

         The obligation of MSB to consummate the Merger is also conditioned on, among other things, (i) the continued accuracy in all material respects of the representations and warranties of HUBCO contained in the Merger Agreement; (ii) the performance by HUBCO, in all material respects, of all its obligations under the Merger Agreement; (iii) receipt of KBW's fairness opinion; (iv) receipt of an opinion from Pitney, Hardin, Kipp & Szuch as to certain matters; (v) acceptance and assumption by HUBCO of certain employment contracts between MSB and its officers and directors; and (vi) the appointment of one nominee, designated by MSB, to the Board of Directors of HUBCO, and the offer by HUBCO of the position, Vice Chairman of the Board of the Surviving Bank and President of the Southern Region of the Surviving Bank, to William C. Myers.

Conduct of Business Pending the Merger

         The Merger Agreement requires MSB to conduct its business prior to the Effective Time only in the ordinary course of business and consistent with prudent banking practices, except as permitted under the Merger Agreement or with the written consent of HUBCO (which will not be unreasonably withheld). Under the Merger Agreement, MSB has agreed not to take certain actions without the prior written consent of HUBCO or unless permitted by the Merger Agreement, including, among other things, the following: (a) change any provision of its Certificate of Incorporation or By-laws; (b) change the number of shares of its authorized or issued capital stock, grant any option or similar right relating to its capital stock, or declare, set aside or pay any dividend or other distribution in respect of its capital stock, except that MSB may pay dividends on the MSB Preferred Stock and dividends on the MSB Common Stock in the same amount as was paid in the two quarters prior to the date of the Merger
Agreement, less the amount, if any, which MSB may pay to the holders of MSB Common Stock in order to redeem the Preferred Share Purchase Rights which currently exist as part of the MSB Common Stock; (c) grant any severance or termination pay (other than pursuant to written policies or contracts of MSB in effect on the date of the Merger Agreement and disclosed to HUBCO) to, or enter into or amend any employment or severance agreement with, any of its directors, officers or employees, or adopt any new employee benefit plan or arrangement or award an increase in compensation or benefits; (d) sell or dispose of any substantial amount of assets or voluntarily incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies or in response to substantial financial demands upon its business; (e) make any capital expenditures other than capital expenditures which are either pursuant to binding commitments existing on the date of the Merger Agreement or necessary to maintain existing assets in good repair and expenditures described in business plans or budgets previously furnished to HUBCO; (f) file any applications or make any contracts with respect to branching or site location or relocation; (g) agree to acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity or make any investments in securities other than, investments in government or agency bonds having a maturity of less than five years; (h) make any material change in its accounting methods or practices, other than changes required in accordance with generally accepted accounting principles or regulatory authorities; (i) take any action that would result in any of MSB's representations or warranties being untrue or incorrect at the Effective Time in any material respect or that would cause any of its conditions to closing not to be satisfied; (j) without first conferring with HUBCO, make or commit to make any new loan or other extension or credit in excess of $1 million or renew for a period greater than one year any existing loan in an amount of $1 million or more, or increase by $1 million or more the aggregate credit outstanding to any existing borrower or affiliated group; or (k) agree to do any of the foregoing.

         Under the Merger Agreement, MSB cannot, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than HUBCO) concerning any merger, sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business or similar transactions (an "Acquisition Transaction"); provided, however, that notwithstanding the foregoing, MSB may enter into discussions or negotiations or provide any information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of MSB, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such discussions or negotiations should be commenced or such information should be furnished. MSB has agreed to promptly communicate to HUBCO the terms of any proposal, whether written or oral, which it may receive with respect to any such Acquisition Transaction, and the fact that it is having discussions or negotiations with a third party about an Acquisition Transaction.


         The Merger Agreement provided for MSB Bank to make a contribution to its Employee Stock Ownership Plan (the "ESOP") on or prior to December 31, 1997 sufficient to repay the balance due on the ESOP's outstanding loan and to cause the shares remaining in the ESOP's suspense account to be allocated to eligible participants. However, it was subsequently determined that these actions may not be consistent with the "pooling-of-interest" accounting treatment for the Merger. Accordingly, HUBCO and MSB agreed to waive these provisions of the Merger Agreement. As a result, the loan repayment schedule for the ESOP that was in effect immediately prior to the execution of the Merger Agreement continues to remain in effect.



Employee Benefits

         HUBCO will make available to MSB and MSB Bank employees whose employment continues following the Merger coverage under employee benefit plans and programs generally available to HUB employees and officers on the terms and conditions available to HUB employees and officers. On and after the Effective Time, the employee pension and welfare benefit plans of HUBCO and MSB and MSB Bank may, at HUBCO's election, continue to be maintained separately or be consolidated. In the event of a consolidation of any such plans, MSB and MSB Bank employees will receive credit for service with MSB and MSB Bank under any HUBCO benefit plan or new HUBCO benefit plan in which such employees would be eligible to enroll, for eligibility and vesting purposes but not for benefit accrual under HUBCO's or HUB's pension benefit plans.

Representations, Warranties and Covenants

         The Merger Agreement contains customary mutual representations and warranties, as well as covenants, relating to, among other things, (a) corporate organization and similar corporate matters; (b) the capital structures of each of HUBCO and MSB; (c) authorization, execution, delivery, performance and enforceability of the Merger Agreement, no conflict, between the Merger Agreement and each party's governing documents, and material contracts, required governmental consents and approvals and related matters; (d) financial statements and other documents filed by each of HUBCO and MSB with the SEC, and the accuracy of information contained therein; (e) the accuracy of information supplied by each of HUBCO and MSB in connection with the Registration Statement and this Proxy Statement; (f) compliance with applicable laws; (g) the absence of material litigation; (h) filing of tax returns and payment of taxes; (i) matters relating to certain material contracts; (j) director and officer contracts and payments thereunder, and retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended; (k) insurance matters; (l) certain bank regulatory matters; (m) absence of certain material changes or events from September 30, 1997; (n) the absence of actions that would prevent there being a tax-free reorganization or the use of the "pooling-of-interests" method to account for the Merger; (o) title to properties; (p) the adequacy of loan loss reserves; (q) environmental compliance; (r) brokers' and finders' fees; (s) cooperation on applications and filings; (t) the accuracy of all minute books; (u) the absence of an agreement with bank regulators which restricts materially the conduct of HUBCO's or any of its subsidiaries' or MSB's business; and (v) HUBCO's regulatory capital adequacy after giving effect to the Merger and matters relating to the HUBCO Common Stock to be issued in the Merger.

Regulatory Approvals


         Consummation of the Merger is subject, among other things, to prior receipt of all necessary regulatory approvals. Consummation of the Merger requires approval of the Merger by the FRB under the Bank Holding Company Act of 1948 (the "BHCA"), which requires the FRB to take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The BHCA prohibits the FRB from approving a merger (1) if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States; (2) if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the FRB finds that the anti-competitive effects of the merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served; or (3) if the applicant has failed to provide the FRB with adequate assurances that it will make available such information on the operations or activities of the applicant and its affiliates that the FRB deems appropriate to determine and enforce compliance with the BHCA and other applicable federal banking laws and regulations. The FRB considers the financial condition and managerial resources of the applicant, its subsidiaries and the bank to be acquired, and also has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position. The FRB also considers the convenience and needs of the communities and whether the acquiring organization meets the requirements of the Community Reinvestment Act of 1977 (the "CRA"). Under the BHCA, the Merger may not be consummated until the 30th day following the date of the FRB's approval thereof, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. The post-approval waiting period may be reduced by the FRB to 15 days, with the concurrence of the Department of Justice. The commencement of an antitrust action would stay the effectiveness of the FRB's approval unless a court specifically orders otherwise. An application for approval was filed on February 24, 1998 with the FRB. While HUBCO and MSB anticipate receiving such approval, there can be no assurance that it will be granted, or that it will be granted on a timely basis or that it will be granted without conditions unacceptable to HUBCO or MSB.

         Inner City Press/Community on the Move has indicated by letter to the FRB its protest to the application submitted by HUBCO to the FRB with respect to the Merger on the grounds of the institutions' CRA compliance. HUBCO and MSB believe that such protest is without merit although there can be no assurance that the protest, will not delay or otherwise affect HUBCO's ability to obtain the requisite regulatory approvals of the Merger. As a result of the most recent FRB examination of HUB, HUB received a CRA compliance rating of "Satisfactory." As a result of recent examinations, Lafayette received a CRA compliance rating of "Satisfactory" from the State of Connecticut and a CRA compliance rating of "Outstanding" from the FDIC. Based upon the most recent OTS examinations of MSB, MSB received a CRA compliance rating of "Satisfactory."

         Pursuant to the Bank Merger Act, the Home Owners' Loan Act and the OTS Regulations promulgated thereunder, the Merger is subject to the approval of the OTS. HUBCO and MSB filed an application for approval of the Merger with the OTS on January 28, 1998, and the OTS deemed the application complete on March 25, 1998. This application is currently under review by the OTS. There can be no assurance as to the timing of such approval or that the OTS will approve the Merger. The OTS is required to evaluate the application by taking into consideration, among other things, the capital level of the resulting institution, the financial and managerial resources and future prospects of the institutions involved, the convenience and needs of the communities to be served and the conformity of the transaction to applicable law, regulation and supervisory policies. In addition, the OTS may not approve any proposed acquisition (i) which would result in a monopoly or which would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the savings and loan business in any part of the United States or
(ii) which in any section of the country may have the effect of substantially lessening competition or tending to create a monopoly or which in any other manner would be in restraint of trade, unless the OTS finds that the anti-competitive effects of the proposed acquisition are clearly outweighed in the public interest by the probable effect of the acquisition in meeting the convenience and needs of the community to be served. Under the CRA, the OTS must take into account HUBCO's record of performance in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by HUBCO. The OTS also considers, among other things, the fairness and disclosure of the plan of merger (including compensation to officers, directors and controlling persons of the disappearing association by the surviving association), the justification, need for and compensation to be paid to any advisory board, fees paid to each person or firm rendering legal or other professional services in connection with a merger and the accounting and tax treatment of the merger. The regulations of the OTS also provide for the publication of notice and the opportunity for public comments relating to the application for approval discussed above.



         In addition, under federal law, a period of 30 days must expire following approval by the OTS within which period the Department of Justice may file objections to the Merger under the federal antitrust laws. The post-approval waiting period may be reduced by the OTS to 15 days, with the concurrence of the Department of Justice. The Department of Justice could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger unless divestiture of an acceptable number of branches to a competitively suitable purchaser could be made. While HUBCO believes that the likelihood of such action by the Department of Justice is remote in this case, there can be no assurance that the Department of Justice will not initiate such proceeding, or that the Attorney General of the State of New York or of New Jersey will not challenge the Merger, or if such proceeding is instituted or challenge is made, as to the result thereof.

Management and Operations After the Merger


         At the Effective Time, as a result of the Merger, MSB will be merged with and into HUBCO, with HUBCO as the Surviving Entity. Prior to closing the Merger, HUBCO expects to complete its pending acquisition of Poughkeepsie Financial Corp. ("PFC") and its subsidiary, Bank of the Hudson ("BTH"), a New York-based bank. HUBCO anticipates that BTH will serve as HUBCO's New York bank subsidiary and that MSB Bank will be merged into BTH following the Merger. HUBCO will cause William C. Myers, currently MSB's Chairman, President and Chief Executive Officer, to be appointed at the Effective Time as Vice Chairman of the Board of HUBCO's New York bank subsidiary and President of the Southern Region of HUBCO's New York bank subsidiary.

         The Merger Agreement provides that HUBCO will cause one director of MSB selected by MSB (who may be William C. Myers) and acceptable to HUBCO to be appointed at the Effective Time to the HUBCO Board of Directors. HUBCO has agreed to ask each of the current directors of Bank to serve as directors of its New York subsidiary bank and has agreed that the directors of that bank board will receive fees and be subject to board duties substantially consistent with the fees and duties of the directors of other bank subsidiaries of HUBCO. HUBCO has agreed to modify or waive the provisions of its mandatory retirement policy to the extent necessary so that those directors who would otherwise be required to retire in the six year period following the Closing because they will have reached HUBCO's mandatory retirement age of 72 will be permitted to continue to serve until age 75.



Exchange of Certificates, Issuance of New Options

         At the Effective Time, holders of certificates formerly representing shares of MSB Stock will cease to have any rights as MSB stockholders, and their certificates automatically will represent the shares of HUBCO Stock into which their shares of MSB Stock will have been converted by the Merger. Promptly after the Effective Time, but in no event later than five days after the Effective Time, HUBCO will send written instructions and a letter of transmittal to each holder of MSB Stock, indicating the method for exchanging their stock certificates for certificates representing shares of HUBCO Stock. Holders of MSB Stock should not send in their stock certificates until they receive instructions from HUBCO.

         Each share of HUBCO Stock for which shares of MSB Stock are exchanged will be deemed to have been issued at the Effective Time. Accordingly, holders of MSB Stock who receive HUBCO Stock in the Merger will be entitled to receive any dividend or other distribution which may be payable to holders of record of such HUBCO Stock as of dates on or after the Effective Time. However, no dividend or other distribution will actually be paid with respect to any shares of HUBCO Stock until the certificate or certificates formerly representing shares of MSB Stock have been surrendered, at which time any accrued dividends and other distributions on such shares of HUBCO Stock will be paid without interest. See "-- Consideration".

         Holders of outstanding certificates for MSB Stock, upon proper surrender of such certificates to HUBCO, will receive, promptly after the Effective Time, a certificate representing the full number of shares of HUBCO Stock into which the shares of MSB Stock previously represented by the surrendered certificates have been converted. At the time of issuance of the new stock certificate, each stockholder so entitled will receive a check for the amount of the fractional share interest, if any, to which the stockholder may be entitled.

         As discussed above under the caption "Conversion of MSB Options," Optionees will have the right to elect to have each of their MSB Options converted at the Effective Time into either HUBCO Common Stock or a New HUBCO Option. Optionees may elect to have some of their MSB Options convert into HUBCO Common Stock and some of their MSB Options convert into New HUBCO Options, or may elect to have all of their MSB Options convert into one or the other. HUBCO and MSB will make arrangements with each Optionee to enable the Optionee to make the necessary election on a timely basis.

Amendments; Termination

         The Merger Agreement may be amended, modified or supplemented with respect to any of its terms by the mutual consent of HUBCO and MSB at any time prior to the Effective Time. However, after approval of the Merger Agreement by the stockholders of MSB, no amendment can be made which reduces the amount or changes the form of consideration to be delivered to the stockholders of MSB without the approval of such stockholders.

         The Merger Agreement may be terminated by the mutual consent of MSB and HUBCO. The Merger Agreement may also be terminated by MSB or HUBCO if, among other things, (i) the Effective Time has not occurred on or before June 30, 1998 (the "Cutoff Date") unless the failure of such occurrence is due to the failure of the party seeking to terminate to perform or observe its covenants in the Merger Agreement; (ii) a vote of the stockholders of MSB to approve the Merger Agreement is taken and such stockholders fail to approve the Merger Agreement at their meeting; or (iii) any regulatory approvals necessary to consummate the transaction have been denied or withdrawn at the request of the regulatory agency or such approval is given with conditions which would have a material adverse effect on HUBCO (but then only by HUBCO).

         HUBCO may terminate the Merger Agreement if there has been a material adverse change in the business, operations, assets or financial condition of MSB and MSB Bank, taken as a whole, from that disclosed by MSB to HUBCO in its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, or MSB breaches in a material respect any representation, warranty or covenant, agreement or obligation under the Merger Agreement and does not cure such breach within 30 days after receipt by MSB of a notice of breach. HUBCO may also terminate the Merger Agreement if the conditions to HUBCO's obligations to close are not satisfied and are not capable of being satisfied by the Cutoff Date.


         MSB may terminate the Merger Agreement if there has been a material adverse change in the business, operations, assets or financial condition of HUBCO and its subsidiaries taken as a whole from that disclosed by HUBCO in its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, except for the effects of HUBCO's previously announced acquisitions of PFC, CFHC, TBOS, SNB or the Branch Purchases, or if HUBCO breaches in a material respect any representation, warranty or covenant, agreement or obligation under the Merger Agreement and does not cure such breach within 30 days after receipt by HUBCO of a notice of breach, or if MSB's Board of Directors approves another acquisition transaction after determining, upon advice of counsel, that approval was necessary in the exercise of its fiduciary obligations under applicable laws. MSB may also terminate the Merger Agreement if the conditions for MSB to close are not satisfied and are not capable of being satisfied by the Cutoff Date.



         In addition, the Merger Agreement may be terminated by MSB upon occurrence of a Termination Event, as described above under the caption "THE PROPOSED MERGER -- Consideration."

         If the Merger Agreement is terminated, the transactions contemplated thereby will be abandoned without further action by any party, each party will bear its own expenses and each party will retain all rights and remedies it may have at law or equity under the Merger Agreement.

Accounting Treatment of the Merger

         The Merger is expected to be accounted for by HUBCO under the pooling-of-interests method of accounting in accordance with generally accepted accounting principles. Each of HUBCO's and MSB's obligation to consummate the Merger is conditioned upon HUBCO's receipt of assurances from its independent public accountants, Arthur Andersen LLP, that the Merger will be so treated. As required by generally accepted accounting principles, under pooling-of-interests accounting, as of the Effective Time the assets and liabilities of MSB would be added to those of HUBCO at their recorded book values and the stockholders' equity accounts of HUBCO and MSB would be combined on HUBCO's consolidated balance sheet. On a pooling-of-interests accounting basis, income and other financial statements of HUBCO issued after consummation of the Merger would be restated retroactively to reflect the consolidated combined financial position and results of operations of HUBCO and MSB as if the Merger had taken place prior to the periods covered by such financial statements. The pro forma financial information contained in this Proxy Statement has been prepared using the pooling-of-interests accounting basis to account for the Merger. See "PRO FORMA FINANCIAL INFORMATION".

Federal Income Tax Consequences

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY. IT MAY NOT BE APPLICABLE TO CERTAIN CLASSES OF TAXPAYERS, INCLUDING INSURANCE COMPANIES, SECURITIES DEALERS, FINANCIAL INSTITUTIONS, TAX EXEMPT ORGANIZATIONS, FOREIGN PERSONS AND PERSONS WHO ACQUIRED SHARES OF MSB COMMON STOCK PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR RIGHTS OR OTHERWISE AS COMPENSATION OR AS PART OF A STRADDLE, HEDGE OR CONVERSION TRANSACTION. MSB STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.


         General. The Merger is structured as a tax-free reorganization as defined in Section 368(a)(1)(A) of the Code and, accordingly, no gain or loss will be recognized by HUBCO or MSB or by the stockholders of MSB upon the exchange of their shares of MSB Common Stock solely for shares of HUBCO Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in HUBCO Common Stock). It is a condition to the obligation of HUBCO and MSB to consummate the Merger that HUBCO shall have received an opinion, dated as of the Effective Time, of Pitney, Hardin, Kipp & Szuch, reasonably satisfactory in form and substance to HUBCO, and MSB shall have received an opinion, dated as of the Effective Time, of Thacher Proffitt & Wood, reasonably satisfactory in form and substance to MSB, to the effect that:
(i) the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368 of the Code; (ii) no gain or loss will be recognized by MSB; (iii) no gain or loss will be recognized by MSB shareholders upon the exchange of MSB Common Stock solely for HUBCO Common Stock; (iv) the basis of any HUBCO Common Stock received in exchange for MSB Common Stock shall equal the basis of the recipient's MSB Common Stock surrendered on the exchange, reduced by the amount of cash received, if any, on the exchange, and increased by the amount of the gain recognized, if any, on the exchange (whether characterized as dividend or capital gain income); and (v) the holding period for any HUBCO Common Stock received in exchange for MSB Common Stock will include the period during which MSB Common Stock surrendered on the exchange was held, provided such stock was held as a capital asset on the date of the exchange. As an exhibit to the Registration Statement of which this Proxy Statement is part, Pitney, Hardin, Kipp & Szuch has provided an opinion that, based upon the circumstances as they presently exist, it expects to be able to render the required tax opinion to both HUBCO and MSB. While HUBCO and MSB have the contractual right to waive this condition to closing, neither will do so, and the Merger will not take place if the opinion is not obtained.



         Consequences of Receipt of Cash in Lieu of Fractional Shares. Cash received by an MSB stockholder in lieu of any fractional share interest will be treated as having been received as a payment in redemption of such fractional share interest as if a fractional share of HUBCO Common Stock had been issued in the Merger and then redeemed by HUBCO, and, provided the fractional share would have constituted a capital asset in the hands of such stockholder, the stockholder should in general recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the adjusted basis in MSB Common Stock allocable to the fractional share interest.

         Basis of HUBCO Common Stock. The basis of HUBCO Common Stock received by an MSB stockholder who receives solely HUBCO Common Stock will be the same as the basis of such stockholder's MSB Common Stock surrendered in exchange therefor.

         Holding Period. The holding period of shares of HUBCO Common Stock received in the Merger by holders of MSB Common Stock will include the period during which such shares of MSB Common Stock surrendered in exchange therefor were held by the holder thereof, provided such shares of MSB Common Stock were held as capital assets.

No Dissenters' Rights


         Holders of MSB Common Stock do not have dissenters' rights of appraisal in connection with the Merger. Under the DGCL, stockholders of a Delaware corporation who dissent from a merger or consolidation of the corporation may be entitled to appraisal rights, unless such corporation's shares are either (i) listed on a national securities exchange or designated as a national market system security on an inter dealer quotation system by the National Association of Securities Dealers, Inc., or (ii) held of record by more than 2,000 stockholders, and such stockholders receive only shares of stock or depository receipts of the corporation surviving or resulting from the merger or consolidation or shares of stock or depository receipts of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an inter dealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders. Since the MSB Common Stock is presently listed on the AMEX and the HUBCO Common Stock to be received pursuant to the Merger is presently listed on the NASDAQ/NMS, the holders of MSB Common Stock are not entitled to appraisal rights.



         On the Record Date, HUBCO held all the outstanding MSB Preferred Stock and will not exercise its dissenters' rights of appraisal with respect to such shares in connection with the Merger.

The Rights Agreement


     On September 16, 1994, MSB adopted a Rights Agreement (as amended the "Rights Agreement"), pursuant to which MSB's stockholders each received a dividend of one preferred share purchase right (a "Right") for each Common Share of MSB outstanding at the close of business on October 7, 1994. Each Right represents the right to purchase one one-hundredth interest in a new series of preferred stock of MSB under certain circumstances (generally, upon the acquisition by an "acquiring person" (as defined in the Rights Agreement) of beneficial ownership of 10% or more of the outstanding shares of MSB Common Stock). In connection with the execution and delivery of the Merger Agreement, MSB amended the Rights Agreement to provide that, for purposes of determining whether HUBCO (as well as its affiliates) is an acquiring person under the Rights Agreement, HUBCO will not be deemed to be a beneficial owner, as defined in the Rights Agreement, or to beneficially own any securities as a result of the transactions contemplated by the Merger Agreement and the Stock Option Agreement. Pursuant to the Merger Agreement, MSB has redeemed all outstanding Rights as of March 20, 1998.



                             THE ADDITIONAL PROPOSAL

         The Bylaws of MSB require that no business be transacted and no corporate action be taken at a special meeting of stockholders other than that stated in the Notice of the Special Meeting. The MSB Board is not aware of any other business that may properly come before the Meeting. The MSB Board seeks the authorization of the MSB stockholders to direct the vote of the proxies if matters incident to the conduct of the Meeting properly come before the Meeting, including, without limitation, a motion to adjourn the Meeting to another time or place for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the Meeting to constitute a quorum or approve the Merger Agreement. As to all such matters, the MSB Board intends to direct the voting of such shares in the manner determined by the Board of Directors in its discretion, and in the exercise of its duties and responsibilities, to be in the best interests of MSB, and its stockholders, taken as a whole.

         If it is necessary to adjourn the Meeting, no notice of the time and place of the adjourned Meeting is required to be given to stockholders other than an announcement of such time and place at the Meeting. Only proxies marked "FOR" this proposal will be voted for adjournment, if such vote is necessary.

         THE MSB BOARD UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE "FOR" THE ADDITIONAL PROPOSAL, AUTHORIZING ITS BOARD OF DIRECTORS TO DIRECT THE VOTE OF THE PROXIES UPON SUCH OTHER MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AS MAY PROPERLY COME BEFORE SUCH MEETING, INCLUDING WITHOUT LIMITATION, A MOTION TO ADJOURN SUCH MEETING.

                         PRO FORMA FINANCIAL INFORMATION

              Pro Forma Unaudited Combined Condensed Balance Sheet
                                of HUBCO and MSB


         The following pro forma unaudited combined condensed balance sheet combines the historical consolidated balance sheets of HUBCO and MSB giving effect to the Merger which will be accounted for as a pooling-of-interests, as if the Merger had been effective on December 31, 1997 and the pro forma adjustments described in the notes to pro forma financial information. The information set forth below should be read in conjunction with the historical consolidated financial statements of HUBCO and MSB, including their respective notes thereto, certain of which are incorporated by reference in this Proxy Statement-Prospectus. Anticipated cost savings net of expected Merger-related expenses and restructuring charges are not expected to be material and, therefore, the pro forma financial data does not give effect to these items, nor does it take into account HUBCO's pending acquisitions of PFC, CFHC, DFC or IBSF, the Branch Purchase or HUBCO's recently completed acquisitions of SNB and TBOS. See "CERTAIN INFORMATION REGARDING HUBCO - Recent Developments." None of the acquisitions had closed as of December 31, 1997 and none are sufficiently material to HUBCO under SEC rules to require inclusion in this Proxy Statement-Prospectus of financial statements or pro forma presentation regarding such acquisitions. The pro forma information is not necessarily indicative of the results of operations which would have been achieved had the Merger been consummated as of the beginning of the periods for which such data are presented and should not be construed as being representative of future periods.



Pro forma Unaudited Combined Condensed Balance Sheet
As of December 31, 1997
(Dollars in thousands, except per share data)

                                                                                     Pro forma             Pro forma
                                                     HUBCO            MSB           Adjustments            Combined
                                                  --------------------------------------------------------------------
ASSETS:
Cash and due from banks                           $   167,096      $   16,834       $      --           $    183,930
Federal funds sold                                    218,000          21,065                                239,065
Securities                                            778,075         279,762          (24,614)            1,033,223
Loans                                               1,773,806         394,236                              2,168,042
Less:  Allowance for loan losses                      (37,208)         (2,807)                               (40,015)
                                                 -------------      ----------      ----------            -----------
     Total loans                                    1,736,598         391,429              --              2,128,027
                                                 -------------     -----------      ----------          -------------
     Other assets                                     122,404          27,104                                149,508
Intangibles, net of amortization                       24,332          29,173                                 53,505
                                                 =============     ===========     ===========          =============
     Total Assets                                  $3,046,505       $ 765,367       $  (24,614)         $  3,787,258
                                                 =============     ===========     ===========          =============

LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS:
Noninterest bearing                                $  621,981        $ 51,961       $      --           $    673,942
Interest bearing                                    1,692,418         623,718                              2,316,136
                                                 -------------     -----------      ----------          -------------
     Total Deposits                                 2,314,399         675,679                              2,990,078
                                                 -------------     -----------      ----------          -------------
Borrowings                                            361,319             182                                361,501
Other liabilities                                      34,647          14,730           (4,195)               45,182
                                                 -------------     -----------      ----------          -------------
     Total Liabilities                              2,710,365         690,591           (4,195)            3,396,761
Subordinated debt                                     100,000              --                                100,000
Capital Trust Securities                               50,000              --                                 50,000
Stockholders' Equity:
Preferred stock                                           125               6              (6)                   125
Common stock                                           38,959              30           5,079                 44,068
Additional paid in capital                             71,099          48,069         (23,140)                96,028
Retained earnings                                      66,065          31,458              --                 97,523
Treasury Stock                                             --          (3,941)          3,941                     --
Restricted Stock                                        (444)              --              --                   (444)
Unallocated ESOP stock                                                   (182)                                  (182)
Unallocated BRP stock                                                     (42)                                   (42)
Unrealized gain (loss) on securities
     available for sale                                10,336            (622)         (6,293)                 3,421
                                                 -------------     -----------     -----------          -------------
     Total Stockholders' Equity                       186,140          74,776         (20,419)               240,497
                                                 =============     ===========     ===========          =============
Total Liabilities and Stockholders' Equity        $ 3,046,505       $ 765,367       $ (24,614)          $  3,787,258
                                                 =============     ===========     ===========          =============

Common shares outstanding (in thousands)
          - maximum exchange ratio                     21,912                                                 24,786
          - minimum exchange ratio                     21,912                                                 24,618

Book value per common share
          - maximum exchange ratio                $      8.49                                           $       9.70
          - minimum exchange ratio                       8.49                                                   9.76


See notes to pro forma financial information.

         Pro Forma Unaudited Combined Condensed Statements of Income of
                                  HUBCO and MSB

         The following pro forma unaudited combined condensed statements of income combine the historical consolidated statements of income of HUBCO and MSB giving effect to the Merger which will be accounted for as a pooling of interests, as if the Merger had occurred on the first day of the applicable periods indicated herein, and the pro forma adjustments described in the notes to the pro forma combined financial statements. The information set forth below should be read in conjunction with the condensed consolidated historical and other pro forma financial information, including the notes thereto, incorporated by reference or appearing elsewhere in this Proxy Statement-Prospectus. Anticipated cost savings net of expected Merger-related expenses and restructuring charges are not expected to be material and therefore the pro forma financial data does not give effect to these items. The pro forma financial data does not take into account HUBCO's acquisition of PFC expected to close in the second quarter of 1998, CFHC, DFC and IBSF, all of which are expected to close in the third quarter of 1998, TBOS, which closed on January 8, 1998 or SNB, which closed on February 5, 1998, or the Branch Purchase which is expected to close in the second quarter of 1998 and none are sufficiently material to HUBCO under SEC rules to require inclusion in this Proxy Statement-Prospectus of financial statement or pro forma presentation regarding the entity to be acquired. The pro forma financial data is not necessarily indicative of the actual financial results that would have occurred had the Merger been consummated on December 31, 1997 or that may be obtained in the future.

Pro forma Unaudited Combined Condensed Statement of Income For the Year Ended December 31, 1997 (Dollars in thousands, except per share data)

                                                                                                                       Pro forma
                                                       HUBCO                        MSB                        Combined
                                                  -----------------         --------------------           -----------------
Interest on loans                                    $ 160,107                     $ 29,622                  $  189,729
Interest on securities                                  56,709                       21,674                      78,383
Other interest income                                    1,225                        1,868                       3,093
                                                     ----------                    ---------                 -----------
     Total Interest Income                             218,041                       53,164                     271,205
                                                     ----------                    ---------                 -----------
Interest on deposits                                    53,855                       28,653                      82,508
Interest on borrowings                                  23,942                           27                      23,969
                                                     ----------                    ---------                 -----------
     Total Interest Expense                             77,797                       28,680                     106,477
                                                     ----------                    ---------                 -----------
     Net Interest Income before
         provision for loan losses                     140,244                       24,484                     164,728
Provision for possible loan losses                       7,327                        1,565                       8,892
                                                     ----------                    ---------                 -----------
     Net Interest Income                               132,917                       22,919                     155,836
                                                     ----------                    ---------                 -----------
Noninterest income                                      41,107                        4,738                      45,845
Noninterest expenses                                    93,593                       23,854                     117,447
                                                     ----------                    ---------                 -----------
Income before income taxes                              80,431                        3,803                      84,234
Income tax provision                                    31,117                        1,522                      32,639
                                                     ----------                    ---------                 -----------
     Net Income                                      $  49,314                     $  2,281                  $   51,595
                                                     ==========                    =========                 ===========

Earnings per share:
     Basic - maximum exchange ratio                  $    2.20                     $   0.40                  $     1.99
     Basic- minimum exchange ratio                        2.20                         0.40                        2.00
     Diluted - maximum exchange ratio                     2.10                         0.40                        1.96
     Diluted - minimum exchange ratio                     2.10                         0.40                        1.97

Weighted Average Shares Outstanding
(in thousands):
     Basic - maximum exchange ratio                     22,157                        2,838                      25,031
     Basic - minimum exchange ratio                     22,157                        2,838                      24,863
     Diluted - maximum exchange ratio                   23,443                        2,870                      26,372
     Diluted - minimum exchange ratio                   23,443                        2,870                      26,201



See notes to pro forma financial information.

Pro forma Unaudited Combined Condensed Statement of Income For the Year Ended December 31, 1996 (Dollars in thousands, except per share data)


                                                                                                              Pro forma
                                                        HUBCO                       MSB                        Combined
                                                  ------------------         -------------------           --------------
Interest on loans                                    $  149,548                     $24,636                  $  174,184
Interest on securities                                   53,581                      28,437                      82,018
Other interest income                                     1,053                       1,277                       2,330
                                                     -----------                    --------                 -----------
     Total Interest Income                              204,182                      54,350                     258,532
                                                     -----------                    --------                 -----------
Interest on deposits                                     62,704                      30,710                      93,414
Interest on borrowings                                   10,124                          83                      10,207
                                                     -----------                    --------                 -----------
     Total Interest Expense                              72,828                      30,793                     103,621
                                                     -----------                    --------                 -----------
         Net Interest Income before
         provision for loan losses                      131,354                      23,557                     154,911

Provision for loan losses                                12,295                       1,400                      13,695
                                                       ---------                     -------                   ---------
         Net Interest Income                            119,059                      22,157                     141,216
Noninterest income                                       30,276                       4,027                      34,303
Noninterest expenses (1)                                116,239                      23,369                     139,608
                                                     -----------                    --------                 -----------
     Income before income taxes                          33,096                       2,815                      35,911
Income tax provision                                     11,599                       1,104                      12,703
                                                     -----------                    --------                 -----------
     Net Income                                      $   21,497                     $ 1,711                  $   23,208
                                                     ===========                    ========                 ===========

Earnings per share:
     Basic - maximum exchange ratio                  $     0.91                        0.22                  $     0.84
     Basic - minimum exchange ratio                        0.91                        0.22                        0.84
     Diluted - maximum exchange ratio                      0.88                        0.22                        0.85
     Diluted - minimum exchange ratio                      0.88                        0.22                        0.86

Weighted Average Shares Outstanding:
(in thousands)
     Basic - maximum exchange ratio                      22,508                       2,780                      25,382
     Basic - minimum exchange ratio                      22,508                       2,780                      25,214
     Diluted - maximum exchange ratio                    24,309                       2,809                      27,238
     Diluted - minimum exchange ratio                    24,309                       2,809                      27,067


See notes to pro forma financial information.

Pro forma Unaudited Combined Condensed Statement of Income For the Year Ended December 31, 1995 (Dollars in thousands, except per share data)


                                                                                                               Pro forma
                                                       HUBCO                         MSB                       Combined
                                                  -----------------         ----------------------          ----------------
Interest on loans                                    $  147,087                     $  19,831                 $ 166,918
Interest on securities                                   54,929                         8,592                    63,521
Other interest income                                     1,635                           728                     2,363
                                                     -----------                    ----------                ----------
     Total Interest Income                              203,651                        29,151                   232,802
                                                     -----------                    ----------                ----------
Interest on deposits                                     61,677                        13,742                    75,419
Interest on borrowings                                    8,763                         1,441                    10,204
                                                     -----------                    ----------                ----------
     Total Interest Expense                              70,440                        15,183                    85,623
                                                     -----------                    ----------                ----------
         Net Interest Income before
         provision for loan losses                      133,211                        13,968                   147,179

Provision for loan losses                                 9,515                           483                     9,998
                                                       ---------                     ---------                  --------
         Net Interest Income                            123,696                        13,485                   137,181
Noninterest income                                       28,225                         2,168                    30,393
Noninterest expenses                                    102,842                        11,670                   114,512
                                                     -----------                    ----------                ----------
     Income before income taxes                          49,079                         3,983                    53,062
Income tax provision                                     14,514                         1,622                    16,136
                                                     -----------                    ----------                ----------
     Net Income                                      $   34,565                     $   2,361                 $  36,926
                                                     ===========                    ==========                ==========

Earnings per share:
     Basic - maximum exchange ratio                  $     1.52                          1.46                 $    1.44
     Basic - minimum exchange ratio                        1.52                          1.46                      1.45
     Diluted - maximum exchange ratio                      1.43                          1.42                      1.36
     Diluted - minimum exchange ratio                      1.43                          1.42                      1.37

Weighted Average Shares Outstanding:
(in thousands)
     Basic - maximum exchange ratio                      22,127                         1,616                    25,001
     Basic - minimum exchange ratio                      22,127                         1,616                    24,833
     Diluted - maximum exchange ratio                    24,205                         1,664                    27,134
     Diluted - minimum exchange ratio                    24,205                         1,664                    26,963


------------------------

Notes to Pro Forma Financial Information

(1) Pro forma financial information assumes the Merger was consummated as of December 31, 1997 for the pro forma unaudited combined condensed balance sheet and as of the beginning of each of the periods indicated for the pro forma unaudited combined condensed statements of income. The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities.

(2) It is assumed that the Merger will be accounted for on a pooling-of-interests accounting basis, and accordingly, the related pro forma adjustments herein reflect, where applicable, a Maximum Exchange Ratio of 1.03 and a Minimum Exchange Ratio of 0.97 shares of HUBCO Common Stock for each of the 2,844,153 shares of MSB Common Stock which were outstanding at December 31, 1997.

(3) The pro forma financial information presented herein gives effect to the cancellation of 54,200 shares owned by HUBCO of MSB Common Stock at a cost of $1,165,899 and unrealized gain of $873,376, the cancellation of 600,000 shares owned by HUBCO of MSB Preferred Stock at a cost of $12,960,000 and unrealized gain of $9,615,000, and the cancellation of 200,847 shares of MSB Common Stock held in MSB's treasury at a cost of $3,941,000.

         In summary, the pro forma information reflects adjustments for the Merger accounted for using the pooling-of-interests accounting method assuming the Maximum Exchange Ratio, as follows:


                                                                                   ($ in 000's)
           (i)      Issuance of 2,873,652 shares of HUBCO Common Stock
                    (stated value of $1.778 per share)                               $  5,109

           (ii)     Elimination of 3,045,000 shares of MSB Common Stock
                    ($0.01 par value)                                                   ( 30)

                                                                                -------------
                                      Adjustment to common stock                        5,079

           (iii)    Elimination  of 600,000  shares of MSB  Preferred  Stock              (6)
                    ($0.01 par value)

            (iv)    Eliminate MSB's treasury stock                                      3,941

             (v)    Eliminate HUBCO's investment in MSB Common Stock                    2,039

            (vi)    Eliminate HUBCO's investment in MSB Preferred Stock                22,575

           (vii)    Tax effect on unrealized  gain on HUBCO's  investment in
                    MSB Common Stock and Preferred Stock                              (4,195)

          (viii)    Elimination of unrealized  gain on securities  available
                    for sale related to HUBCO's  ownership in MSB Common and
                    Preferred Stock, net of tax                                       (6,293)
                                                                                -------------
                                      Adjustment offset to additional paid-in        $ 23,140
                                       capital


(4) Earnings per share data has been computed based on the combined historical net income applicable to common shareholders of HUBCO using the historical weighted average shares outstanding of HUBCO Common Stock for the given period and the Common Stock to be issued in connection with the Merger.

(5) The pro forma information presented above does not reflect HUBCO's pending acquisitions of PFC, CFHC, DFC or IBSF, or the pending Branch Purchase. See "CERTAIN INFORMATION REGARDING HUBCO - Recent Developments."

                       DESCRIPTION OF HUBCO CAPITAL STOCK


General


         The authorized capital stock of HUBCO presently consists of 53,045,000 shares of HUBCO Common Stock and 10,300,000 shares of preferred stock. As of December 31, 1997, 21,911,502 shares of HUBCO Common Stock were issued and outstanding, and 1,250 shares of HUBCO Series B Preferred Stock were outstanding.

         Under the terms of HUBCO's Certificate of Incorporation, the Board of Directors has authority at any time (i) to divide any or all of the authorized but unissued shares of preferred stock into series and determine the designations, number of shares, relative rights, preferences and limitations of any such series and (ii) to increase the number of shares of any such series previously determined by it and to decrease such previously determined number of shares to a number not less than that of the shares of such series then outstanding. HUBCO Series A Convertible Preferred Stock was issued pursuant to such authority in connection with HUBCO's acquisition of Washington Bancorp, Inc. on July 1, 1994; no HUBCO Series A Preferred Stock remains outstanding. In December, 1996, as part of the acquisition of Westport Bancorp, Inc. on December 13, 1996, HUBCO issued HUBCO Series B Convertible Preferred Stock; 1,250 shares of HUBCO Series B Convertible Preferred Stock remain outstanding as December 31, 1997. See " -- Description of HUBCO Preferred Stock".



         HUBCO's Certificate of Incorporation authorizes the Board of Directors of HUBCO (except in connection with certain business combinations), from time to time and without further shareholder action, to issue new shares of authorized but unissued HUBCO Common Stock or preferred stock. Because of its broad discretion with respect to the creation and issuance of HUBCO Common Stock or preferred stock without shareholder approval, the Board of Directors could adversely affect the voting power of holders of HUBCO Common Stock or preferred stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to gain control of HUBCO.

Description of HUBCO Common Stock

         The following description of the HUBCO Common Stock sets forth certain general terms of the HUBCO Common Stock. For an additional description relating to the HUBCO Common Stock, see "COMPARISON OF THE RIGHTS OF STOCKHOLDERS OF MSB AND HUBCO".

         Dividend Rights

         The holders of HUBCO Common Stock are entitled to receive dividends, when, as and if declared by the Board of Directors of HUBCO out of funds legally available therefore subject to the preferential dividend rights of any preferred stock that may be outstanding. The only statutory limitation is that such dividends may not be paid when HUBCO is insolvent. Because funds for the payment of dividends by HUBCO come primarily from the earnings of HUBCO's bank subsidiaries, as a practical matter, restrictions on the ability of Hudson United Bank and Lafayette to pay dividends act as restrictions on the amount of funds available for the payment of dividends by HUBCO.

         As a New Jersey chartered commercial bank, Hudson United Bank is subject to the restrictions on the payment of dividends contained in the NJBA. Under the NJBA, Hudson United Bank may pay dividends only out of retained earnings, and out of surplus to the extent that surplus exceeds 50% of stated capital. Under the CBL, Lafayette may pay dividends only from its net profits, and the total of all dividends in any calendar year may not (unless specifically approved by the Commissioner) exceed the total of its net profits of that year combined with its retained net profits of the preceding two years. Under the Financial Institutions Supervisory Act, the Federal Deposit Insurance Corporation ("FDIC") has the authority to prohibit a state-chartered bank from engaging in conduct which, in the FDIC's opinion, constitutes an unsafe or unsound banking practice. Under certain circumstances, the FDIC could claim that the payment of a dividend or other distribution by Hudson United Bank or Lafayette to HUBCO constitutes an unsafe or unsound practice.

         HUBCO is also subject to certain FRB policies which may, in certain circumstances, limit its ability to pay dividends. The FRB policies require, among other things, that a bank holding company maintain a minimum capital base. The FRB would most likely seek to prohibit any dividend payment which would reduce a holding company's capital below these minimum amounts.


         At December 31, 1997, Hudson United Bank had $118.9 million available for the payment of dividends to HUBCO, and as of December 31, 1997 Lafayette had $11.7 million available for the payment of dividends to HUBCO. At December 31, 1997, HUBCO had $95.5 million available for shareholder dividends, the payment of which would not reduce any of its capital ratios below the minimum regulatory requirements.



         Voting Rights

         At meetings of stockholders, holders of HUBCO Common Stock are entitled to one vote per share. The quorum for stockholders' meetings is a majority of the outstanding shares entitled to vote represented in person or by proxy. Except as indicated below, all actions and authorizations to be taken or given by stockholders require the approval of a majority of the votes cast by holders of HUBCO Common Stock at a meeting at which a quorum is present.

         The Board of Directors is divided into three classes of directors, each class being as nearly equal in number of directors as possible. Approximately one-third of the entire Board of Directors is elected each year and the directors serve for terms of up to three years, and, in all cases, until their respective successors are duly elected and qualified.

         The exact number of directors and the number constituting each class is fixed from time to time by resolution adopted by a majority of the entire Board of Directors. Stockholders may remove any director from office for cause. The affirmative vote of at least three-quarters of the shares of HUBCO entitled to vote thereon is required to amend or repeal the provisions of HUBCO's Certificate of Incorporation relating to the classification of the Board of Directors and the removal of directors.

         HUBCO's Certificate of Incorporation contains a "minimum price" provision. If a "related person" (defined in the Certificate of Incorporation to include persons who, together with their affiliates, own 10% or more of HUBCO's Common Stock) proposes to enter into a Business Combination (as defined in the Certificate of Incorporation) with HUBCO, the proposed transaction will require the affirmative vote of at least three-quarters of the outstanding shares entitled to vote on the transaction, unless either (i) the proposed transaction is first approved by a majority of HUBCO's Board of Directors, or (ii) the stockholders of HUBCO are offered consideration in an amount equal to or in excess of an amount determined in accordance with a formula contained in the Certificate of Incorporation. If either of these tests are met, the proposed transaction need only be approved by the vote otherwise required by law, the Certificate of Incorporation and any agreement with a national securities exchange.

         Liquidation Rights

         In a liquidation, holders of HUBCO Common Stock are entitled to receive ratably any assets distributed to stockholders, except that if shares of preferred stock of HUBCO are outstanding at the time of liquidation, such shares of preferred stock may have prior rights upon liquidation.

         Assessment and Redemption

         All outstanding shares of HUBCO Common Stock are fully paid and nonassessable. HUBCO Common Stock is not redeemable at the option of the issuer or the holders thereof.

         Preemptive and Conversion Rights

         Holders of HUBCO Common Stock do not have conversion rights or preemptive rights with respect to any securities of HUBCO.

Description of HUBCO Preferred Stock

         General


         1,250 shares of HUBCO Series B Convertible Preferred Stock ("HUBCO Series B Preferred Stock") remain outstanding as of December 31, 1997. Pursuant to the Merger Agreement, HUBCO is required to create and issue shares of New HUBCO Preferred Stock in exchange for MSB Preferred Stock on a share-for-share basis. However, shares of MSB Preferred Stock owned by HUBCO at the Effective Time will be cancelled in the Merger. As of the Record Date HUBCO owns all the outstanding MSB Preferred Stock and HUBCO currently anticipates that it will not transfer any of the MSB Preferred Stock prior to the Effective Time. If HUBCO continues to own all shares of MSB Preferred Stock at the Effective Time, all such shares will be cancelled and no New HUBCO Preferred Stock will be created or issued. The following is a description of the existing HUBCO Series B Preferred Stock and of the New HUBCO Preferred Stock which may be issued in the Merger.



         HUBCO Series B Preferred Stock

         Dividend Rights. The holders of HUBCO Series B Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of HUBCO out of funds legally available therefore, dividends at a rate to be determined by the Corporation's Board of Directors. All dividends declared on the HUBCO Series B Preferred Stock are pro rata per share and noncumulative. The only statutory limitation is that such dividends may not be paid when HUBCO is insolvent.

         Liquidation Rights. The holders of HUBCO Series B Preferred Stock are entitled to receive $100.00 per share in any liquidation, dissolution or winding up of HUBCO, subject to the rights of creditors. In a liquidation, dissolution or winding up, the preferential amounts with respect to the HUBCO Series B Preferred Stock and any stock on parity with HUBCO Series B Preferred Stock, shall be distributed pro rata in accordance with the aggregate preferential amounts of the HUBCO Series B Preferred Stock and such stock on parity, if any, out of or to the extent of the net assets of HUBCO legally available for such distribution before any distributions are made with respect to any stock junior to the rights of HUBCO Series B Preferred Stock.

         Redemption. The HUBCO Series B Preferred Stock is not redeemable at the option of the issuer or the holders thereof.


         Preemptive and Conversion Rights. Holders of HUBCO Series B Preferred Stock have an option to convert such stock into fully paid and nonassessable shares of HUBCO Common Stock. As of December 31, 1997, the conversion rate was
33.2175 shares of Common Stock for each share of HUBCO Series B Preferred Stock (the "Conversion Ratio"). The Conversion Ratio is subject to adjustment upon certain events, including the issuance of HUBCO Common Stock as a dividend with respect to the outstanding HUBCO Common Stock, subdivision or combinations of HUBCO Common Stock, the issuance to holders of HUBCO Common Stock generally of rights or warrants to subscribe for HUBCO Common Stock, or the distribution to holders of HUBCO Common Stock generally of evidences of indebtedness, assets (excluding dividends in cash out of retained earnings) or rights or warrants to subscribe for securities of HUBCO other than those mentioned herein. Notwithstanding the foregoing, the Conversion Ratio is not subject to adjustment to the extent HUBCO issues any HUBCO Common Stock in connection with any employee compensation and benefits plans, employee agreements and contracts.



         Voting Rights. Holders of shares of HUBCO Series B Preferred Stock vote together as a class with holders of HUBCO Common Stock for the election of directors and all other matters to which holders of HUBCO Common Stock are entitled to vote. Each share of HUBCO Series B Preferred Stock is entitled to a number of votes equal to the Conversion Ratio as the same may be adjusted from time to time.

         New HUBCO Preferred Stock

         Dividend Rights. The holders of New HUBCO Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of HUBCO out of funds legally available therefore, dividends which are cumulative, payable quarterly, at a rate of 8.75% per annum ($1.89 per annum per share) and are subject to increase if there are changes to the Federal income tax laws relating to the dividends received deduction. Dividends will accrue quarterly in arrears, on January 15, April 15, July 15 and October 15, in each year. Dividends payable for any period of less than a quarter will be paid on a pro rata basis. When a dividends payment date falls on a day that is not a business day, the dividend will be paid on the next business day.

         Liquidation Rights. The holders of New HUBCO Preferred Stock will be entitled to receive $21.60 per share plus accrued and unpaid dividends (whether or not earned or declared) in any liquidation, dissolution or winding up of HUBCO, subject to the rights of creditors or any other class or series of stock ranking senior to the New HUBCO Preferred Stock upon liquidation. In a liquidation, dissolution or winding up, the preferential amounts with respect to the New HUBCO Preferred Stock and any stock on parity with New HUBCO Preferred Stock, shall be distributed pro rata in accordance with the aggregate preferential amounts of the New HUBCO Preferred Stock and such stock on parity, if any, out of or to the extent of the net assets of HUBCO legally available for such distribution before any distributions are made with respect to any stock junior to the rights of New HUBCO Preferred Stock.

                  Redemption. The New HUBCO Preferred Stock will be perpetual in duration and will not be redeemable prior to January 10, 1999. The New HUBCO Preferred Stock will be redeemable at any time on or after January 10, 1999, in whole or in part, at the option of HUBCO, at the following per share prices (expressed as a percentage of the liquidation preference per share of New HUBCO Preferred Stock ) during the 12-month period beginning January 10 in each of the following years:

                                                                Redemption
Year                                                               Price
                                                             ----------------
1999....................................................         106.125%
2000....................................................         105.250
2001....................................................         104.375
2002....................................................         103.500
2003....................................................         102.625
2004....................................................         101.750
2005....................................................         100.875
2006....................................................         100.000


together, in each case, with an amount equal to accrued plus unpaid dividends (whether or not earned or declared) to the date fixed for redemption.

         In addition to the redemption rights set forth above, upon exercise of the conversion privilege, HUBCO will be able to redeem all or part of the shares of New HUBCO Preferred Stock surrendered for conversion at a per share redemption price equal to the higher of the applicable redemption price set forth above or the average of the last reported sale prices per share of HUBCO Common Stock for the 10 consecutive trading days on the Nasdaq National Market System preceding the date on which the shares of New HUBCO Preferred Stock were surrendered for conversion, multiplied by the number of shares of HUBCO Common Stock into which the shares of New HUBCO Preferred Stock then subject to HUBCO's notice of redemption would have been convertible.

         Preemptive and Conversion Rights. Subject to HUBCO's right to redeem shares of New HUBCO Preferred Stock surrendered for conversion, each share of New HUBCO Preferred Stock will be convertible into one share of HUBCO Common Stock on or after January 10, 1999, subject to adjustment in certain events.

         Voting Rights. Except as indicated below, the holders of the New HUBCO Preferred Stock will have no voting rights. If HUBCO fails to pay full cumulative dividends on all the outstanding shares of the New HUBCO Preferred Stock for four dividend periods, whether or not consecutive, the holders of the New HUBCO Preferred Stock will have the right to elect two additional directors at a special meeting of holders of the New HUBCO Preferred Stock and thereafter at each successive annual meeting of stockholders. This right will continue until full cumulative dividends for all past dividend periods have been paid or declared and set apart for payment.


                    COMPARISON OF THE RIGHTS OF STOCKHOLDERS
                                OF MSB AND HUBCO

General

         MSB is a business corporation incorporated in Delaware under the DGCL and HUBCO is a business corporation incorporated in New Jersey under the NJBCA. The rights of MSB stockholders are currently governed by the DGCL. At the Effective Time, each MSB stockholder will become a shareholder of HUBCO and the rights of stockholders of HUBCO are governed by New Jersey corporate law. The following is a comparison of certain provisions of New Jersey corporate law and Delaware corporate law and the respective certificates of incorporation and by-laws of each of MSB and HUBCO. This summary does not purport to be complete and is qualified in its entirety by reference to the DGCL and the NJBCA, which statutes may change from time to time, and the respective certificates of incorporation and by-laws of HUBCO and MSB, which also may be changed.

Voting Requirements

         Under the New Jersey Business Corporation Act, unless a greater vote is specified in the certificate of incorporation, the amendment to the certificate of incorporation of a New Jersey corporation, the voluntary dissolution of the corporation, the sale or other disposition of all, or substantially all of the assets of the corporation other than in the ordinary course of business or the merger or consolidation of the corporation with another corporation, requires in each case, a majority of the votes cast by stockholders of the corporation entitled to vote thereon. The HUBCO Certificate requires the affirmative vote of 75% of the outstanding shares entitled to vote on certain transactions involving "related persons" unless the proposed transaction is either first approved by a majority of the HUBCO Board or the stockholders of HUBCO are offered consideration in an amount equal to or in excess of an amount determined in accordance with a formula contained in the HUBCO Certificate. See "DESCRIPTION OF HUBCO CAPITAL STOCK -- Description of HUBCO Common Stock -- Voting Rights."

         Under Delaware Law, unless otherwise specified in the Certificate of Incorporation of a Delaware corporation, the amendment to the certificate of incorporation, the sale or other disposition of all or substantially all of the assets of a corporation, or the merger or consolidation of a stock corporation with another stock corporation requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon (with respect to the amendment of the Certificate of Incorporation, the affirmative vote of a majority of the outstanding shares of stock of each class entitled to vote thereon is also required). Under the MSB Certificate of Incorporation, the affirmative vote of the holders of a majority of the outstanding shares of MSB Common Stock (after giving effect to the Limit) is required in order to approve and adopt the Merger Agreement. The affirmative vote of the holders of a majority of votes cast affirmatively or negatively is required in order to approve and adopt the Additional Proposal. An Amendment to MSB's Certificate of Incorporation must be approved by a majority vote of its Board of Directors and by a majority of the outstanding shares of its voting stock, provided, however, that an affirmative vote of at least 80% of the outstanding voting stock entitled to vote (after giving effect to the Limit) is required to amend or repeal certain provisions of the Certificate of Incorporation, including the provisions limiting voting rights, the provisions relating to approval of certain business combinations, shareholder action, calling special meetings, the number and classification of the Board of Directors and director and officer indemnification.

         All stockholder voting rights of MSB presently are vested in the holders of MSB Common Stock. All shareholder voting rights of HUBCO presently are vested in the holders of the HUBCO Common Stock.

Removal of Directors; Number of Directors

         The NJBCA allows for the removal of directors for cause by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of directors. HUBCO's Certificate of Incorporation states that shareholders may remove a director from office only for cause. HUBCO's Certificate of Incorporation also allows shareholders to increase or decrease the number of directors constituting the Board by the affirmative vote of at least three-quarters of all of the outstanding shares of common stock entitled to vote.

         Under the DGCL, unless the certificate of incorporation otherwise provides, in the case of a corporation whose board is classified, shareholders may remove a director only for cause. MSB's Certificate of Incorporation follows the DGCL, and requires that, subject to the rights of the holders of any series of preferred stock then outstanding, any director, or the entire board, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors. MSB's Certificate of Incorporation provides that only a majority vote of the Board of Directors may increase or decrease the number of directors constituting the Board of Directors.

Preferred Stock


         The authorized capital stock of HUBCO consists of 53,045,000 shares of HUBCO Common Stock and 10,300,000 shares of preferred stock. As of December 31, 1997, 21,911,502 shares of HUBCO Common Stock were issued and outstanding, and 1,250 shares of HUBCO Series B Preferred Stock were outstanding. Under the terms of the HUBCO Certificate, the HUBCO Board has authority at any time to divide any or all of the authorized but unissued shares of preferred stock into series, determine the designations, number of shares, relative rights, preferences, and limitations of any such series and authorize the issuance of such series. See "DESCRIPTION OF HUBCO CAPITAL STOCK -- General."

         The authorized capital stock of MSB consists of 5,000,000 shares of MSB Common Stock and 1,000,000 shares of MSB Preferred Stock. As of December 31, 1997, there were 3,045,000 shares of MSB Common Stock issued and 2,844,153 shares of MSB Common Stock outstanding and 600,000 shares of MSB Preferred Stock issued and outstanding. Under the terms of the MSB Certificate of Incorporation, the MSB Board is authorized to provide for the issuance of the shares of Preferred Stock in series, to establish the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the series shares and any possible qualifications, limitations or restrictions. The number of authorized shares of Preferred Shares may be increased or decreased by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.



Classified Board of Directors

         The NJBCA permits a New Jersey corporation to provide for a classified board. HUBCO currently has a classified Board of Directors. The Board is divided into three classes, with one class of directors generally elected for a three-year term at each annual meeting.

         The DGCL permits a Delaware corporation to provide for the classification of directors in its certificate of incorporation or by-laws. MSB's Certificate of Incorporation contains such a provision and divides the MSB Board into three classes, to be as nearly equal in number of directors as possible, and with one class of directors generally elected for a three-year term at each annual meeting.

Rights of Dissenting Stockholders

         Stockholders of a New Jersey corporation who dissent from a merger, consolidation, sale of all or substantially all of the corporation's assets or certain other corporate transactions are generally entitled to appraisal rights. No statutory right of appraisal exists, however, where the stock of the New Jersey corporation is (i) listed on a national securities exchange, (ii) is held of record by not less than 1,000 holders, or (iii) where the consideration to be received pursuant to the merger, consolidation or sale consists of cash or securities or other obligations which, after the transaction, will be listed on a national securities exchange or held of record by not less than 1,000 holders. HUBCO's shares are presently held by more than 1,000 holders.


         Stockholders of a Delaware corporation who dissent from a merger or consolidation of the corporation may be entitled to appraisal rights. There are no statutory rights of appraisal with respect to stockholders of a corporation whose shares are either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (ii) held of record by more than 2,000 stockholders, where such stockholders receive only shares of stock or depository receipts of the corporation surviving or resulting from the merger or consolidation or shares of stock or depository receipts of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders (or cash in lieu of fractional share interests therein). The exceptions from the Delaware statutory right of appraisal apply to the MSB Common Stock since the MSB Common Stock is presently listed on the AMEX and the HUBCO Common Stock to be received pursuant to the Merger is presently listed on the NASDAQ/NMS. See "THE PROPOSED MERGER -- No Dissenters Rights".



Inspection Rights

         The NJBCA states that upon the written request of any shareholder, a corporation shall mail to the shareholder its balance sheet as at the end of the preceding fiscal year, and its profit and loss and surplus statements for such fiscal year. Also, any person who has been a shareholder of record for at least six months immediately preceding his or her demand, or any person holding or authorized in writing by the holders of, at least 5% of the outstanding shares of any class, upon at least five days' written demand has the right to any proper purpose to examine in person or by agent or attorney, during usual business hours, its minutes of the proceedings of its shareholders and record of shareholders and to make extracts therefrom, at the places where the records are kept.

         Under the DGCL, any stockholder, in person or by attorney or other agent shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom.

Shareholder Consent to Corporate Action

         Except as otherwise provided by the certificate of incorporation (and the HUBCO Certificate presently is silent on this issue), the NJBCA permits any action required or permitted to be taken at any meeting of a corporation's stockholders, other than the annual election of directors, to be taken without a meeting upon the written consent of stockholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting of stockholders at which all stockholders entitled to vote were present and voting. The annual election of directors, if not conducted at a stockholders' meeting, may only be effected by unanimous written consent. Under the NJBCA, a shareholder vote on a plan of merger or consolidation, if not conducted at a stockholders' meeting, may only be effected by either: (i) unanimous written consent of all stockholders entitled to vote on the issue with advance notice to any other stockholders, or (ii) written consent of stockholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting, together with advance notice to all other stockholders. HUBCO's By-laws provide that a special meeting of shareholders may be called for any purpose by the Chairman of the Board, the President or the Board of Directors.

         Unless otherwise provided in the certificate of incorporation, Delaware law provides that any corporate action to be taken at any annual or special meeting of stockholders may be taken without a meeting, if a consent in writing to such action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to approve such action. The MSB By-laws provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by and consented to in writing by such stockholders. MSB's By-laws provide that special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which MSB would have if there were no vacancies on the Board of Directors.

Dividends


         Unless there are other restrictions contained in its certificate of incorporation (and the HUBCO Certificate presently contains none), the NJBCA generally provides that a New Jersey corporation may declare and pay dividends on its outstanding stock so long as the corporation is not insolvent and would not become insolvent as a consequence of the dividend payment. Because funds for the payment of dividends by HUBCO come primarily from the earnings of HUBCO's bank subsidiaries, as a practical matter, restrictions on the ability of Hudson United Bank or Lafayette to pay dividends act as restrictions on the amount of funds available for the payment of dividends by HUBCO. At December 31, 1997, HUBCO had approximately $95.5 million available for shareholder dividends. For a description of the regulatory restrictions on dividend payments by Hudson United Bank and Lafayette, see "DESCRIPTION OF HUBCO CAPITAL STOCK -- Description of HUBCO Common Stock -- Dividend Rights."



         Subject to any restrictions contained in a corporation's certificate of incorporation (and MSB's Certificate of Incorporation is presently silent on this issue), Delaware law generally provides that a corporation may declare and pay dividends out of surplus (defined as net assets minus stated capital) or, if no such surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. However, the directors of a Delaware corporation may not pay any dividends out of net profits if the capital of the corporation has been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes.

By-laws

         Under the NJBCA, the board of directors of a New Jersey corporation has the power to adopt, amend, or repeal the corporation's by-laws, unless such powers are reserved in the certificate of incorporation to the stockholders (the HUBCO Certificate does not reserve such power).

         Under Delaware law, the authority to adopt, amend, or repeal the by-laws of a Delaware corporation is held exclusively by the stockholders entitled to vote, unless such authority is conferred upon the board of directors in the certificate of incorporation, which shall not limit or divest the stockholders of such power. MSB's Certificate of Incorporation and By-laws provide that a majority of the Board of Directors may amend the By-laws. In addition, MSB's By-laws may be amended by a vote of 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

Shareholder Protection Legislation

         The New Jersey Stockholders Protection Act (the "NJSPA") limits certain transactions involving an "interested shareholder" and a "resident domestic corporation." An "interested shareholder" is one that is directly or indirectly a beneficial owner of 10% or more of the voting power of the outstanding voting stock of a resident domestic corporation. The NJSPA prohibits certain business combinations between an interested shareholder and a resident domestic corporation for a period of five years after the date the interested shareholder acquired its stock, unless the business combination was approved by the resident domestic corporation's board of directors prior to the interested shareholder's stock acquisition date. After the five-year period expires, the prohibition on certain business combinations continues unless the combination is approved by the affirmative vote of two-thirds of the voting stock not beneficially owned by the interested shareholder, the combination is approved by the board prior to the interested shareholder's stock acquisition date or certain fair price provisions are satisfied.


         Section 203 of the DGCL ("Section 203"), in general, prohibits a "business combination" between a corporation and an "interested stockholder" within three years of the date such stockholder became an "interested stockholder," unless (i) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans, or (iii) on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. The term "business combination" is defined to include the following transactions between the interested stockholder and the corporation or any direct or indirect majority-owned subsidiary thereof: any merger or consolidation; any sale, lease, exchange, mortgage, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions which result in the issuance or transfer by the corporation or such subsidiary of their stock to the interested stockholders; certain transactions that would increase the interested stockholder's proportion of share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an "interested stockholder" is any person who (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within a three-year period, and
(iii) the affiliates or associates of such a person. The term "owner" is broadly defined to include any person that individually or with or through its affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement, arrangement or understanding, or has an agreement, arrangement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock. The restrictions of Section 203 generally do not apply, in certain instances, including instances where the corporation has elected, in the manner provided in Section 203, not to be subject to Section 203 or the corporation that does not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on the NASDAQ or held of record by more than 2,000 stockholders. The restrictions of Section 203 do not apply to this Merger.



Evaluation of Offers

         Under the NJBCA, directors of a New Jersey corporation may consider, in discharging their duties to the corporation and in determining what he or she reasonably believes to be in the best interest of the corporation, any of the following (in addition to considering the effects of any action on shareholders): (i) the effects of the action on the corporation's employees, suppliers, creditors and customers, (ii) the effects of the action on the community in which the corporation operates and (iii) the long-term as well as the short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation. If, on the basis of the foregoing factors, the board of directors determines that any proposal or offer to acquire the corporation is not in the best interest of the corporation, it may reject such proposal or offer, in which case the board of directors will have no duty to facilitate, remove any obstacles to, or refrain from impeding such proposal or offer. HUBCO's Certificate of Incorporation contains no additional language regarding this issue.

         The MSB Certificate of Incorporation provides that the Board of Directors of MSB, when evaluating any offer of a person to (i) make a tender or exchange offer for any equity security of MSB, (ii) merge or consolidate MSB with another corporation or entity or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of MSB, may, in connection with the exercise of its judgment in determining what is in the best interest of MSB, MSB Bank and the stockholders of MSB, give due consideration to all relevant factors, including, without limitation, the social and economic effects of acceptance of such offer on MSB's customers and MSB Bank's present and future account holders, borrowers and employees; on the communities in which MSB and MSB Bank operate or are located; and on the ability of MSB to fulfill its corporate objectives as a financial institution holding company and on the ability of MSB Bank to fulfill the objectives of a stock savings bank under applicable statutes and regulations.

Stockholder Rights Plan

         HUBCO. HUBCO does not have a stockholder rights plan.


         MSB. The following is a description of MSB's Stockholder Rights Plan, which was in effect until March 20, 1998. The Rights Plan is designed to (i) protect stockholders from attempts to acquire control of MSB without the approval of the MSB Board and (ii) prevent abusive tactics from potential acquirors that do not treat all stockholders fairly. Under the Rights Plan, each outstanding share of MSB Common Stock has attached to it one preferred share purchase right (a "Right"), which entitles the registered holder to purchase from MSB one one-hundredth interest in a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of MSB, at a price of $100.00 (the "Purchase Price"), subject to adjustment. The Rights are not currently exercisable or transferable, and no separate certificates evidencing such Rights will be distributed, unless certain events occur. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") dated as of September 16, 1994 and amended as of January 9, 1996, between MSB and Mellon Bank, N.A., as Rights Agent (the "Rights Agent").



         The Purchase Price payable, and the number of interests in Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution. Interests in Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of MSB Common Stock. In a liquidation, the holders of the interests in Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of MSB Common Stock. Each Preferred Share will have 100 votes, voting together with the MSB Common Stock. Finally, in any merger, consolidation or other transaction in which the shares of MSB Common Stock are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per share of MSB Common Stock. These rights are protected by customary antidilution provisions.

         The Rights are not exercisable until the Distribution Date. The term "Distribution Date" means the earlier of (a) the 20th business day following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 10% or more of the outstanding shares of MSB Common Stock (collectively, an "Acquiring Person") or (b) the 20th business day (or such later date as may be determined by the Board of Directors of MSB) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 10% or more of such outstanding shares of MSB Common Stock. In connection with the execution and delivery of the Merger Agreement, MSB amended the Rights Agreement to provide that, for purposes of determining whether HUBCO (as well as its affiliates) is an Acquiring Person, HUBCO shall not be deemed to be a beneficial owner, as defined in the Rights Agreement, or to beneficially own any securities as a result of the transactions contemplated by the Merger Agreement and the Stock Option Agreement.

         If any person becomes an Acquiring Person (unless such person first acquires 10% or more of the outstanding MSB Common Stock by a purchase pursuant to a tender offer for all of the MSB Common Stock for cash, which purchase increases such person's beneficial ownership to 80% or more of the outstanding MSB Common Stock), each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of MSB Common Stock having a market value equal to two times the purchase price of the Right. If MSB is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power is sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current purchase price of the Right, that number of shares of common stock of the acquiring company that at the time of such transaction will have a market value equal to two times the purchase price of the Right.

         At any time after a person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such person or group of persons of 50% or more of the outstanding MSB Common Stock, the Board of Directors of MSB may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio (subject to adjustment) of one share of MSB Common Stock per Right. At its option, the MSB Board may substitute interests in Preferred Shares (or shares of a class or series of MSB's preferred stock having equivalent rights, preferences and privileges) for MSB Common Stock exchangeable for Rights at an initial rate (subject to adjustment) of one one-hundredth interest in a Preferred Share (or equivalent preferred share) for each share of MSB Common Stock.

         The Rights will expire on October 7, 2004, unless such date is extended, or the Rights are earlier redeemed by MSB. At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 10% or more of the outstanding MSB Common Stock and for a period of 15 days thereafter, the Board of Directors of MSB may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price").


         In connection with the Merger, MSB redeemed the Rights effective March 20, 1998. Upon such redemption of the Rights, the right to exercise the Rights terminated, and the only right of the holders of Rights is to receive the Redemption Price.



Limitations of Liability of Directors and Officers

         Under New Jersey law, a corporation may include in its certificate of incorporation a provision which would, subject to the limitations described below, eliminate or limit a directors' or an officers' personal liability to the corporation or its stockholders for monetary damage for breaches of their fiduciary duty as a director or officer. A similar provision under Delaware law applies to directors, but not officers.

         Under New Jersey law, a director or officer cannot be relieved from liability or otherwise indemnified for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its stockholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. HUBCO's Certificate of Incorporation contains a provision which limits a director's or officer's liability to the full extent permitted by New Jersey law.

         Under Delaware law, a director cannot be relieved of liability (i) for breaches of the duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions, or (iv) for transactions from which such director derived an improper personal benefit. The MSB Certificate of Incorporation limits a director's or an officer's liability to the fullest extent permitted by the DGCL.

Indemnification of Directors and Officers

         The NJBCA provides that a corporation has the power to indemnify a director, officer, employee or agent ("Corporate Agent") against his or her expenses and liabilities in connection with any proceeding involving the Corporate Agent by reason of his or her being or having been a Corporate Agent, other than a proceeding by or in the right of the corporation, if: (i) the Corporate Agent was acting in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and
(ii) with respect to any criminal proceeding, the Corporate Agent had no reasonable cause to believe that his or her conduct was unlawful. A corporation has the power to indemnify a Corporate Agent against his or her expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the Corporate Agent because he or she was or is a Corporate Agent, if he or she acted in good faith and in a manner the Corporate Agent reasonably believed to be in or not opposed to the best interests of the corporation.

         HUBCO's Certificate of Incorporation provides that HUBCO shall indemnify its current and former officers, directors, employees and agents against expenses incurred in connection with any pending or threatened action, suit, or proceeding, with respect to which the officer, director, employee or agent is a party, or is threatened to be made a party, to the full extent permitted by the NJBCA. HUBCO maintains directors' and officers' liability insurance on behalf of such persons.

         The DGCL permits a Delaware corporation to indemnify its directors, officers, employees and agents if such persons have acted in good faith and in a manner that such persons reasonably believed was in, or not opposed to, the best interests of the corporation. A Delaware corporation also may indemnify such individuals with respect to criminal actions or proceedings, provided that such individuals had no reasonable cause to believe such conduct was unlawful. Indemnification shall be made by the corporation only as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above.

         MSB's Certificate of Incorporation provides that MSB shall indemnify its directors, officers, employees and agents if such persons are made a party to or are threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of MSB or is or was serving at the request of MSB as a director, officer, employee or agent, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee or agent. These persons shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as it exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits MSB to provide broader indemnification rights than such law permitted MSB to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by the indemnitee. MSB maintains directors' and officers' liability insurance on behalf of such persons.

Preemptive Rights

Neither the holders of HUBCO Common Stock nor MSB Common Stock are entitled to preemptive rights.


                              STOCKHOLDER PROPOSALS

         The Merger may be consummated prior to the 1998 Annual Meeting of Stockholders of MSB, in which event there would be no MSB Annual Meeting. If MSB holds a 1998 Annual Meeting of Stockholders, unless such 1998 meeting is delayed, any proposal which a MSB stockholder wishes to have included in the proxy materials of MSB must have been presented to MSB not later than December 6, 1997. No such proposal was received prior to December 6, 1997.


                                  OTHER MATTERS



         As of the date of this Proxy Statement, the MSB Board of Directors knows of no other matters to be presented for action by the stockholders at the Meeting. If any other matters are properly presented, the persons named in the enclosed proxy intend to vote in accordance with their best judgment on such matters, unless such authorization is withheld.



                                  LEGAL OPINION

         Certain legal matters relating to the issuance of the shares of HUBCO Common Stock offered hereby will be passed upon by Pitney, Hardin, Kipp & Szuch, counsel to HUBCO. Attorneys in the law firm of Pitney, Hardin, Kipp & Szuch, beneficially owned 791 shares of HUBCO Common Stock as of March 13, 1998. Certain legal matters in connection with the Merger will be passed upon for MSB by Thacher Proffitt & Wood, counsel to MSB.


                                     EXPERTS


         The consolidated financial statements of MSB as of and for the years ended December 31, 1997 and 1996, have been incorporated by reference herein and in the Registration Statement in the reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of MSB as of December 31, 1995 and for the year then ended, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of Nugent and Haeussler, P.C., independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.



         The consolidated financial statements of HUBCO as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

         KPMG Peat Marwick LLP will have a representative at the Meeting who will have an opportunity to make a statement if such representative desires, and who will be available to respond to appropriate questions.

                                                                      Appendix A

                          AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER, dated December 15, 1997 (this "Agreement"), is among HUBCO, Inc. ("HUBCO"), a New Jersey corporation and registered bank holding company, MSB Bancorp, Inc., a Delaware corporation ("MSB") and registered savings and loan holding company, and MSB Bank, a federally chartered savings bank wholly owned by MSB ("Bank").

                  WHEREAS, the respective Boards of Directors of HUBCO and MSB have each determined that it is in the best interests of HUBCO and MSB and their respective stockholders for HUBCO to acquire MSB by (i) merging MSB with and into HUBCO with HUBCO surviving and MSB shareholders receiving the consideration hereinafter set forth, and (ii) in HUBCO's discretion, simultaneously with the merger of MSB into HUBCO, by merging Bank with a New York bank or thrift subsidiary of HUBCO; and

                  WHEREAS, as a condition for HUBCO to enter into this Agreement, HUBCO has required that it receive an option on certain authorized but unissued shares of MSB Common Stock (as hereinafter defined) and, simultaneously with the execution of this Agreement, MSB is issuing an option to HUBCO to purchase 600,000 shares of the authorized and unissued MSB Common Stock at an option price of $29.00 per share, subject to adjustment and subject to the terms and conditions set forth in the agreement governing such option (the "HUBCO Option"); and

                  WHEREAS, the respective Boards of Directors of MSB, HUBCO and Bank have each duly adopted and approved this Agreement and the Board of Directors of MSB has directed that it be submitted to MSB's shareholders for approval;

                  NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

                             ARTICLE I - THE MERGER

                  1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), MSB shall be merged with and into HUBCO (the "Merger") in accordance the Delaware General Corporation Law (the "DGCL") and the New Jersey Business Corporation Act (the "NJBCA") and HUBCO shall be the surviving corporation (the "Surviving Corporation").

                  1.2 Effect of the Merger. At the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of HUBCO and MSB and thereupon and thereafter, all the property, rights, privileges, powers and franchises of each of HUBCO and MSB shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of HUBCO and MSB and shall have succeeded to all of each of their relationships, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of HUBCO or MSB in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of HUBCO or MSB is a party shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had occurred; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of HUBCO or MSB if the Merger had not occurred.

                  1.3 Certificate of Incorporation. As of the Effective Time, the certificate of incorporation of HUBCO shall be amended to fix the preferences, limitations and relative rights of the series of HUBCO Preferred Stock the shares of which are to be issued in the Merger pursuant to Article II hereof. On or prior to the Effective Time, HUBCO shall deliver to the Secretary of State of the State of New Jersey for filing, pursuant to Section 7-2 of the NJBCA, a certificate of amendment, in form mutually acceptable to HUBCO and MSB (the "Certificate of Amendment"), giving effect to the foregoing and containing any other provisions with respect to the aforementioned series of HUBCO Preferred Stock necessary to permit consummation of the Merger in accordance with the terms of this Agreement. The certificate of incorporation of HUBCO, as so amended, at the Effective Time shall be the certificate of incorporation of the Surviving Corporation and shall not otherwise be amended by this Agreement or the Merger but thereafter may be amended as provided by law.

                  1.4 By-laws. As of the Effective Time, the By-laws of HUBCO shall be the By-laws of the Surviving Corporation until otherwise amended as provided by law.

                  1.5 Directors and Officers. As of the Effective Time, the directors of the Surviving Corporation shall be the directors of HUBCO (including the one director appointed pursuant to Section 6.3(f) hereof). As of the Effective Time, the officers of the Surviving Corporation shall be the officers of HUBCO.

                  1.6 Closing Date, Closing and Effective Time. Unless a different date, time and/or place are agreed to by the parties hereto, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., at the offices of Pitney, Hardin, Kipp & Szuch, 200 Campus Drive, Florham Park, New Jersey, on a date determined by HUBCO on at least five business days notice (the "Closing Notice") given to MSB, which date (the "Closing Date") shall be not less than seven nor more than 10 business days following the receipt of all necessary regulatory and governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in
Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing). In the Closing Notice, HUBCO shall specify the "Determination Date" for purposes of determining the Median Pre-Closing Price (as hereinafter defined), which date is the date on which the parties receive the last approval or waiver from a federal bank regulatory agency necessary to permit consummation of the Merger. Simultaneous with or immediately following the Closing, HUBCO and MSB shall cause to be filed certificates of merger, in form and substance satisfactory to HUBCO and MSB, with the Secretary of State of the State of New Jersey (the "New Jersey Certificate of Merger") and with the Secretary of State of the State of Delaware (the "Delaware Certificate of Merger"). The New Jersey Certificate of Merger and the Delaware Certificate of Merger shall specify as the "Effective Time" of the Merger a date and time following the Closing agreed to by HUBCO and MSB (which date and time the parties currently anticipate will be the close of business on the Closing Date). In the event the parties fail to specify the date and time in the merger certificates, the Merger shall become effective upon (and the "Effective Time" shall be) the later of the filing of the New Jersey Certificate of Merger and the Delaware Certificate of Merger.

                  1.7 The Bank Merger. At HUBCO's option, at the Effective Time, and simultaneously with the Merger, Bank shall be merged (the "Bank Merger") with HUBCO's principal New York bank or thrift subsidiary (the "New York Bank") or with another subsidiary of HUBCO, if HUBCO has no New York bank subsidiary at the Effective Time, in accordance with the provisions of the Banking Law of New York and/or the Home Owners' Loan Act of 1933 ("HOLA") and the regulations of the Office of Thrift Supervision ("OTS") thereunder, and/or the provisions of the National Bank Act and the regulations of the Office of the Comptroller of the Currency (the "OCC") thereunder. If the Bank Merger is consummated, the directors of the surviving bank (the "Surviving Bank") (or if the Bank Merger is not consummated, the directors of Bank at the Effective Time) shall include all current directors of the Bank in accordance with Section 5.20 hereof. At HUBCO's option, at any time following the execution of this Agreement, Bank shall, and HUBCO shall cause the New York Bank to, execute and deliver a merger agreement, in form and substance reasonably satisfactory to the parties hereto (the "Bank Merger Agreement") for delivery to the New York Superintendent of Banking (the "New York Superintendent"), the Federal Deposit Insurance Corporation (the "FDIC"), the OTS and/or the OCC, as appropriate, for approval of the Bank Merger, subject to consummation of the Merger. The Bank Merger Agreement shall contain provisions whereby the surviving entity (if not Bank) shall expressly assume Bank's liquidation account and its obligations related thereto.

           ARTICLE II - CONVERSION OF MSB SHARES, OPTIONS AND WARRANTS

                  2.1 Conversion of MSB Stock. Each share of common stock, $.01 par value, of MSB ("MSB Common Stock"), issued and outstanding immediately prior to the Effective Time, and each share of 8.75% Cumulative Convertible Preferred Stock, Series A, $.01 par value, of MSB ("MSB Preferred Stock" and, together with the MSB Common Stock, "MSB Stock"), issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares as defined in Section 2.4) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted as follows:

                           (a) Exchange of Common Stock;  Exchange Ratio; Median
Pre-Closing Price; Exchange of Preferred Stock. Subject to the provisions of this Section 2.1, each share of MSB Common Stock issued and outstanding immediately prior to the Effective Time (excluding any treasury shares and shares to be cancelled pursuant to Section 2.1(d) hereof) shall be converted at the Effective Time into the right to receive the number of shares of Common Stock, no par value, of HUBCO ("HUBCO Common Stock") equal to the exchange ratio (the "Exchange Ratio") determined as follows:

                                (i)  If  the   Median   Pre-Closing   Price  (as
hereinafter defined) is not greater than $37.13 and not less than $34.97, the Exchange Ratio shall be the number determined by dividing $36.02 by the Median Pre-Closing Price;

                                (ii) If the Median  Pre-Closing Price is greater
than $37.13, the Exchange Ratio shall be 0.97; and

                                (iii) If the  Median  Pre-Closing  Price is less
than $34.97, the Exchange Ratio shall be 1.03; provided, however, that if the Median Pre-Closing Price is less than $27.00, MSB shall have the right, exercisable only until 11:59 p.m. on the third business day following receipt by MSB of the Closing Notice, to terminate this Agreement by giving HUBCO notice of such termination, referring to this Section 2.1, and this Agreement shall be terminated pursuant to such notice, subject to Section 7.1, effective as of 11:59 p.m. on the third business day following receipt of such notice by HUBCO, provided, further, that if HUBCO sends notice to MSB prior to 11:59 p.m. on the third business day following receipt of such termination notice agreeing that the Exchange Ratio shall be equal to the quotient obtained by dividing $27.81 (i.e., 1.03 multiplied by $27.00) by the Median Pre-Closing Price, then the notice of termination shall be voided.

                           The "Median Pre-Closing Price" shall be determined by
taking the price half-way between the Closing Prices left after discarding the 4 lowest and 4 highest Closing Prices in the 10 consecutive trading day period which ends on (and includes) the Determination Date. The "Closing Price" shall mean the closing price of HUBCO Common Stock as supplied by the NASDAQ Stock Market and published in The Wall Street Journal. A "trading day" shall mean a day for which a Closing Price is so supplied and published. (The NASDAQ Stock Market, or such other national securities exchange on which HUBCO Common Stock may be traded after the date hereof, is referred to herein as "NASDAQ")

                           Subject to the  provisions  of this Section 2.1, each
share of MSB Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding any treasury shares, shares held by HUBCO and Dissenting Shares) shall be converted at the Effective Time into the right to receive one share of a newly created series of HUBCO Preferred Stock ("New HUBCO Preferred Stock" and, together with the HUBCO Common Stock, the "HUBCO Stock") having terms (to be set forth in the Certificate of Amendment) substantially identical to those of the MSB Preferred Stock as they exist immediately prior to the Effective Time, adjusted to reflect the economic consequences of the conversion of MSB Common Stock into HUBCO Common Stock at the Exchange Ratio. Such terms are set forth on Exhibit 2.1(a) hereto.

                           (b)  Cancellation  of  MSB  Certificates.  After  the
Effective Time, all such shares of MSB Stock (other than those cancelled pursuant to Section 2.1(d)) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously evidencing any such shares (other than Dissenting Shares and those cancelled pursuant to Section 2.1(d)) shall thereafter represent the right to receive the Merger Consideration (as defined in Section 2.2(b)). The holders of such certificates previously evidencing such shares of MSB Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of MSB Stock except as otherwise provided herein or by law. Such certificates previously evidencing such shares of MSB Stock (other than Dissenting Shares and those cancelled pursuant to Section 2.1(d)) shall be exchanged for certificates evidencing shares of HUBCO Common Stock or New HUBCO Preferred Stock, as the case may be, issued pursuant to this
Article II, upon the  surrender of such  certificates  in  accordance  with this
Article II. No fractional shares of HUBCO Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e).

                           (c) Capital  Changes.  If between the date hereof and
the Effective Time the outstanding shares of HUBCO Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, stock split, reclassification, recapitalization, merger, combination or exchange of shares, the Exchange Ratio and the definition of Closing Price (as set forth in Section 2.1(a) shall be correspondingly adjusted to reflect such stock dividend, stock split, reclassification, recapitalization, merger, combination or exchange of shares.

                           (d) Treasury Shares.  All shares of MSB Stock held by
MSB in its treasury or owned by HUBCO or by any of HUBCO's wholly-owned subsidiaries which is a constituent party to the Bank Merger (other than shares held as trustee or in a fiduciary capacity and shares held as collateral on or in lieu of a debt previously contracted) immediately prior to the Effective Time shall be cancelled.

                  2.2  Exchange of Certificates.

                           (a) Exchange Agent.  As of the Effective Time,  HUBCO
shall deposit, or shall cause to be deposited, with Hudson United Bank ("Hudson United"), Trust Department, or another bank or trust company designated by HUBCO and reasonably acceptable to MSB (the "Exchange Agent"), for the benefit of the holders of shares of MSB Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates evidencing shares of HUBCO Stock and cash in such amount such that the Exchange Agent possesses such number of shares of HUBCO Stock and such amount of cash as are required to provide all of the consideration required to be exchanged by HUBCO pursuant to the provisions of this Article II (such certificates for shares of HUBCO Stock, together with any dividends or distributions with respect thereto, and cash being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the HUBCO Stock and cash out of the Exchange Fund in accordance with Section 2.1. Except as contemplated by Section 2.2(f) hereof, the Exchange Fund shall not be used for any other purpose.

                           (b)  Exchange  Procedures.   As  soon  as  reasonably
practicable either before or after the Effective Time but in no event later than five days after the Effective Time, HUBCO will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of MSB Stock (other than Dissenting Shares) (the "Certificates"), (i) a letter of transmittal (the form and substance of which is reasonably agreed to by HUBCO and MSB prior to the Effective Time and which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall have such other provisions as HUBCO may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates evidencing shares of HUBCO Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent (or in the case of a lost Certificate, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be reasonably required in each case by HUBCO), together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (and HUBCO shall cause the Exchange Agent to send to such holder within ten business days after receipt of all necessary documentation): (A) if the
Certificate formerly represented MSB Common Stock, then (x) certificates evidencing that number of whole shares of HUBCO Common Stock which such holder has the right to receive in respect of the shares of MSB Common Stock formerly evidenced by such Certificate in accordance with Section 2.1 and (y) cash in lieu of fractional shares of HUBCO Common Stock to which such holder may be entitled pursuant to Section 2.2(e), and (B) if the Certificate formerly represented MSB Preferred Stock, then certificates evidencing that number of whole or partial shares of New HUBCO Preferred Stock which such holder has the right to receive in respect of the shares of MSB Preferred Stock formerly evidenced by such Certificate in accordance with Section 2.1 (the shares of HUBCO Stock and cash described in clauses (A) and (B) being collectively, the "Merger Consideration") and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of MSB Stock which is not registered in the transfer records of MSB, a certificate evidencing the proper number of shares of HUBCO Stock and/or cash may be issued and/or paid in accordance with this Article II to a transferee if the Certificate evidencing such shares of MSB Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration.

                           (c) Distributions  with Respect to Unexchanged Shares
of HUBCO Stock. No dividends or other distributions declared or made after the Effective Time with respect to HUBCO Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of HUBCO Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate (or a suitable affidavit of loss and customary bond). Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing shares of HUBCO Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of HUBCO Stock to which such holder may have been entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date on or after the Effective Time theretofore paid with respect to such shares of HUBCO Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date on or after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of HUBCO Stock.

                           (d) No  Further  Rights in MSB  Stock.  All shares of
HUBCO Stock issued and cash paid upon conversion of the shares of MSB Stock in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of MSB Stock.

                           (e) No Fractional  Shares of HUBCO Common  Stock.  No
certificates or scrip evidencing fractional shares of HUBCO Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of HUBCO. Cash shall be paid in lieu of fractional shares of HUBCO Common Stock, based upon the Median Pre-Closing Price of HUBCO Common Stock.

                           (f)  Termination of Exchange Fund. Any portion of the
Exchange Fund which remains undistributed to the holders of MSB Stock for two years after the Effective Time shall be delivered to HUBCO, upon demand, and any holders of MSB Stock who have not theretofore complied with this Article II shall thereafter look only to HUBCO for the Merger Consideration, dividends and distributions to which they are entitled.

                           (g) No  Liability.  Neither  HUBCO  nor the  Exchange
Agent shall be liable to any holder of shares of MSB Stock for any such shares of HUBCO Stock or cash (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                           (h)  Withholding  Rights.  HUBCO shall be entitled to
deduct and withhold, or cause the Exchange Agent to deduct and withhold, from funds provided by the holder or from the consideration otherwise payable pursuant to this Agreement to any holder of MSB Stock Options (as defined in Section 3.2), the minimum amounts (if any) that HUBCO is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 3.8), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by HUBCO, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the MSB Stock Options in respect of which such deduction and withholding was made by HUBCO.

                2.3 At the Effective Time, the stock transfer books of MSB shall be closed and there shall be no further registration of transfers of shares of MSB Stock thereafter on the records of MSB. On or after the Effective Time, any Certificates presented to the Exchange Agent or HUBCO for transfer shall be converted into the Merger Consideration.

                2.4 Notwithstanding anything in this Agreement to the contrary, any holder of MSB Preferred Stock shall have the right to dissent in the manner provided in Section 262 of the DGCL, and if all necessary requirements of the DGCL are met, such shares shall be entitled to payment of the fair value of such shares in accordance with the provisions of the DGCL ("Dissenting Shares"), provided, however, that (i) if any holder of Dissenting Shares shall subsequently withdraw such holder's demand for appraisal of such shares within 60 days of the Effective Time, or, with the written consent of the Surviving Corporation, any time thereafter, or (ii) if any holder fails to follow the procedures for establishing such holder's entitlement to appraisal rights as provided in the DGCL, the right to appraisal of such shares shall be forfeited and such shares shall thereupon be deemed to have been converted into the right to receive and to have become exchangeable for, as of the Effective Time, the Merger Consideration.

                2.5  MSB Stock Options

                           (a)  Converting  Stock  Options.   Holders  of  Stock
Options (as defined in Section 3.2) which, as of the Effective Time, are outstanding shall be given the right to elect to have all or a portion of such Stock Options convert at the Effective Time into HUBCO Common Stock in accordance with the formula set forth below, to the extent permitted under the MSB Stock Option Plans (as defined in Section 3.2) and the agreements pursuant to which such Stock Options were granted (each, an "Option Grant Agreement"). Each Stock Option to be so converted is referred to herein as a "Converting Stock Option."

                                    (i) Each outstanding Converting Stock Option
                  shall be valued on the basis of the Median Pre-Closing Price of HUBCO Common Stock (as defined in Section 2.2(e)) multiplied by the Exchange Ratio and subtracting the stated exercise price for each Converting Stock Option from the product therefrom (the "Option Value"), and

                                    (ii) Each holder of Converting Stock Options
                  shall receive at the Effective Time, a number of shares of HUBCO Common Stock equal to the aggregate Option Value for all of such holder's Converting Stock Options, divided by the Median Pre-Closing Price of HUBCO Common Stock.

                                    (iii)   Cash   shall  be  paid  in  lieu  of
                  fractional shares, based upon the Median Pre-Closing Price of HUBCO Common Stock.

                           (b)  Continuing  Stock  Options.  Each  Stock  Option
outstanding at the Effective Time which is not a Converting Stock Option (each of the foregoing, a "Continuing Stock Option") shall be converted into an option to purchase HUBCO Common Stock, wherein (i) the right to purchase shares of MSB Common Stock pursuant to the Continuing Stock Option shall be converted into the right to purchase that same number of shares of HUBCO Common Stock multiplied by the Exchange Ratio, (ii) the option exercise price per share of HUBCO Common Stock shall be the previous option exercise price per share of the MSB Common Stock divided by the Exchange Ratio, and (iii) in all other material respects the option shall be subject to the same terms and conditions as governed the Continuing Stock Option on which it was based, including the length of time within which the option may be exercised (which shall not be extended except that the holder of a Stock Option who continues in the service of HUBCO or a subsidiary of HUBCO shall not be deemed to have terminated service for purposes of determining the Continuing Stock Option exercise period) and for all Continuing Stock Options, such adjustments shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code (as defined in Section 3.2 hereof). Shares of HUBCO Common Stock issuable upon exercise of Continuing Stock Options shall be covered by an effective registration statement on Form S-8, and HUBCO shall use its reasonable best efforts to file a registration statement on Form S-8 covering such shares as soon as possible after the Effective Time.

               2.6 At or before the Effective Time, MSB shall cause its Preferred Share Purchase Rights issued pursuant to the Rights Agreement between MSB and Mellon Bank, N.A. dated as of September 16, 1994 (the "Preferred Share Purchase Rights") to be redeemed for $.01 per Right or otherwise to become inoperable.

               ARTICLE III - REPRESENTATIONS AND WARRANTIES OF MSB

                  References herein to "MSB Disclosure Schedule" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof by MSB to HUBCO. MSB hereby represents and warrants to HUBCO as follows:

                  3.1  Corporate Organization.

                           MSB is a corporation duly organized, validly existing
and in good standing under the laws of the State of Delaware. MSB is registered as a savings and loan holding company under HOLA. MSB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on MSB. As used herein, the capitalized term "Material Adverse Effect," when used with respect to a particular corporation, means an adverse effect on the assets, financial condition or results of operations of the corporation or any of its subsidiaries which is materially adverse to the business, operations, assets or financial condition of the corporation and its subsidiaries, taken as a whole, other than a material adverse effect caused by any change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, including any change affecting the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF") of the FDIC.

                           Bank, MSB Financial Services,  Inc. ("MSB Financial")
and MSB Travel Inc. ("MSB Travel") are the only current MSB Subsidiaries. For purposes of this Agreement, the term "MSB Subsidiary" means any corporation, partnership, joint venture or other legal entity in which MSB, directly or indirectly, owns at least a 50% stock or other equity interest or for which MSB, directly or indirectly, acts as a general partner, provided that to the extent that any representation or warranty set forth herein covers a period of time prior to the date of this Agreement, the term "MSB Subsidiary" shall include any entity which was an MSB Subsidiary at any time during such period. Bank is a federally-chartered savings bank duly organized and validly existing in stock form and in good standing under the laws of the United States. All eligible accounts of depositors issued by Bank are insured either by the BIF or the SAIF to the fullest extent permitted by law. Each of MSB Financial and MSB Travel is a corporation duly organized and in active status under the laws of the State of New York. Each MSB Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on MSB.

                           The MSB  Disclosure  Schedule  sets  forth  true  and
complete copies of the Certificate of Incorporation and By-laws, as in effect on the date hereof, of MSB, Bank, MSB Financial and MSB Travel.

                3.2 The authorized capital stock of MSB consists of 5,000,000 shares of MSB Common Stock and 1,000,000 shares of MSB Preferred Stock. As of December 10, 1997, there were 3,045,000 shares of MSB Common Stock issued and 2,844,153 outstanding and 600,000 shares of MSB Preferred Stock issued and outstanding. As of December 10, 1997, there were 73,838 shares of MSB Common Stock issuable upon exercise of outstanding stock options. The MSB Disclosure Schedule sets forth (i) all options which may be exercised for issuance of MSB Common Stock (collectively, the "Stock Options") and the terms upon which the options may be exercised, and (ii) true and complete copies of each plan and a specimen of each form of agreement pursuant to which any outstanding Stock Option was granted, including a list of each outstanding Stock Option issued pursuant thereto. All Stock Options are fully vested and will be fully vested on the Closing Date, in each case in accordance with the terms of the MSB Stock Option Plans and Option Grant Agreements pursuant to which such Stock Options were granted. All issued and outstanding shares of MSB Stock, and all issued and outstanding shares of capital stock of each MSB Subsidiary, have been duly authorized and validly issued, are fully paid, and nonassessable. The authorized capital stock of Bank is as set forth in the charter documents of Bank contained in Section 3.1 of the MSB Disclosure Schedule. All of the outstanding shares of capital stock of each MSB Subsidiary are owned (directly in the case of Bank and MSB Travel, and indirectly in the case of MSB Financial) by MSB and are free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the Stock Options and the HUBCO Option, neither MSB nor Bank has granted nor is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of MSB or Bank or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  3.3  Authority; No Violation.

                           (a) Subject to the approval of this Agreement and the
transactions contemplated hereby by all applicable regulatory authorities and by the stockholders of MSB, and except as set forth in Section 3.3 of the MSB Disclosure Schedule, MSB and Bank have the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and, except as set forth in Section 3.3 of the MSB Disclosure Schedule, the consummation of the transactions contemplated hereby have been duly and validly approved by all of the directors of MSB and Bank in accordance with their respective Certificates of Incorporation and applicable laws and regulations. Except for such approvals, and except as set forth in
Section 3.3 of the MSB Disclosure Schedule, no other corporate proceedings not otherwise contemplated hereby on the part of MSB or Bank are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by MSB and Bank, and constitutes the valid and binding obligation of each of MSB and Bank, enforceable against MSB and Bank in accordance with its terms, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of federally-chartered savings banks or their holding companies, (ii) general equitable principles, and (iii) laws relating to the safety and soundness of insured depository institutions and except that no representation is made as to the effect or availability of equitable remedies or injunctive relief..

                           (b)  Neither  the  execution  and  delivery  of  this
Agreement by MSB or Bank, nor the consummation by MSB or Bank of the transactions contemplated hereby in accordance with the terms hereof, or compliance by MSB or Bank with any of the terms or provisions hereof, will (i) violate any provision of MSB's or Bank's Certificate of Incorporation or By-laws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to MSB, Bank or any of their respective properties or assets, or (iii) except as set forth in the MSB Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of MSB or Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which MSB or Bank is a party, or by which they or any of their respective properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a Material Adverse Effect on MSB, and which will not prevent or materially delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Board of Governors of the Federal Reserve System (the "FRB"), the OTS, the OCC, the FDIC, the Securities and Exchange Commission (the "SEC"), other applicable government authorities, the stockholders of MSB, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of MSB or Bank in connection with (x) the execution and delivery by MSB and Bank of this Agreement and (y) the consummation by MSB of the Merger, the consummation by Bank of the Bank Merger, if any, and the consummation by MSB and Bank of the other transactions contemplated hereby, except (i) such as are listed in the MSB Disclosure Schedule and (ii) such as individually or in the aggregate will not (if not obtained) have a Material Adverse Effect on MSB or prevent or materially delay the consummation of the transactions contemplated hereby. To the best of MSB's knowledge, no fact or condition exists which MSB has reason to believe will prevent it from obtaining the aforementioned consents and approvals.

                  3.4  Financial Statements.

                           (a) MSB has  previously  delivered to HUBCO copies of
the consolidated balance sheets of MSB as of December 31, 1995 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the periods ended December 31, in each of the three years 1994 through 1996, in each case accompanied by the audit report of the independent public accountants with respect to MSB (KPMG Peat Marwick, LLP ("Peat Marwick") with respect to 1996 and Nugent & Haeussler, P.C. with respect to 1995 and 1994) and the unaudited consolidated statement of condition of MSB as of September 30, 1997 and the related unaudited statements of income for the three and nine months ended September 30, 1997 and 1996 and cash flows for the nine months ended September 30, 1997 and 1996, as reported in MSB's Quarterly Report on Form 10-Q, filed with the SEC (collectively, the "MSB Financial Statements"). The MSB Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved (except as may be indicated therein or in the notes thereto and except for the omission of notes from interim financial statements), and fairly present the consolidated financial condition of MSB as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and cash flows fairly present the results of the consolidated operations, changes in stockholders' equity and cash flows of MSB for the respective periods set forth therein.

                           (b) The books and  records  of MSB and Bank are being
maintained  in  material   compliance  with  applicable   legal  and  accounting
requirements.

                           (c) Except as and to the extent reflected,  disclosed
or reserved against in the MSB Financial Statements (including the notes thereto), as of September 30, 1997, or except as set forth in Section 3.4 of the MSB Disclosure Schedule, neither MSB nor any MSB Subsidiary had any liabilities, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of MSB and the MSB Subsidiaries, taken as a whole, which were required by GAAP (consistently applied) to be disclosed in MSB's consolidated statement of condition as of September 30, 1997 or the notes thereto. Since September 30, 1997, MSB and Bank have not incurred any liabilities except in the ordinary course of business and consistent with prudent banking practice, except as related to the transactions contemplated by this Agreement or except as set forth in the MSB Disclosure Schedule.

                3.5 Except for Keefe, Bruyette & Woods, Inc. ("Keefe"), neither MSB or Bank nor any of their directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. The agreement with Keefe is set forth in the MSB Disclosure Schedule. Other than pursuant to the agreement with Keefe or as set forth in Section 3.5 of the MSB Disclosure Schedule, there are no fees (other than time charges and disbursements billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by MSB or Bank.

                  3.6  Absence of Certain Changes or Events.

                           (a)  Except  as  disclosed  in  the  MSB   Disclosure
Schedule, there has not been any material adverse change in the business, operations, assets or financial condition of MSB and the MSB Subsidiaries, taken as a whole, since September 30, 1997, and to the best of MSB's knowledge, no fact or condition exists which MSB believes will cause such a material adverse change in the future; provided, however, that a material adverse change shall not be deemed to include (i) any change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, including any change affecting the BIF or the SAIF, (ii) reasonable expenses incurred in connection with this Agreement and the transactions contemplated hereby, or (iii) actions or omissions of MSB or any MSB Subsidiary taken with the prior written consent of HUBCO in contemplation of the transactions contemplated hereby (including without limitation any actions taken by MSB or Bank pursuant to Section 5.15 of this Agreement).

                           (b)  Except  as  set  forth  in  the  MSB  Disclosure
Schedule, neither MSB nor Bank has taken or permitted any of the actions set forth in Section 5.2 hereof between September 30, 1997 and the date hereof and, except for execution of this Agreement and the other documents contemplated hereby, MSB has conducted its business only in the ordinary course, consistent with past practice.

                3.7 Except as disclosed in the MSB Disclosure Schedule, and except for ordinary routine litigation incidental to the business of MSB and the MSB Subsidiaries, neither MSB nor any MSB Subsidiary is a party to any, and there are no pending or, to the best of MSB's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against MSB or any MSB Subsidiary which, if decided adversely to MSB or an MSB Subsidiary, are reasonably likely to have a Material Adverse Effect on MSB. Except as disclosed in the MSB Disclosure Schedule, neither MSB nor any MSB Subsidiary is a party to any order, judgment or decree entered in any lawsuit or proceeding which is material to MSB or such MSB Subsidiary.

                3.8  Except as disclosed in the MSB Disclosure Schedule:

                           (a) MSB and each MSB  Subsidiary  has duly filed (and
until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by it on or before the Effective Time in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to HUBCO in writing) or against which reserves have been established. MSB and each MSB Subsidiary has established (and until the Effective Time will establish) on its books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of MSB or such MSB Subsidiary through such date. None of the federal or state income tax returns of MSB or any MSB Subsidiary have been examined by the Internal Revenue Service (the "IRS") or the New York Division of Taxation within the past six years. To the best knowledge of MSB, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, taxes or assessments upon MSB or any MSB Subsidiary, nor has MSB or any MSB Subsidiary given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

                           (b)  Neither  MSB  nor  any  MSB  Subsidiary  (i) has
requested any extension of time within which to file any Return, which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by MSB or such MSB Subsidiary (nor does MSB have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or
(iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  3.9  Employee, Director and Officer Benefit Plans.

                           (a)  Except  as  set  forth  on  the  MSB  Disclosure
Schedule, neither MSB nor any MSB Subsidiary maintains or contributes to any "employee pension benefit plan" (the "MSB Pension Plans") within the meaning of
Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "employee welfare benefit plan" (the "MSB Welfare Plans") within the meaning of Section 3 of ERISA, stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement, director retirement program or other similar plan, program or arrangement. Neither MSB nor any MSB Subsidiary has, since September 2, 1974, contributed to any "Multiemployer Plan," as such term is defined in Section 3(37) of ERISA.

                           (b) MSB has delivered to HUBCO in the MSB  Disclosure
Schedules (or previously made available to HUBCO) a complete and accurate copy of each of the following with respect to each of the MSB Pension Plans and MSB Welfare Plans, if any: (i) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.

                           (c) The present value of all accrued  benefits,  both
vested and non-vested, under each of the MSB Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for funding purposes in the most recent actuarial valuation prepared by such MSB Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits. To the best of MSB's knowledge, the actuarial assumptions then utilized for such plans were reasonable and appropriate as of the last valuation date and reflect then current market conditions.

                           (d) During the last six years,  the  Pension  Benefit
Guaranty Corporation ("PBGC") has not asserted any claim for liability against MSB or any MSB Subsidiary which has not been paid in full.

                           (e) All premiums (and interest  charges and penalties
for late payment, if applicable) due to the PBGC with respect to each MSB Pension Plan have been paid. All contributions required to be made to each MSB Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of MSB which have not been paid have been properly recorded on the books of MSB.

                           (f)  Except  as  disclosed  in  the  MSB   Disclosure
Schedule, each of the MSB Pension Plans, MSB Welfare Plans and each other employee benefit plan and arrangement identified on the MSB Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, except as disclosed in the MSB Disclosure Schedule, if MSB maintains any MSB Pension Plan, MSB has received or applied for a favorable determination letter from the IRS which takes into account the Tax Reform Act of 1986 and subsequent legislation, and MSB is not aware of any fact or circumstance which would disqualify any plan.

                           (g) To the  best  knowledge  of  MSB,  no  non-exempt
prohibited  transaction,  within  the  meaning  of  Section  4975 of the Code or
Section 406 of ERISA, has occurred with respect to any MSB Welfare Plan or MSB Pension Plan that would result in any material tax or penalty for MSB or any MSB Subsidiary.

                           (h)  Except  as  disclosed  in  the  MSB   Disclosure
Schedule, no MSB Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" (notice of which has not been waived by the PBGC), within the meaning of Section 4034(b) of ERISA, with respect to any MSB Pension Plan.

                           (i) No "accumulated  funding  deficiency," within the
meaning of Section 412 of the Code, has been incurred with respect to any MSB Pension Plan.

                           (j) There are no  material  pending,  or, to the best
knowledge of MSB, material threatened or anticipated claims (other than routine claims for benefits) by, on behalf of, or against any of the MSB Pension Plans or the MSB Welfare Plans, any trusts created thereunder or any other plan or arrangement identified in the MSB Disclosure Schedule.

                           (k)  Except  as  disclosed  in  the  MSB   Disclosure
Schedule, no MSB Pension Plan or MSB Welfare Plan provides medical or death benefits (whether or not insured) beyond an employee's retirement or other termination of service, other than (i) coverage mandated by law or pursuant to conversion or continuation rights set out in such Plan or an insurance policy providing benefits thereunder, or (ii) death benefits under any MSB Pension Plan.

                           (l) Except with respect to customary health, life and
disability benefits, there are no unfunded benefit obligations which are not accounted for by reserves shown on the MSB Financial Statements and established under GAAP or otherwise noted on such Financial Statements.

                           (m) With  respect  to each MSB  Pension  Plan and MSB
Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of MSB or any MSB Subsidiary as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

                           (n) Except (i) for  payments  and other  benefits due
pursuant  to the  employment  agreements  included  within  the  MSB  Disclosure
Schedule, and (ii) as set forth in Section 3.9(n) of the MSB Disclosure Schedule, or as expressly agreed to by HUBCO in writing either pursuant to this Agreement or otherwise, the consummation of the transactions contemplated by this Agreement will not (x) entitle any current or former employee of MSB or any MSB Subsidiary to severance pay, unemployment compensation or any similar payment, or (y) accelerate the time of payment or vesting, or increase the amount of any compensation or benefits due to any current or former employee under any MSB Pension Plan or MSB Welfare Plan.

                           (o)  Except  for the MSB  Pension  Plans  and the MSB
Welfare Plans, and except as set forth on the MSB Disclosure Schedule, MSB has no deferred compensation agreements, understandings or obligations for payments or benefits to any current or former director, officer or employee of MSB or any MSB Subsidiary or any predecessor of any thereof. The MSB Disclosure Schedule sets forth (or lists, if previously delivered to HUBCO): (i) true and complete copies of the deferred compensation agreements, understandings or obligations with respect to each such current or former director, officer or employee, and
(ii) the most recent actuarial or other calculation of the present value of such payments or benefits.

                           (p)  Except  as  set  forth  in  the  MSB  Disclosure
Schedule, MSB does not maintain or otherwise pay for life insurance policies (other than group term life policies on employees) with respect to any director, officer or employee. The MSB Disclosure Schedule lists each such insurance policy and any agreement with a party other than the insurer with respect to the payment, funding or assignment of such policy. To the best of MSB's knowledge, neither MSB nor any MSB Pension Plan or MSB Welfare Plan owns any individual or group insurance policies issued by an insurer which has been found to be insolvent or is in rehabilitation pursuant to a state proceeding.

                           (q)  Except  as  set  forth  in  the  MSB  Disclosure
Schedule, MSB does not maintain any retirement plan for directors. The MSB Disclosure Schedule sets forth the complete documentation and actuarial evaluation of any such plan.

                  3.10  Reports.

                           (a) The MSB Disclosure Schedule lists, and as to item
(i) below MSB has previously delivered to HUBCO a complete copy of, each (i) final registration statement, prospectus, annual, quarterly or special report and definitive proxy statement filed by MSB since January 1, 1995 pursuant to the Securities Act of 1933, as amended (the "1933 Act"), or the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) communication (other than general advertising materials and press releases) mailed by MSB to its stockholders as a class since January 1, 1995, and each such communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

                           (b)  Since  January  1,  1995,  (i) MSB has filed all
reports that it was required to file with the SEC under the 1934 Act, and (ii) MSB and Bank each has duly filed all material forms, reports and documents which they were required to file with each agency charged with regulating any aspect of their business, in each case in form which was correct in all material respects, and, subject to permission from such regulatory authorities, MSB promptly will deliver or make available to HUBCO accurate and complete copies of such reports. As of their respective dates, each such form, report, or document, and each such final registration statement, prospectus, annual, quarterly or special report, definitive proxy statement or communication, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information contained in any such document as of a later date shall be deemed to modify information as of an earlier date. The MSB Disclosure Schedule lists the dates of all examinations of MSB or Bank conducted by either the OTS, the FDIC or the New York Superintendent since January 1, 1995 and the dates of any responses thereto submitted by MSB or Bank.

               3.11 The information relating to MSB and Bank, this Agreement, and the transactions contemplated hereby (except for information relating solely to HUBCO) to be contained in the Proxy Statement-Prospectus (as defined in
Section 5.6(a) hereof) to be delivered to stockholders of MSB in connection with the solicitation of their approval of the Merger, as of the date the Proxy Statement-Prospectus is mailed to stockholders of MSB, and up to and including the date of the meeting of stockholders to which such Proxy Statement-Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               3.12 Except as set forth in the MSB Disclosure Schedule, MSB and each MSB Subsidiary holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business and has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to MSB or such MSB Subsidiary (including, without limitation, consumer, community and fair lending laws) (other than where the failure to have a license, franchise, permit or authorization or where such default or noncompliance will not result in a Material Adverse Effect on MSB), and MSB has not received notice of violation of, and does not know of any violations of, any of the above.

                  3.13  Certain Contracts.

                           (a) Except for plans referenced in Section 3.9 and as
disclosed in the MSB Disclosure Schedule, (i) neither MSB nor Bank is a party to or bound by any written contract or any understanding with respect to the employment of any officers, employees, directors or consultants, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from MSB or Bank to any officer, employee, director or consultant thereof. The MSB Disclosure
Schedule lists, and either the MSB Disclosure Schedule sets forth true and correct copies of or MSB has previously made available to HUBCO, all severance or employment agreements with officers, directors, employees, agents or consultants to which MSB or Bank is a party.

                           (b)  Except  as  disclosed  in  the  MSB   Disclosure
Schedule and except for loan commitments, loan agreements and loan instruments entered into or issued in the ordinary course of business, (i) as of the date of this Agreement, neither MSB nor any MSB Subsidiary is a party to or bound by any commitment, agreement or other instrument which is material to the business, operations, assets or financial condition of MSB and the MSB Subsidiaries taken as a whole, (ii) no commitment, agreement or other instrument to which MSB or any MSB Subsidiary is a party or by which any of them is bound limits the freedom of MSB or any MSB Subsidiary to compete in any line of business or with any person, and (iii) neither MSB nor any MSB Subsidiary is a party to any collective bargaining agreement.

                           (c)  Except  as  disclosed  in  the  MSB   Disclosure
Schedule, neither MSB nor any MSB Subsidiary or, to the best knowledge of MSB, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which Bank is or will be the creditor) or arrangement, except for defaults which individually or in the aggregate would not have a Material Adverse Effect on MSB.

                  3.14  Properties and Insurance.

                           (a)  Except  as  set  forth  in  the  MSB  Disclosure
Schedule, MSB or a MSB Subsidiary has good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in MSB's consolidated balance sheet as of December 31, 1996, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1996), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of MSB and the MSB Subsidiaries taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports delivered to HUBCO prior to the date hereof. Except as affected by the transactions contemplated hereby, MSB and Bank as lessees have the right under valid and subsisting leases to occupy, use, possess and control all real property leased by MSB and Bank in all material respects as presently occupied, used, possessed and controlled by MSB and Bank.

                           (b)  The  business   operations   and  all  insurable
properties and assets of MSB and each MSB Subsidiary are insured for their benefit against all risks which, in the reasonable judgment of the management of MSB, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of MSB adequate for the business engaged in by MSB and the MSB Subsidiaries. As of the date hereof, neither MSB nor any MSB Subsidiary has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond, and to the best of MSB's knowledge, is not in default under any such policy or bond, no coverage thereunder is being disputed, and all material claims thereunder have been filed in a timely fashion. The MSB Disclosure Schedule sets forth in summary form a list of all insurance policies of MSB and the MSB Subsidiaries.

              3.15 The minute books of MSB and Bank contain records of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors) that are complete and accurate in all material respects.

              3.16   Except as set forth in the MSB Disclosure Schedule:

                           (a) Neither MSB nor any MSB  Subsidiary  has received
any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that MSB or such MSB Subsidiary (either directly or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters, which correction or cleanup would be material to the business, operations, assets or financial condition of MSB and the MSB Subsidiaries taken as a whole. MSB has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any real property owned or leased by MSB or any MSB Subsidiary, as OREO or otherwise, or owned or controlled by MSB or any MSB Subsidiary as a trustee or fiduciary (collectively, "Properties"), in any manner that violates any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a Material Adverse Effect on MSB. None of the Properties is in the State of New Jersey.

                           (b) MSB has no knowledge  that any of the  Properties
has been operated in any manner in the three years prior to the date of this Agreement that violated any applicable federal, state or local law or regulation governing or pertaining to toxic or hazardous substances and materials, the violation of which would have a Material Adverse Effect on MSB.

                           (c) To the best of  MSB's  knowledge,  MSB,  each MSB
Subsidiary and any and all of their tenants or subtenants have all necessary permits and have filed all necessary registrations material to permit the operation of the Properties in the manner in which the operations are currently conducted under all applicable federal, state or local environmental laws, excepting only those permits and registrations the absence of which would not have a material adverse effect upon the operations requiring the permit or registration.

                           (d) To the knowledge of MSB, there are no underground
storage tanks on, in or under any of the Properties and no underground storage tanks have been closed or removed from any of the Properties while the property was owned, operated or controlled by MSB or any MSB Subsidiary.

               3.17 As of September 30, 1997, each of the allowance for loan losses and the reserve for OREO properties in the MSB Financial Statements was adequate pursuant to GAAP (consistently applied), and the methodology used to compute each of the loan loss reserve and the reserve for OREO properties complies in all material respects with GAAP (consistently applied) and all applicable policies of the OTS.

               3.18 Except as set forth on the MSB Disclosure Schedule, no officer, director, employee or agent (or former officer, director, employee or agent) of MSB or any MSB Subsidiary is entitled now, or will or may be entitled to as a consequence of this Agreement or the Merger, to any payment or benefit from MSB, an MSB Subsidiary, HUBCO or any HUBCO Subsidiary which if paid or provided would constitute an "excess parachute payment," as defined in Section 280G of the Code or regulations promulgated thereunder.

               3.19 Neither MSB nor any MSB Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity") which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to HUBCO by MSB prior to the date of this Agreement, nor has MSB been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to HUBCO by MSB prior to the date of this Agreement. Neither MSB nor any MSB Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to HUBCO by MSB prior to the date of this Agreement.

               3.20 No representation or warranty contained in Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

              ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF HUBCO

                  References herein to the "HUBCO Disclosure Schedule" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of
Article IV of this Agreement, which have been delivered on the date hereof by HUBCO to MSB. HUBCO hereby represents and warrants to MSB as follows:

                  4.1  Corporate Organization.

                           (a) HUBCO is a corporation duly organized and validly
existing and in good standing under the laws of the State of New Jersey. HUBCO is registered as a bank holding company under the BHCA. HUBCO has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on HUBCO.

                           (b) Each of the HUBCO  Subsidiaries  is listed in the
HUBCO Disclosure Schedule. For purposes of this Agreement, the term "HUBCO Subsidiary" means any corporation, partnership, joint venture or other legal entity in which HUBCO, directly or indirectly, owns at least a 50% stock or other equity interest or for which HUBCO, directly or indirectly, acts as a general partner. Each HUBCO Subsidiary is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation. Hudson United is a state-chartered commercial bank duly organized and validly existing and in good standing under the laws of the State of New Jersey. All eligible accounts of depositors issued by Hudson United are insured by the BIF to the fullest extent permitted by law. Each HUBCO Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on HUBCO. The HUBCO Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and By-laws of HUBCO as in effect on the date hereof.

                4.2 The authorized capital stock of HUBCO consists solely of 53,045,000 common shares, no par value ("HUBCO Common Stock"), and 10,609,000 shares of preferred stock ("HUBCO Authorized Preferred Stock"). As of December 1, 1997, there were 21,530,237 shares of HUBCO Common Stock issued and outstanding, and no shares of treasury stock, and 1,250 shares of HUBCO Authorized Preferred Stock outstanding, all of which were designated Series B, no par value, Convertible Preferred Stock. From time to time hereafter, subject to the covenant in Section 5.17 below, HUBCO may sell or repurchase shares of HUBCO Common Stock. Except for shares issuable under or arising from the merger agreements by which HUBCO is to acquire Bank of the Hudson ("BTH") and its parent corporation, Poughkeepsie Financial Corp. (the "BTH Agreement"), Security National Bank & Trust Company of New Jersey ("SNB") and its parent corporation, Fiduciary Investment Company of New Jersey (the "SNB Agreements"), and The Bank of Southington (the "Southington Agreement"), and the HUBCO 1995 Stock Option Plan (the "HUBCO Stock Option Plans"), there are no shares of HUBCO Common Stock issuable upon the exercise of outstanding stock options or otherwise. All issued and outstanding shares of HUBCO Common Stock, and all issued and outstanding shares of capital stock of the HUBCO Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties. All of the outstanding shares of capital stock of the HUBCO Subsidiaries are owned by HUBCO free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the shares issuable under the HUBCO Stock Option Plans and HUBCO's obligations under the BTH Agreement, neither HUBCO nor any HUBCO Subsidiary has granted or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of HUBCO or any HUBCO Subsidiary or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  4.3  Authority; No Violation.

                           (a)   Subject  to  the   receipt  of  all   necessary
governmental approvals, HUBCO has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of HUBCO in accordance with its Certificate of Incorporation and applicable laws and regulations. Except for such approvals, no other corporate proceedings on the part of HUBCO are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by HUBCO and constitutes the valid and binding obligation of HUBCO, enforceable against HUBCO in accordance with its terms.

                           (b)  Neither  the   execution  or  delivery  of  this
Agreement by HUBCO, nor the consummation by HUBCO of the transactions contemplated hereby in accordance with the terms hereof, or compliance by HUBCO with any of the terms or provisions hereof will (i) violate any provision of the Certificate of Incorporation or By-laws of HUBCO, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to HUBCO, any HUBCO Subsidiary, or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of HUBCO under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which HUBCO is a party, or by which it or any of its properties or assets may be bound or affected, except, with respect to (ii) and
(iii) above, such as individually or in the aggregate will not have a Material Adverse Effect on HUBCO, and which will not prevent or materially delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the FDIC, the FRB, the OTS, the OCC, the New York Superintendent, the Secretary of State of New Jersey, the Secretary of State of New York, or other applicable Governmental Entities, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of HUBCO in connection with (x) the execution and delivery by HUBCO of this Agreement, and (y) the consummation by HUBCO of the Merger and the other transactions contemplated hereby, except such as are listed in the HUBCO Disclosure Schedule or in the aggregate will not (if not obtained) have a Material Adverse Effect on HUBCO. To the best of HUBCO's knowledge, no fact or condition exists which HUBCO has reason to believe will prevent it from obtaining the aforementioned consents and approvals.

                  4.4  Financial Statements.

                           (a) The HUBCO  Disclosure  Schedule sets forth copies
of the consolidated statements of financial condition of HUBCO as of December 31, 1995 and 1996, and the related consolidated statements of income, changes in stockholders' equity and of cash flows for the periods ended December 31, in each of the three fiscal years 1994 through 1996, in each case accompanied by the audit report of Arthur Andersen, LLP independent public accountants with respect to HUBCO ("Arthur Andersen"), and the unaudited consolidated statement of condition of HUBCO as of September 30, 1997 and the related unaudited consolidated statements of income and cash flows for the three months ended September 30, 1997 and 1996, as reported in HUBCO's Quarterly Report on Form 10-Q, filed with the SEC under the 1934 Act (collectively, the "HUBCO Financial Statements"). The HUBCO Financial Statements (including the related notes) have been prepared in accordance with GAAP consistently applied during the periods involved (except as may be indicated therein or in the notes thereto), and fairly present the consolidated financial position of HUBCO as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and of cash flows (including the related notes, where applicable) fairly present the consolidated results of operations, changes in stockholders' equity and cash flows of HUBCO for the respective fiscal periods set forth therein.

                           (b)  The  books  and   records  of  HUBCO  the  HUBCO
Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

                           (c) Except as and to the extent reflected,  disclosed
or reserved against in the HUBCO Financial Statements (including the notes thereto), as of September 30, 1997 neither HUBCO nor any of the HUBCO
Subsidiaries had any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of HUBCO or any of the HUBCO Subsidiaries which were required by GAAP (consistently applied) to be disclosed in HUBCO's consolidated statement of condition as of September 30, 1997 or the notes thereto. Except for the transactions contemplated by this Agreement, and other proposed acquisitions by HUBCO since September 30, 1997 reflected in any Form 8-K filed by HUBCO with the SEC, neither HUBCO nor any HUBCO Subsidiary has incurred any liabilities since September 30, 1997 except in the ordinary course of business and consistent with past practice.

               4.5 Neither HUBCO nor any of its directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

               4.6. There has not been any material adverse change in the business, operations, assets or financial condition of HUBCO and HUBCO's Subsidiaries taken as a whole since September 30, 1997 and to the best of HUBCO's knowledge, except for any merger related charges arising from or connected with the consummation of the transactions contemplated by the BTH Agreement and the effect of the consummation of other publicly announced mergers or acquisitions, not yet consummated (the "Effects of Announced Acquisitions"), no facts or condition exists which HUBCO believes will cause such a material adverse change in the future.

               4.7. Except as disclosed in the HUBCO Disclosure Schedule, and except for ordinary routine litigation incidental to the business of HUBCO or its Subsidiaries, neither HUBCO nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of HUBCO's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against HUBCO or any of its Subsidiaries which, if decided adversely to HUBCO or its Subsidiaries, are reasonably likely to have a Material Adverse Effect on HUBCO. Except as disclosed in the HUBCO Disclosure Schedule, neither HUBCO nor HUBCO's Subsidiaries is a party to any order, judgment or decree entered in any lawsuit or proceeding which is material to HUBCO or its Subsidiaries.

                  4.8  Tax Returns.

                           (a) HUBCO and each HUBCO  Subsidiary  have duly filed
(and until the Effective Time will so file) all Returns required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and have duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to MSB in writing). HUBCO and HUBCO's Subsidiaries have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of HUBCO or HUBCO's Subsidiaries through such date. The HUBCO Disclosure Schedule identifies the federal income tax returns of HUBCO and HUBCO's Subsidiaries which have been examined by the IRS within the past six years. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. The HUBCO Disclosure
Schedule identifies the applicable state income tax returns of HUBCO and HUBCO's Subsidiaries which have been examined by the applicable authorities. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the best knowledge of HUBCO, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, taxes or assessments upon HUBCO or HUBCO's Subsidiaries, nor has HUBCO or HUBCO's Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

                           (b)  Except  as set  forth  in the  HUBCO  Disclosure
Schedule, neither HUBCO nor any Subsidiary of HUBCO (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes with third parties, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by HUBCO (nor does HUBCO have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  4.9  Employee Benefit Plans.

                           (a) HUBCO and its subsidiaries maintain or contribute
to certain "employee pension benefit plans" (the "HUBCO Pension Plans"), as such term is defined in Section 3(2)(A) of ERISA, and "employee welfare benefit plans" (the "HUBCO Welfare Plans"), as such term is defined in Section 3(1) of ERISA. Since September 2, 1974, neither HUBCO nor its subsidiaries have contributed to any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

                           (b) Each of the HUBCO  Pension  Plans and each of the
HUBCO Welfare Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements  promulgated  or  issued  thereunder,  and  all  other  applicable
governmental  laws  and  regulations.   HUBCO  is  not  aware  of  any  fact  or
circumstance which would disqualify any plan that could not be retroactively corrected (in accordance with the procedures of the IRS).

                           (c) The present value of all accrued  benefits  under
each of the HUBCO Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for purposes of the most recent actuarial valuation prepared by such HUBCO Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits.

                           (d)  During  the last  five  years,  the PBGC has not
asserted any claim for liability against HUBCO or any of its subsidiaries which has not been paid in full.

                           (e) All premiums (and interest  charges and penalties
for late payment, if applicable) due to the PBGC with respect to each HUBCO Pension Plan have been paid. All contributions required to be made to each HUBCO Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of HUBCO which have not been paid have been properly recorded on the books of HUBCO.

                           (f) No "accumulated funding  deficiency",  within the
meaning of Section 412 of the Code, has been incurred with respect to any of the HUBCO Pension Plans.

                           (g) There are no pending or, to the best knowledge of
HUBCO, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the HUBCO Pension Plans or the HUBCO Welfare Plans, any trusts created thereunder or any other plan or arrangement identified in the HUBCO Disclosure Schedule.

                           (h) Except with respect to customary health, life and
disability benefits or as disclosed in the HUBCO Disclosure Schedule, HUBCO has no unfunded benefit obligations which are not accounted for by reserves shown on the financial statements and established under GAAP or otherwise noted on such financial statements.

              4.10. Since January 1, 1995, HUBCO has filed all reports that it was required to file with the SEC under the 1934 Act, all of which complied in all material respects with all applicable requirements of the 1934 Act and the rules and regulations adopted thereunder. As of their respective dates, each such report and each registration statement, proxy statement, form or other document filed by HUBCO with the SEC, including without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1995, HUBCO and each HUBCO Subsidiary has duly filed all material forms, reports and documents which they were required to file with each agency charged with regulating any aspect of their business.

             4.11. The information relating to HUBCO and its Subsidiaries (including, without limitation, information regarding other transactions which HUBCO is required to disclose), this Agreement and the transactions contemplated hereby in the Registration Statement and Proxy Statement-Prospectus (as defined in Section 5.6(a) hereof), as of the date of the mailing of the Proxy Statement-Prospectus, and up to and including the date of the meeting of stockholders of MSB to which such Proxy Statement-Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement shall comply as to form in all material respects with the provisions of the 1933 Act, the 1934 Act and the rules and regulations promulgated thereunder.

              4.12. Except as set forth in the HUBCO Disclosure Schedule, each of HUBCO and HUBCO's Subsidiaries holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to HUBCO or HUBCO's Subsidiaries (including without limitation consumer, community and fair lending laws) (other than where such default or noncompliance will not result in a Material Adverse Effect on HUBCO) and HUBCO has not received notice of violation of, and does not know of any violations of, any of the above.

              4.13. Except as disclosed in the HUBCO Disclosure Schedule, neither HUBCO nor its Subsidiaries, or to the best knowledge of HUBCO, any party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which Hudson United or another HUBCO Subsidiary is or will be the creditor) or arrangement, except for defaults which individually or in the aggregate would not have a Material Adverse Effect on HUBCO.

                  4.14 Properties and Insurance.

                           (a) HUBCO and the HUBCO  Subsidiaries  have good and,
as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in HUBCO's consolidated balance sheet as of September 30, 1997, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since September 30, 1997), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of HUBCO and the HUBCO Subsidiaries taken as a whole and (iv) with respect to owned real property, title imperfections noted in title reports. Except as disclosed in the HUBCO Disclosure Schedule, HUBCO and the HUBCO Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by HUBCO or the HUBCO Subsidiaries in all material respects as presently occupied, used, possessed and controlled by HUBCO and the HUBCO Subsidiaries.

                           (b)  The  business   operations   and  all  insurable
properties and assets of HUBCO and the HUBCO Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of HUBCO, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of HUBCO adequate for the business engaged in by HUBCO and the HUBCO Subsidiaries. As of the date hereof, neither HUBCO nor any HUBCO Subsidiary has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

              4.15. At the Effective Time, after giving pro forma effect to the Merger and any other acquisition which HUBCO or its Subsidiaries have agreed to consummate, HUBCO will have sufficient capital to satisfy all applicable regulatory capital requirements.

              4.16.  Except  as  disclosed  in the  HUBCO  Disclosure  Schedule, neither HUBCO nor any HUBCO Subsidiary has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that HUBCO or any HUBCO Subsidiary (either directly, or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters which correction or cleanup would be material to the business, operations, assets or financial condition of HUBCO and the HUBCO Subsidiaries taken as a whole. Except as disclosed in the HUBCO Disclosure Schedule, HUBCO has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property currently owned or leased by HUBCO or any HUBCO Subsidiary in any manner that violates any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a Material Adverse Effect on HUBCO.

               4.17 As of September 30, 1997, each of the allowance for loan losses and the reserve for OREO properties in the HUBCO Financial Statements was adequate pursuant to GAAP (consistently applied), and the methodology used to compute each of the loan loss reserve and the reserve for OREO properties complies in all material respects with GAAP (consistently applied) and all applicable policies of the FDIC and the New Jersey Department of Banking.

              4.18. As of the date hereof, HUBCO has available and reserved shares of HUBCO Common Stock sufficient for issuance pursuant to the Merger and upon conversion of New HUBCO Preferred Stock subsequent thereto. The HUBCO Stock to be issued hereunder pursuant to the Merger and upon the conversion of the New HUBCO Preferred Stock, when so issued, will be duly authorized and validly issued, fully paid, nonassessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through HUBCO, with no personal liability attaching to the ownership thereof. The HUBCO Stock to be issued hereunder pursuant to the Merger and upon the conversion of the New HUBCO Preferred Stock, when so issued, will be registered under the 1933 Act and issued in accordance with all applicable state and federal laws, rules and regulations.

               4.19 Neither HUBCO nor any HUBCO Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Government Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to MSB by HUBCO prior to the date of this Agreement, nor has HUBCO been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to MSB by HUBCO prior to the date of this Agreement. Neither HUBCO nor any HUBCO Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to MSB by HUBCO prior to the date of this Agreement.

              4.20. The minute books of HUBCO and its bank subsidiaries contain records of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors) that are complete and accurate in all material respects.

              4.21. No representation or warranty contained in Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                      ARTICLE V - COVENANTS OF THE PARTIES

               5.1. During the period from the date of this Agreement to the Effective Time, MSB shall, and shall cause Bank to, conduct their respective businesses only in the ordinary course and consistent with prudent banking practice, except for transactions permitted hereunder or with the prior written consent of HUBCO, which consent will not be unreasonably withheld. MSB also shall use its reasonable best efforts to (i) preserve its business organization and that of Bank intact, (ii) keep available to itself and Bank the present services of its employees and those of Bank, and (iii) preserve for itself and HUBCO the goodwill of its customers and those of Bank and others with whom business relationships exist.

               5.2. From the date hereof to the Effective Time, except as otherwise approved by HUBCO in writing, or as set forth in the MSB Disclosure Schedule, or as permitted or required by this Agreement, neither MSB not Bank will:

                           (a)  change  any  provision  of  its  Certificate  of
Incorporation or By-laws or any similar governing documents;

                           (b) change the number of shares of its  authorized or
issued capital stock (other than upon exercise of stock options or warrants described on the MSB Disclosure Schedule in accordance with the terms thereof) or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; provided, however, from the date hereof to the Effective Time, MSB may declare, set aside or pay only the cumulative dividends due on the MSB Preferred Stock and dividends on the MSB Common Stock in the same amount as was paid in the two quarters prior to the date hereof, less the amount, if any, used by MSB to redeem the Preferred Share Purchase Rights pursuant to Section 2.6 hereof.

                           (c) grant any  severance  or  termination  pay (other
than pursuant to written policies or contracts of MSB in effect on the date hereof and disclosed to HUBCO in the MSB Disclosure Schedule) to, or enter into or amend any employment or severance agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type; or award any increase in compensation or benefits to its directors, officers or employees, except in each case as specified in Section 5.2 of the MSB Disclosure Schedule;

                           (d) sell or  dispose  of any  substantial  amount  of
assets or voluntarily incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies or in response to substantial financial demands upon the business of MSB or Bank;

                           (e) make any capital expenditures other than pursuant
to binding commitments existing on the date hereof, expenditures necessary to maintain existing assets in good repair, and expenditures described in business plans or budgets previously furnished to HUBCO;

                           (f) file any  applications  or make any contract with
respect to branching or site location or relocation;

                           (g) agree to acquire in any manner  whatsoever (other
than to realize upon collateral for a defaulted loan) any business or entity or make any investments in securities other than investments in government or agency bonds having a maturity of less than five years;

                           (h)  make  any  material  change  in  its  accounting
methods or practices, other than changes required in accordance with generally accepted accounting principles or regulatory authorities;

                           (i) take any action  that would  result in any of its
representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied;

                           (j) without  first  conferring  with  HUBCO,  make or
commit to make any new loan or other extension of credit in an amount of $1,000,000 or more, renew for a period in excess of one year any existing loan or other extension of credit in an amount of $1,000,000 or more, or increase by $1,000,000 or more the aggregate credit outstanding to any borrower or group of affiliated borrowers, except such loan initiations, renewals or increases that are committed as of the date of this Agreement and identified on the MSB Disclosure Schedule and residential mortgage loans made in the ordinary course of business in accordance with past practice; or

                           (k) agree to do any of the foregoing.

               5.3. MSB and Bank shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than HUBCO) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving MSB or Bank (an "Acquisition Transaction"). Notwithstanding the foregoing, MSB may enter into discussions or negotiations or provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of MSB, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such discussions or negotiations should be commenced or such information should be furnished. MSB shall promptly communicate to HUBCO the terms of any proposal, whether written or oral, which it may receive in respect of any such Acquisition Transaction and the fact that it is having discussions or negotiations with a third party about an Acquisition Transaction.

               5.4. During the period from the date of this Agreement to the Effective Time, each of MSB and HUBCO will cause one or more of its designated representatives to confer with representatives of the other party on a monthly or more frequent basis regarding its business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. On a monthly basis, MSB agrees to provide HUBCO, and HUBCO agrees to provide MSB, with internally prepared profit and loss statements no later than 15 days after the close of each calendar month. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) MSB will deliver to HUBCO and HUBCO will deliver to MSB their respective quarterly reports on Form 10-Q, as filed with the SEC under the 1934 Act. As soon as reasonably available, but in no event more than 90 days after the end of each calendar year, MSB will deliver to HUBCO and HUBCO will deliver to MSB their respective Annual Reports on Form 10-K as filed with the SEC under the 1934 Act.

                  5.5  Access to Properties and Records; Confidentiality.

                           (a)  MSB  and  Bank  shall   permit   HUBCO  and  its
representatives, and HUBCO shall permit, and cause each HUBCO Subsidiary to permit, MSB and its representatives, reasonable access to their respective properties, and shall disclose and make available to HUBCO and its representatives, or MSB and its representatives, as the case may be, all books, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, by-laws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which HUBCO and its representatives or MSB and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would waive any privilege. The parties will use their reasonable best efforts to obtain waivers of any such restriction (other than waivers of the attorney-client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Notwithstanding the foregoing, MSB acknowledges that HUBCO may be involved in discussions concerning other potential acquisitions and HUBCO shall not be obligated to disclose such information to MSB except as such information is disclosed to HUBCO's shareholders generally.

                           (b) All  information  furnished by the parties hereto
previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby, and if such Merger shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use its reasonable best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Merger contemplated hereby does not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

                  5.6  Regulatory Matters.

                           (a) For the  purposes  of  holding  the  Stockholders
Meeting (as such term is defined in Section 5.7 hereof), and qualifying under applicable federal and state securities laws the HUBCO Stock to be issued to MSB stockholders in connection with the Merger, the parties hereto shall cooperate in the preparation and filing by HUBCO or MSB (as applicable) with the SEC of a Registration Statement and a combined proxy statement and prospectus satisfying all applicable requirements of applicable state and federal laws, including the 1933 Act, the 1934 Act and applicable state securities laws and the rules and regulations thereunder (such proxy statement and prospectus in the form mailed by MSB and HUBCO to the MSB shareholders together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement-Prospectus" and the various documents to be filed by HUBCO under the 1933 Act with the SEC to register the HUBCO Stock for sale, including the Proxy Statement-Prospectus, are referred to herein as the "Registration Statement").

                           (b) HUBCO  shall  furnish  MSB with such  information
concerning HUBCO and its Subsidiaries (including, without limitation, information regarding other transactions which HUBCO is required to disclose) as is necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to such corporations, to comply with Section 5.6(a) hereof. HUBCO agrees promptly to advise MSB if at any time prior to the Stockholders Meeting, any information provided by HUBCO in the Proxy Statement-Prospectus becomes incorrect or incomplete in any material respect and to provide MSB with the information needed to correct such inaccuracy or omission. HUBCO shall furnish MSB with such supplemental information as may be necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to HUBCO and its Subsidiaries, to comply with Section 5.6(a) after the mailing thereof to MSB shareholders.

                           (c) MSB shall  furnish  HUBCO  with such  information
concerning MSB as is necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to MSB, to comply with Section 5.6(a) hereof. MSB agrees promptly to advise HUBCO if at any time prior to the Stockholders Meeting, any information provided by MSB in the Proxy Statement-Prospectus becomes incorrect or incomplete in any material respect and to provide HUBCO with the information needed to correct such inaccuracy or omission. MSB shall furnish HUBCO with such supplemental information as may be necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to MSB, to comply with Section 5.6(a) after the mailing thereof to MSB shareholders.

                           (d) HUBCO shall as promptly as practicable  make such
filings as are necessary in connection with the offering of the HUBCO Stock with applicable state securities agencies and shall use all reasonable efforts to qualify the offering of such stock under applicable state securities laws at the earliest practicable date. MSB shall promptly furnish HUBCO with such information regarding MSB shareholders as HUBCO requires to enable it to determine what filings are required hereunder. MSB authorizes HUBCO to utilize in such filings the information concerning MSB provided to HUBCO in connection with, or contained in, the Proxy Statement-Prospectus. HUBCO shall furnish MSB's counsel with copies of all such filings and keep MSB advised of the status thereof. HUBCO shall file as promptly as practicable, and shall use reasonable business efforts to file within 45 days after the date hereof, the Registration Statement containing the Proxy Statement-Prospectus with the SEC, and each of HUBCO and MSB shall promptly notify the other of all communications, oral or written, with the SEC concerning the Registration Statement and the Proxy Statement-Prospectus.

                           (e) HUBCO shall cause the HUBCO Common Stock issuable
pursuant to the Merger to be listed on the NASDAQ at the Effective Time. HUBCO shall cause the HUBCO Common Stock which shall be issuable pursuant to conversion of New HUBCO Preferred Stock to be accepted for listing on the NASDAQ when issued.

                           (f) The parties hereto will cooperate with each other
and use their reasonable best efforts to prepare all necessary documentation and applications, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the FDIC, the FRB, the OTS, the OCC and the New York Superintendent. Without limiting the foregoing, the parties shall use reasonable business efforts to file for approval or waiver by the appropriate bank regulatory agencies within 45 days after the date hereof. The parties shall each have the right to review in advance (and shall do so promptly) all filings with, including all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body (including the SEC) in connection with the transactions contemplated by this Agreement.

                           (g) Each of the parties  will  promptly  furnish each
other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

                           (h) MSB  acknowledges  that  HUBCO is in or may be in
the process of acquiring other banks and financial institutions and that in connection with such acquisitions, information concerning MSB may be required to be included in the registration statements, if any, for the sale of securities of HUBCO or in SEC reports in connection with such acquisitions. MSB agrees to provide HUBCO with any information, certificates, documents or other materials about MSB as are reasonably necessary to be included in such other SEC reports or registration statements, including registration statements which may be filed by HUBCO prior to the Effective Time. MSB shall use its reasonable efforts to cause its attorneys and accountants to provide HUBCO and any underwriters for HUBCO with any consents, comfort letters, opinion letters, reports or information which are necessary to complete the registration statements and applications for any such acquisition or issuance of securities. HUBCO shall reimburse MSB for reasonable expenses thus incurred by MSB should this transaction be terminated for any reason other than as described in Section 7.1(f). HUBCO shall not file with the SEC any registration statement or amendment thereto or supplement thereof containing information regarding MSB unless MSB shall have consented to such filing, which consent shall not be unreasonably delayed or withheld.

               5.7. MSB will (i) take all steps necessary duly to call, give notice of, convene and hold a meeting of the stockholders of MSB (the "Stockholders Meeting") for the purpose of securing the MSB stockholder approval of this Agreement required by law, (ii) subject to the qualification set forth in Section 5.3 hereof and the right not to make a recommendation or to withdraw a recommendation if its investment banker withdraws its fairness opinion prior to the Stockholders Meeting, recommend to the stockholders of MSB the approval of this Agreement and the transactions contemplated hereby and use its reasonable best efforts to obtain, as promptly as practicable, such approval, and (iii) cooperate and consult with HUBCO with respect to each of the foregoing matters.

                  If it becomes necessary under NASDAQ rules or applicable laws to obtain HUBCO shareholder approval, HUBCO shall take all steps necessary to obtain the approval of its shareholders as promptly as possible. In connection therewith, HUBCO shall take all steps necessary to duly call, give notice and convene a meeting of its shareholders for such purpose.

                  5.8  Further Assurances.

                           (a)  Subject  to  the  terms  and  conditions  herein
provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its reasonable best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. If any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto if the Merger is not consummated.

                           (b) HUBCO  agrees  that  from the date  hereof to the
Effective Time, except as otherwise approved by MSB in writing or as permitted or required by this Agreement, HUBCO will use reasonable business efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships, and HUBCO will not, nor will it permit any HUBCO Subsidiary to, take any action: (i) that would result in any of its representations and warranties contained in Article IV of this Agreement not being true and correct in any material respect at the Effective Time, or
(ii) that would cause any of its  conditions to Closing not to be satisfied,  or
(iii) that would constitute a breach or default of its obligations under this Agreement.

               5.9. HUBCO and MSB shall cooperate with each other in the development and distribution of all news releases and other public filings and disclosures with respect to this Agreement or the Merger transactions contemplated hereby, and each of HUBCO and MSB agrees that unless approved by the other in advance, it will not issue any press release or written statement for general circulation relating primarily to the transactions contemplated hereby, except as may be otherwise required by law or regulation in the opinion of counsel.

              5.10 In the event that HUBCO or MSB determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to July 2, 1998 and that it will not waive that condition, it will promptly notify the other party. Except for any acquisition or merger discussions HUBCO may enter into with other parties, MSB and HUBCO will promptly inform the other of any facts applicable to MSB or HUBCO, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any Governmental Entity or which would otherwise prevent or materially delay completion of the Merger.

                  5.11  Employee Matters.

                           (a)  Following  consummation  of  the  Merger,  HUBCO
agrees with MSB to honor the existing written contracts with officers and employees of MSB and Bank that are included in the MSB Disclosure Schedule, except as otherwise specified in Section 5.20 and 6.3(e) hereof.

                           (b) Following consummation of the Merger, HUBCO shall
make available to all employees and officers of Bank thereafter employed by any of HUBCO's bank subsidiaries (which may include Bank) (the "New Employer") coverage under the benefit plans generally available to Hudson United's employees and officers (including pension and health and hospitalization) on the terms and conditions available to Hudson United's employees and officers. As soon as practicable, but in any event prior to December 31, 1997, the MSB Board of Directors shall amend the MSB Bank Employee Severance Plan the "Severance Plan") as set forth in Section 5.11(b)(1) of the HUBCO Disclosure Schedule. HUBCO shall provide severance payments in accordance with the Severance Plan, as so amended, to employees and officers of MSB who are covered by the Severance Plan and whose employment is terminated at or following the Closing by HUBCO or at HUBCO's direction. HUBCO shall provide severance payments in accordance with
Section 5.11(b)(2) of the HUBCO Disclosure Schedule to employees of MSB who are not covered by the Severance Plan and whose employment is terminated at or following the Closing by HUBCO or at HUBCO's direction. On or prior to December 31, 1997, Bank shall contribute to its Employee Stock Ownership Plan ("ESOP") an amount sufficient to repay all currently outstanding loans that were obtained by the ESOP in order to finance its purchase of MSB Common Stock and shall cause the shares of MSB Common Stock released from the suspense account as a result of such repayment to be allocated among the persons eligible for such allocation ("ESOP Participants") as soon as practicable thereafter in accordance with the terms of the ESOP and the requirements of all applicable laws. In the event that, due to the limitations of any applicable law, a portion of the shares of MSB Common Stock released following the ESOP's repayment of the outstanding loans cannot be immediately allocated to the ESOP Participants, all such shares shall be held in the ESOP's suspense account and allocated to the ESOP Participants as soon as practicable thereafter. If the participation of all or a portion of the ESOP Participants shall cease during the one year period beginning on the Closing, HUBCO shall treat such terminations of participation as one or more "partial terminations" of the ESOP (within the meaning of section 411 of the Code) and HUBCO shall take, or cause to be taken, all actions that may be necessary or required to be taken as a result of a partial termination of a tax-qualified plan. After the Effective Time, HUBCO may terminate, merge or change existing MSB and Bank benefit plans to the extent permitted under applicable law. Employees of Bank employed by the New Employer will receive credit for prior employment by Bank for the purposes of determining their eligibility to participate in all employee benefit plans of New Employer. Service completed while employed by Bank will also be taken into account for purposes of determining benefit levels under New Employer's vacation plan, and severance plan (after the initial six month period has lapsed). Credit for prior service will be given for purposes of vesting, but not for benefit accrual under New Employer's pension benefit plans. No pre-existing condition limitation or evidence of insurability shall be imposed under New Employer's group health plans, unless such employee was subject to such a limitation under Bank's group health plan.

               5.12 From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI and subject to Sections 6.2(a) and 6.3(a), a supplement or amendment to the parties' respective Disclosure Schedules which corrects any representation or warranty which was untrue when made shall not eliminate the other party's right (if any) to terminate this Agreement based on the original untruth of the representation or warranty; provided, that the other party shall be deemed to have waived such right if it does not exercise such right within 15 days after receiving the correcting supplement or amendment.

                  5.13 Transaction Expenses of MSB and HUBCO.

                           (a) For planning purposes,  MSB shall, within 15 days
from the date hereof, provide HUBCO with its estimated budget of transaction-related expenses reasonably anticipated to be payable by MSB in connection with this transaction, including the fees and expenses of counsel, accountants, investment bankers and other professionals. MSB shall promptly notify HUBCO if or when it determines that it will expect to exceed its budget.

                           (b) Promptly  after the execution of this  Agreement,
MSB shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. MSB shall accrue and/or pay all of such amounts as soon as possible.

                           (c)  MSB   shall   advise   HUBCO   monthly   of  all
out-of-pocket   expenses  which  MSB  has  incurred  in  connection   with  this
transaction.

                           (d) HUBCO, in reasonable consultation with MSB, shall
make all arrangements with respect to the printing and mailing of the Proxy Statement-Prospectus.

                  5.14  Indemnification

                           (a) For a period  of six years  after  the  Effective
Time, HUBCO shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director, officer, employee or agent of MSB or Bank or serves or has served at the request of MSB or Bank in any capacity with any other person (collectively, the "Indemnitees") against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee by reason of the fact that he or she is or was a director, officer, employee or agent of MSB or Bank or serves or has served at the request of MSB or Bank in any capacity with any other person, in connection with, arising out of or relating to (i) any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against MSB or Bank or any of their respective affiliates, or by any shareholder of MSB (collectively, "Claims"), including, without limitation, any Claim which is based upon, arises out of or in any way relates to the Merger, this Agreement, any of the transactions contemplated by this Agreement, the Indemnitee's service as a member of the Board of Directors of MSB or Bank or of any committee of MSB's or Bank's Board of Directors, the events leading up to the execution of this Agreement, any statement, recommendation or solicitation made in connection therewith or related thereto and any breach of any duty in connection with any of the foregoing, or (ii) the enforcement of the obligations of HUBCO set forth in this Section 5.14, in each case to the fullest extent permitted under any of (x) applicable law, (y) the Certificate of Incorporation of MSB or Bank, as applicable, or (z) the By-Laws of MSB or Bank, as applicable (and HUBCO shall also advance expenses as incurred to the fullest extent permitted under any thereof).

                           (b) From and after the  Effective  Time,  HUBCO shall
assume and honor any obligation of MSB or Bank immediately prior to the Effective Time with respect to the indemnification of the Indemnitees arising out of the Certificate of Incorporation or By-Laws of MSB or Bank as if such obligations were pursuant to a contract or arrangement between HUBCO and such Indemnitees.

                           (c) In the event  HUBCO or any of its  successors  or
assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of HUBCO assume the obligations set forth in this Section 5.14.

                           (d) HUBCO shall cause MSB's and Bank's  officers  and
directors to be covered under HUBCO's then current officers' and directors' liability insurance policy for a period of six years after the Effective Time, or, in the alternative, to be covered under an extension of MSB's and Bank's existing officers' and directors' liability insurance policy. However, HUBCO shall only be required to insure such persons upon terms and for coverages substantially similar to MSB's and Bank's existing officers' and directors' liability insurance.

                           (e) Any Indemnitee  wishing to claim  indemnification
under this Section 5.14 shall promptly notify HUBCO upon learning of any Claim, but the failure to so notify shall not relieve HUBCO of any liability it may have to such Indemnitee if such failure does not materially prejudice HUBCO. In the event of any Claim (whether arising before or after the Effective Time) as to which indemnification under this Section 5.14 is applicable, (x) HUBCO shall have the right to assume the defense thereof and HUBCO shall not be liable to such Indemnitees for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof, except that if HUBCO elects not to assume such defense, or counsel for the Indemnitees advises that there are issues which raise conflicts of interest between HUBCO and the Indemnitees, the Indemnitees may retain counsel satisfactory to them, and HUBCO shall pay the reasonable fees and expenses of such counsel for the Indemnitees as statements therefor are received; provided, however, that HUBCO shall be obligated pursuant to this Section 5.14(e) to pay for only one firm of counsel for all Indemnitees in any jurisdiction with respect to a matter unless the use of one counsel for multiple Indemnitees would present such counsel with a conflict of interest that is not waived, and (y) the Indemnitees will cooperate in the defense of any such matter. HUBCO shall not be liable for settlement of any claim, action or proceeding hereunder unless such settlement is effected with its prior written consent. Notwithstanding anything to the contrary in this Section 5.14, HUBCO shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law or public policy.

                  5.15.  Bank Policies and Bank Merger

                           (a)  Notwithstanding  that MSB  believes  that it has
established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, MSB recognizes that HUBCO may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time and in order to formulate the plan of integration for the Bank Merger, MSB and HUBCO shall consult and cooperate with each other with respect to (i) conforming to the extent appropriate, based upon such consultation, MSB's loan, accrual and reserve policies and MSB's other policies and procedures regarding applicable regulatory matters, including without limitation Federal Reserve, Bank Secrecy Act and FDIC matters, to those policies of HUBCO as HUBCO may reasonably identify to MSB from time to time, (ii) new extensions of credit or material revisions to existing terms of credits by Bank, in each case where the aggregate exposure exceeds $500,000, and (iii) conforming, based upon such consultation, the composition of the investment portfolio and overall asset/liability management position of MSB and Bank to the extent appropriate; provided that any required change in MSB's practices in connection with the matters described in clause (i) or (iii) above need not be effected until the parties receive all necessary governmental approvals and consents to consummate the transactions contemplated hereby,

                           (b) If the Bank  Merger is  consummated,  HUBCO shall
cause the New York Bank to hold its meetings alternatively in Goshen and Poughkeepsie.

              5.16. Each of HUBCO and MSB shall use its reasonable best efforts to resolve such objections, if any, which may be asserted with respect to the Merger under antitrust laws, including, without limitation, the Hart-Scott-Rodino Act. In the event a suit is threatened or instituted challenging the Merger as violative of antitrust laws, each of HUBCO and MSB shall use its reasonable best efforts to avoid the filing of, resist or resolve such suit. HUBCO and MSB shall use their reasonable best efforts to take such action as may be required: (a) by the Antitrust Division of the Department of Justice or the Federal Trade Commission in order to resolve such objections as either of them may have to the Merger under antitrust laws, or (b) by any federal or state court of the United States, in any suit brought by a private party or governmental entity challenging the Merger as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of the Merger. Reasonable best efforts shall include, but not be limited to, the proffer by HUBCO of its willingness to accept an order agreeing to the divestiture, or the holding separate, of any assets of HUBCO or MSB, except to the extent that any such divestitures or holding separate arrangement would have a Material Adverse Effect on HUBCO. The entry by a court, in any suit brought by a private party or governmental entity challenging the Merger as violative of antitrust laws, of an order or decree permitting the Merger, but requiring that any of the businesses, product lines or assets of HUBCO or MSB be divested or held separate thereafter shall not be deemed a failure to satisfy the conditions specified in Section 6.1 hereof except to the extent that any divestitures or holding separate arrangement would have a Material Adverse Effect on HUBCO and HUBCO shall not have voluntarily consented to such divestitures or holding separate arrangements. For the purposes of this Section 5.16, the divestiture or the holding separate of a branch or branches of Hudson United, the New York Bank or Bank with, in the aggregate, less than $20 million in assets shall not be considered to have a Material Adverse Effect on HUBCO.

              5.17. Prior to the date hereof, neither HUBCO or MSB has taken any action or failed to take any action which would disqualify the Merger for pooling of interests accounting treatment. Before the Effective Time, neither HUBCO nor MSB shall intentionally take, fail to take, or cause to be taken or not taken any action within its control, which would disqualify the Merger as a "pooling-of-interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code. Subsequent to the Effective Time, HUBCO shall not take and shall cause the Surviving Corporation not to take any action within their control that would disqualify the Merger as such a "reorganization" under the Code.

              5.18. HUBCO shall cause Arthur Andersen, its independent public accountants, to deliver to MSB, and MSB shall cause Peat Marwick, its independent public accountants, to deliver to HUBCO and to its officers and directors who sign the Registration Statement for this transaction, a short-form "comfort letter" or "agreed upon procedures" letter, dated the date of the mailing of the Proxy Statement-Prospectus for the Stockholders Meeting of MSB, in the form customarily issued by such accountants at such time in transactions of this type.

              5.19. Promptly, but in any event within two weeks, after the execution and delivery of this Agreement, MSB shall deliver to HUBCO (a) a letter identifying all persons who, to the knowledge of MSB, may be deemed to be affiliates of MSB under Rule 145 of the 1933 Act and the pooling-of-interests accounting rules, including, without limitation, all directors and executive officers of MSB and (b) copies of letter agreements, each substantially in the form of Exhibit 5.19-1, executed by each such person so identified as an affiliate of MSB agreeing to comply with Rule 145 and to refrain from transferring shares as required by the pooling-of-interests accounting rules. Within two weeks after the date hereof, HUBCO shall cause its directors and executive officers to enter into letter agreements in the form of Exhibit 5.19-2 with HUBCO concerning the pooling-of-interests accounting rules. HUBCO hereby agrees to publish, or file a Form 8-K, Form 10-K or Form 10-Q containing financial results covering at least 30 days of post-Merger combined operations of HUBCO and MSB as soon as practicable (but in no event later than 30 days) following the close of the first calendar month ending 30 days after the Effective Time, in form and substance sufficient to remove the restrictions set forth in paragraph "B" of Exhibit 5.19-1.

              5.20. HUBCO agrees to cause William Myers to be appointed at the Effective Time as Vice Chairman of the Board of the New York Bank and President of the Southern Region of the New York Bank and immediately after the Effective Time to enter into an employment agreement with William Myers on terms and conditions to be mutually agreed upon by HUBCO and William Myers (but containing the specific terms set forth in Section 5.20 of the HUBCO Disclosure Schedule). William Myers and MSB shall amend Myers' current employment agreement effective at the Closing to reduce any payout under his current employment contract so it would not constitute an "excess parachute payment" as defined in Section 280G of the Code. Such amendment shall be acceptable to HUBCO. HUBCO agrees to cause one director of MSB selected by MSB (who may be William Myers) and acceptable to HUBCO to be appointed at the Effective Time to the HUBCO Board of Directors. HUBCO shall ask each of the current directors of Bank to serve as directors of the Surviving Bank (if the Bank Merger is consummated) or to continue to serve as directors of Bank (if the Bank Merger is not consummated) and directors of such Board shall receive Board fees and be subject to Board duties substantially consistent with the fees and duties of the directors of other bank subsidiaries of HUBCO. HUBCO shall modify or waive the provisions of its mandatory retirement policy to the extent necessary so that such directors who would otherwise be required to retire in the six year period following the Closing because they will have reached HUBCO's mandatory retirement age of 72 shall be permitted to continue to serve until age 75.

              5.21. The MSB Director Retirement Program shall have been terminated on or before December 31, 1997 and the present value of all benefits (including any accelerated benefits) shall have been paid to directors covered thereby prior to the Closing and all obligations of MSB, Bank, HUBCO and all HUBCO Subsidiaries thereby released, to the satisfaction of HUBCO.

                         ARTICLE VI - CLOSING CONDITIONS


                 6.1. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:


                           (a) Approval of Stockholders; SEC Registration.  This
Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of MSB and, if necessary under NASDAQ rules or applicable laws, the stockholders of HUBCO. The HUBCO Registration Statement and Proxy Statement-Prospectus shall have been declared effective by the SEC and shall not be subject to a stop order, and the issuance of the HUBCO Stock shall have been qualified in every state where such qualification is required under the applicable state securities laws.

                           (b) Regulatory Filings.  All necessary  regulatory or
governmental approvals and consents (including without limitation any required approval of the FDIC, the FRB, the OTS, the OCC and the New York Superintendent) required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would have a Material Adverse Effect on HUBCO. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof (including the Hart-Scott-Rodino waiting period if applicable) shall have expired.

                           (c)  Suits  and  Proceedings.  There  shall not be in
effect any order, judgment, injunction or decree of a court of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby.

                           (d)  Tax  Opinion.   HUBCO  shall  have  received  an
opinion, dated as of the Effective Time, of Pitney, Hardin, Kipp & Szuch, reasonably satisfactory in form and substance to HUBCO, and MSB shall have received an opinion, dated as of the Effective Time, of Thacher Proffitt & Wood, reasonably satisfactory in form and substance to MSB, in each case based upon representation letters reasonably required by such counsel, dated on or about the date of such opinion, and such other facts and representations as such counsel may reasonably deem relevant, to the effect that

                  (i) the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368 of the Code; (ii) no gain or loss will be recognized by MSB; (iii) no gain or loss will be recognized upon the exchange of MSB Stock solely for HUBCO Stock; (iv) the basis of any HUBCO Stock received in exchange for MSB Stock shall equal the basis of the recipient's MSB Stock surrendered on the exchange, reduced by the amount of cash received, if any, on the exchange, and increased by the amount of the gain recognized, if any, on the exchange (whether characterized as dividend or capital gain income); and (v) the holding period for any HUBCO Stock received in exchange for MSB Stock will include the period during which MSB Stock surrendered on the exchange was held, provided such stock was held as a capital asset on the date of the exchange.

                           (e) Pooling of Interests. HUBCO shall have received a
letter, dated the Closing Date, from its accountants, Arthur Andersen, reasonably satisfactory to HUBCO and MSB, to the effect that the Merger shall be qualified to be treated by HUBCO as a pooling-of-interests for accounting purposes.


               6.2. The obligations of HUBCO under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:


                           (a)  Representations  and Warranties;  Performance of
Obligations of MSB and Bank. Except for those representations which are made as of a particular date, the representations and warranties of MSB contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. MSB shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the MSB Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the MSB Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the MSB Disclosure Schedule, materially adversely affect the representation as to which the supplement or amendment relates.

                           (b) Opinion of Counsel.  HUBCO shall have received an
opinion of counsel to MSB, dated the Closing Date, in form and substance reasonably satisfactory to HUBCO, covering the matters customarily covered in opinions of counsel in transactions of this type.

                           (c) Certificates. MSB shall have furnished HUBCO with
such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 6.2 as HUBCO may reasonably request.

                           (d)  Director  Retirement  Program.  The MSB Director
Retirement Program shall have been terminated on or before the Closing and the present value of all benefits (including any accelerated benefits) shall have been paid to directors covered thereby and all obligations of MSB, Bank, HUBCO and all HUBCO Subsidiaries thereby released, to the satisfaction of HUBCO.

                           (e) Myers  Contract.  The  current  Myers  employment
agreement shall have been amended to limit payments thereunder to those that do not constitute an "excess parachute payment" under the Code.

                           (f) Legal Fees. MSB shall have  furnished  HUBCO with
letters from all attorneys representing MSB and Bank in any matters confirming that all legal fees have been paid in full for services rendered as of the Effective Time.

                           (g) Merger-Related  Expenses. MSB shall have provided
HUBCO with an accounting of all merger-related expenses incurred by it through the Closing Date, including a good faith estimate of such expenses incurred but as to which invoices have not been submitted as of the Closing Date.

                           (h) MSB Preferred Share Purchase Rights. At or before
the Effective Time, MSB shall cause the Preferred Share Purchase Rights to be redeemed for $.01 per Right or otherwise to become inoperable.


               6.3. The obligations of MSB under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:


                           (a)  Representations  and Warranties;  Performance of
Obligations of HUBCO. Except for those representations which are made as of a particular date, the representations and warranties of HUBCO contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. HUBCO shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the HUBCO Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the HUBCO Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the HUBCO Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

                           (b)  Opinion  of  Counsel  to HUBCO.  MSB shall  have
received an opinion of counsel to HUBCO, dated the Closing Date, in form and substance reasonably satisfactory to MSB, covering the matters customarily covered in opinions of counsel in transactions of this type.

                           (c)  Fairness  Opinion.  MSB shall have  received  an
opinion from Keefe, dated no more than three days prior to the date the Proxy Statement-Prospectus is mailed to MSB's stockholders (and, if it shall become necessary to resolicit proxies thereafter, dated no more than three days prior to the date of any substantive amendment to the Proxy Statement-Prospectus) to the effect that, in its opinion, the consideration to be paid to stockholders of MSB hereunder is fair to such stockholders from a financial point of view ("Fairness Opinion"), and HUBCO shall not have taken any action (including the announcement of any other proposed acquisition) which causes Keefe to withdraw its Fairness Opinion prior to the Closing.

                           (d) Certificates. HUBCO shall have furnished MSB with
such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as MSB may reasonably request.

                           (e) Certain Contracts.  HUBCO shall have specifically
acknowledged, accepted and assumed (in a document in form and substance reasonably satisfactory to MSB) any written employment, severance and other compensation contracts between MSB and its officers and directors (including former officers and directors) contained in the MSB Disclosure Schedules in a writing delivered to the officers and directors covered thereby, unless the employment contract is terminated or, if applicable, the employment of the officer by MSB is terminated for any reason prior to the Closing, or if the employment, severance and other contracts have been amended as provided hereunder HUBCO shall assume the amended written contracts.

                           (f) Directors. One nominee,  designated by MSB (which
may be William Myers) and acceptable to HUBCO, shall be duly appointed by the Board of Directors of HUBCO to HUBCO's Board of Directors, effective at the Effective Time. Provision shall have been made such that all directors of MSB shall have been appointed as directors of the Surviving Bank (or shall continue as directors of Bank if the Bank Merger is not consummated at the Effective
Time). HUBCO shall have caused William Myers to be elected Vice Chairman of the Board of the New York Bank and President of the Southern Region of the New York Bank. HUBCO shall have presented to William Myers, for his acceptance by countersignature, an employment agreement executed by HUBCO which contains (i) the specific terms set forth in Section 5.20 of the HUBCO Disclosure Schedule and (ii) terms which are otherwise reasonable and which are not inconsistent with the terms set forth in Section 5.20 of the HUBCO Disclosure Schedule.

                 ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER

               7.1. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of
MSB:

                           (a) by mutual written consent of the parties hereto;

                           (b) by HUBCO or MSB (i) if the  Effective  Time shall
not have occurred on or prior to June 30, 1998 unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time, or (ii) if a vote of the stockholders of MSB is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment or postponement thereof) held for such purpose, or (iii) if a vote of the stockholders of HUBCO is required by applicable NASDAQ rules, such vote is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment or postponement thereof) held for such purpose;

                           (c) by HUBCO or MSB upon written  notice to the other
if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or Governmental Entity or by HUBCO upon written notice to MSB if any such application is approved with conditions (other than conditions which are customary in such regulatory approvals) which would have a Material Adverse Effect on HUBCO;

                           (d) by HUBCO  if (i)  there  shall  have  occurred  a
change in the business, operations, assets, or financial condition of MSB and Bank, taken as a whole, from that disclosed by MSB in MSB's Quarterly Report on Form 10-Q for the three months ended September 30, 1997 which change shall have resulted in a Material Adverse Effect on MSB (it being understood that those matters disclosed in the MSB Disclosure Schedule shall not be deemed to have caused such a Material Adverse Effect) or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of MSB hereunder and such breach shall not have been remedied within 30 days after receipt by MSB of notice in writing from HUBCO to MSB specifying the nature of such breach and requesting that it be remedied;

                           (e) by MSB, if (i) there shall have occurred a change
in the business, operations, assets or financial condition of HUBCO and its Subsidiaries taken as a whole from that disclosed by HUBCO in HUBCO's Quarterly Report on Form 10-Q for the three months ended September 30, 1997 except for the Effects of Announced Acquisitions, which change shall have resulted in a Material Adverse Effect on HUBCO (it being understood that those matters disclosed in the HUBCO Disclosure Schedule shall not be deemed to have caused such a Material Adverse Effect); or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of HUBCO hereunder and such breach shall not have been remedied within 30 days after receipt by HUBCO of notice in writing from MSB specifying the nature of such breach and requesting that it be remedied;

                           (f) by MSB,  if MSB's Board of  Directors  shall have
approved an Acquisition Transaction after determining, upon advice of counsel, that such approval was necessary in the exercise of its fiduciary obligations under applicable laws;

                           (g) by HUBCO if the  conditions  set forth in Section
6.2 are not satisfied and are not capable of being satisfied by June 30, 1998;

                           (h) by MSB if the conditions set forth in Section 6.3
are not satisfied and are not capable of being satisfied by June 30, 1998; or

                           (i) by MSB, in accordance with Section 2.1(a)(iii).

               7.2. In the event of the termination and abandonment of this Agreement by either HUBCO or MSB pursuant to Section 7.1, this Agreement (other than Section 5.5(b), the penultimate sentence of Section 5.6(h), this Section
7.2 and Section 8.1) shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement.

               7.3. This Agreement may be amended by action taken by the parties hereto at any time before or after adoption of this Agreement by the stockholders of MSB but, after any such adoption, no amendment shall be made which reduces or changes the amount or form of the consideration to be delivered to the shareholders of MSB without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

               7.4. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.

                          ARTICLE VIII - MISCELLANEOUS

               8.1. Except as otherwise expressly stated herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses. Notwithstanding the foregoing, MSB may bear the expenses of Bank.

               8.2. The respective representations, warranties, covenants and agreements of the parties to this Agreement shall not survive the Effective Time, but shall terminate as of the Effective Time, except for Article II, this
Section 8.2 and Sections 5.5(b), 5.8(a), 5.11 and 5.14.

               8.3. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or by reputable overnight courier or sent by registered or certified mail, postage prepaid, as follows:

                           (a) If to HUBCO, to:

                                     HUBCO, Inc.
                                     1000 MacArthur Blvd.
                                     Mahwah, New Jersey  07430
                                     Attn.:  Kenneth T. Neilson, Chairman,
                                       President and Chief Executive Officer

                                     Copy to: 1000 MacArthur Blvd.
                                     Mahwah, New Jersey 07430
                                     Attn.:  D. Lynn Van Borkulo-Nuzzo, Esq.

                                     And copy to:  Pitney, Hardin, Kipp & Szuch
                                     (Delivery) 200 Campus Drive
                                     Florham Park, New Jersey
                                     (Mail) P.O. Box 1945
                                     Morristown, New Jersey 07962-1945
                                     Attn.:       Ronald H. Janis, Esq.
                                                  Michael W. Zelenty, Esq.

                           (b) If to MSB or Bank, to:

                                     MSB Bancorp, Inc.
                                     35 Matthews Street
                                     Goshen, New York  10924
                                     Attn.:  William C. Myers,
                                             Chairman of the Board, President
                                                 and Chief Executive Officer

                                     Copy to: Thacher Proffitt & Wood
                                     Two World Trade Center
                                     New York, NY  10048
                                     Attn.:  Omer S.J. Williams, Esq.

or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date actually received.

               8.4. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement except the Indemnitees described in Section 5.14. This Agreement and the rights and obligations of the parties hereunder may not be assigned.

               8.5. This  Agreement,  which  includes the  Disclosure  Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto, other than any confidentiality agreements entered into by the parties hereto.

               8.6. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

               8.7. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

               8.8.  The   descriptive   headings  of  this  Agreement  are  for
convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

               8.9. Representations made herein which are qualified by the phrase to the best of MSB's knowledge or similar phrases refer as of the date hereof to the best knowledge of the Chief Executive Officer, the Chief Financial Officer and the Executive Vice President and Chief Operating Officer of MSB and thereafter refer to the best knowledge of any senior officer of MSB or any MSB Subsidiary. Representations made herein which are qualified by the phrase to the best of HUBCO's knowledge or similar phrases refer as of the date hereof to the best of the knowledge of the Chairman, President and Chief Executive Officer, the Executive Vice President/Legal and the Chief Financial Officer of HUBCO and thereafter refer to the best knowledge of any senior officer of HUBCO or any HUBCO Subsidiary. Any reference to a person's knowledge or best knowledge shall mean, as of the date of the statement in question, such person's actual knowledge or what such person should have known in the ordinary exercise of that person's duties in the capacity referred to herein.

                  IN WITNESS WHEREOF, HUBCO, MSB and Bank have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                             HUBCO, INC.

    D. LYNN VAN BORKULO-NUZZO           KENNETH T. NEILSON
By: __________________________      By: _____________________________
   D. Lynn Van Borkulo-Nuzzo,           Kenneth T. Neilson, Chairman,
   Secretary                            President and Chief Executive Officer

ATTEST:                             MSB BANCORP, INC.

    KAREN DELUCA                        WILLIAM C. MYERS
By: _________________________       By: _____________________________
   Karen DeLuca, Secretary              William C. Myers, Chairman of  the
                                        Board, President and Chief Executive
                                        Officer

ATTEST:                             MSB BANK
    KAREN DELUCA                        WILLIAM C. MYERS
By: _________________________       By: ____________________________
   Karen DeLuca, Secretary              William C. Myers, Chairman of  the
                                        Board, President and Chief Executive
                                        Officer

                      CERTIFICATE OF MSB AND MSB DIRECTORS

                  Reference is made to the Agreement and Plan of Merger, dated December 15, 1997 (the "Agreement"), among HUBCO, Inc., MSB Bancorp, Inc., and MSB Bank. Capitalized terms used herein have the meanings given to them in the Agreement.

                  Each of the following persons, being all of the directors of MSB and Bank, agrees to vote or cause to be voted all shares of MSB Stock which are held by such person, or over which such person exercises full voting control (except as trustee or in a fiduciary capacity, or as nominee), in favor of the Merger.

WILLIAM C. MYERS                            NICHOLAS J. SCALI
------------------------------------        ------------------------------------
William C. Myers                            Nicholas J. Scali

FREDERICK B. WILDFOERSTER, JR.              JOHN L. KRAUSE
------------------------------------        ------------------------------------
Frederick B. Wildfoerster, Jr.              John L. Krause

DOUGLAS PORTO                               RALPH W. DECKER
------------------------------------        ------------------------------------
Douglas Porto                               Ralph W. Decker

JOAN M. COSTELLO                            JOSEPH R. DONOVAN
------------------------------------        ------------------------------------
Joan M. Costello                            Joseph R. Donovan


Dated: December 15, 1997

                                 EXHIBIT 2.1(a)

                        TERMS OF SERIES C PREFERRED STOCK

         Section 1. General.

         The Series C Preferred Stock, shall have a stated value of $.01 per share, and the shares therefore, when issued for such amount, shall be fully paid and non-assessable. The Series C Preferred Stock shall consist of _______ shares, which number may be increased (but only in connection with a stock split or stock dividend) or decreased from time to time (but not below the number thereof then outstanding) by the Board of Directors. Upon the reacquisition of any of the Series C Preferred Stock, through conversion or otherwise, such reacquired Shares shall be canceled and shall become part of the authorized and unissued Preferred Stock, but shall not be authorized and unissued Series C Preferred Stock. The rights, preferences and limitations of the Series C Preferred Stock are as follows:

         Section 2. Dividends.

         (a) Dividends shall accrue daily on each share of this Series C for each dividend payment period at the rate of 8.75% per annum (multiplied by the liquidation preference per share) or $___ per share per annum from the date of their original issuance to and including [the first of January 15, April 15, July 15 or October 15, 1998 to follow the Effective Time of the Merger] (the
"Initial Dividend Period") and for each quarterly dividend payment period thereafter, commencing on January 15, April 15, July 15 and October 15 as the case may be, of each year and ending on and including the day next preceding the first day of the next such quarterly dividend payment period (a "Quarterly Dividend Period" and, together with the Initial Dividend Period, a "Dividend Period"). Such dividends shall accrue from the date of original issuance of such shares, shall be payable in arrears, when, as and if declared by the Board of Directors and out of funds of the Corporation legally available for the payment of dividends, on the 15th day of January, April, July and October of each year, commencing [the first of January 15, April 15, July 15 or October 15, 1998 to follow the Effective Time of the Merger] and shall cumulate if not paid on such payment dates, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of dividends. Each such dividend shall be paid to the holders of record of shares of this Series C as they appear on the books of the Corporation on such record dates, not exceeding 30 days preceding the payment dates thereof ("Dividend Payment Dates"), as shall be fixed by the Board of Directors of the Corporation or by a duly authorized committee thereof (each a "Dividend Record Date").

         (b) The amount of dividends per share of this Series C payable for each Quarterly Dividend Period shall be $_____. The amount of dividends payable for the Initial Dividend Period or any period shorter than a full Quarterly Dividend Period shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in the period.

         (c) No dividends shall be declared or paid or set apart for payment on any series of preferred stock or any class of capital stock of the Corporation ranking, as to dividends or upon liquidation, on a parity with or junior to this Series C for any period (other than dividends payable in Common Stock or another stock ranking junior to this Series C as to dividends and upon liquidation), nor shall the Corporation make any other distribution on the Common Stock of the Corporation or on any other stock of the Corporation ranking junior to or on a parity with this Series C as to dividends or upon liquidation, unless (i) full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment on this Series C for all past Dividend Periods for this Series C terminating on or prior to the date of payment of any such dividends on the Common Stock or such other series of preferred stock and (ii) sufficient funds have been set apart for payment of dividends on this Series C for the Dividend Period during which payment is to be made for such current Dividend Period. When full cumulative dividends for all past and current Dividend Periods are not paid or provided for, as aforesaid, upon the shares of this Series C and any other series of preferred stock and any other class of capital stock of the Corporation ranking, as to dividends, on a parity with this Series C (herein referred to as "Dividend Parity Stock"), all dividends declared upon shares of this Series C and any other Dividend Parity Stock shall be declared pro rata so that the amount of dividends declared per share on this Series C and all other Dividend Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series C and such other Dividend Parity Stock bear to each other. Holders of shares of this Series C shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series C. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on this Series C which may have accumulated or be in arrears. As used herein, the phrase "set apart" in respect of the payment of dividends shall require deposit of any funds in a bank or trust company that is not an Affiliate of the Corporation in a separate deposit account maintained for the benefit of the holders of this Series C.

         (d) Unless full cumulative dividends on all outstanding shares of this Series C shall have been paid for all past dividend payment periods or declared and set apart for payment, so long as any shares of this Series C are outstanding, no Common Stock or any other stock of the Corporation ranking junior to or on a parity with this Series C as to dividends or upon liquidation and no warrants, calls, options or other rights to acquire Common Stock, any equity security of the Corporation or other security exercisable or exchangeable into Common Stock or any such other stock of the Corporation shall be redeemed, purchased or otherwise acquired or retired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation or any entity directly or indirectly controlled by the Corporation (except by conversion into or exchange for stock of the Corporation or such entity ranking junior to this Series C as to dividends and upon liquidation).

         (e) If the percentage of dividends payable on the shares of this Series C that is deductible under Section 243(a)(i) of the Internal Revenue Code of 1986, as amended, is reduced below 70%, the dividend rate of this Series C shall be increased, during any period any such deduction is in effect, by an amount equal to 5.829 basis points for each percentage point the 70% rate is reduced. Thus, for example, if the dividend rate on this Series C is then 8.75% and if such percentage changes from 70% to 65%, the dividend rate on this Series C shall be increased to 9.04145%.

         Section 3. Redemption.

         (a) After January 10, 1999, the shares of this Series C shall be redeemable by the Corporation in whole or, from time to time, in part. The shares of this Series C shall be redeemable by the Corporation at the redemption prices (expressed as a percentage of the liquidation preference per share of Series C) as follows, plus in each case an amount equal to all accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption.

         If redeemed during the twelve-month period beginning January 10 of the year indicated:

               Year                       Redemption Price Per Share
               ----                       --------------------------
               1999                                106.125%
               2000                                105.250
               2001                                104.375
               2002                                103.500
               2003                                102.625
               2004                                101.750
               2005                                100.875

         and at 100% per share thereafter.

         (b) In the event that fewer than all the outstanding shares of this Series C are to be redeemed as permitted by this Section 3, the number of shares to be redeemed shall be determined by the Board of Directors, and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by such other method as may be approved by the Board of Directors that is required to conform to any rule or regulation of any stock exchange upon which the shares of this Series C may at the time be listed.

         (c) Notice of any redemption of shares of this Series C, specifying the date fixed for redemption (herein referred to as the "Redemption Date") and place of redemption, shall be given by first class mail to each holder of record of the shares to be redeemed, at his address of record, not more than 60 nor less than 30 days prior to the Redemption Date. Each such notice shall also specify the redemption price applicable to the shares to be redeemed and that dividends on shares to be redeemed shall cease to accrue and accumulate on the Redemption Date. If less than all the shares owned by such stockholder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed and the fact that a new certificate or certificates representing any unredeemed shares shall be issued without cost to such holder.

         (d) Notice of redemption of shares of this Series C having been given as provided in paragraph (c) of this Section 3, then, unless the Corporation shall have defaulted in providing for the payment of the redemption price and an amount equal to all accrued and unpaid dividends to the Redemption Date, dividends shall cease to accrue on the shares of this Series C called for redemption at the Redemption Date, all rights of the holders thereof (except the right to receive the redemption price and all accrued and unpaid dividends to the Redemption Date) shall cease with respect to such shares and such shares shall not, after the Redemption Date, be deemed to be outstanding and shall not have the status of preferred stock. In case fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

         (e) Any shares of this Series C which shall at any time have been redeemed or converted shall, after such redemption or conversion, have the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

         (f) In the event that full cumulative dividends on this Series C have not been paid or declared and set apart for payment for all past Dividend
Periods, no shares of this Series C shall be redeemed unless all outstanding shares of this Series C are simultaneously redeemed, and neither the Corporation nor any entity directly or indirectly controlled by the Corporation shall purchase or otherwise acquire any shares of this Series C; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series C pursuant to a purchase or exchange offer made on the same terms to all holders of all outstanding shares of this Series C or pursuant to the exercise of the conversion right provided in Section 4.

         (g) Shares of this Series C are not subject or entitled to the benefit of a sinking fund.

         (h) In addition to the Corporation's right to redeem any or all of the Series C as provided in this Section 3, upon the exercise by a holder of Series C of the conversion privilege pursuant to Section 4 below, the Corporation may, by notice of redemption given pursuant to this Section 3 prior to the close of business on the 10th business day after the date on which all of the conditions specified in paragraph (b)(1) of Section 4 hereof are satisfied redeem all or a part of the shares of Series C so surrendered for conversion at a per share redemption price equal to (i) the Current Market Price (as defined in Section 4(d)(4) hereof) of the Corporation's Common Stock on the date the shares of this Series C are surrendered for conversion multiplied by the number of shares of Common Stock into which the Series C shares then subject to the Corporation's notice of redemption would have been convertible, or (ii) the redemption price specified in Section 3(a), whichever of (i) or (ii) is higher. This redemption must be funded and completed within three business days of the Corporation's notice, or the Corporation's right to redeem the shares of this Series C subject to the Corporation's notice pursuant to this paragraph (h) shall be extinguished.

         Section 4. Conversion.

         (a) Subject to and upon compliance with the provisions of this Section 4, and subject to the Corporation's right to redeem shares of Series C surrendered for conversion pursuant to Section 3(h) hereof, on or after January 10, 1999, the holder of any shares of this Series C shall have the right, at its option, to convert the shares into a number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) equal to $_____ for each share surrendered for conversion divided by the Conversion Price (as defined in paragraph (d) of this Section 4 below) by surrendering the shares to be converted, in the manner provided in paragraph (b) of this Section 4 below; provided however, that if the Corporation shall have called some or all of the shares of this Series C for redemption, such right shall terminate on the close of business on the third business day next preceding the date fixed for redemption unless the Corporation has defaulted in making or providing for the payment due on the date fixed for redemption. Anything herein to the contrary notwithstanding, the shares of this Series C shall become immediately convertible under the circumstances, and subject to the terms and conditions, set forth in paragraph (i) of this Section 4.

         (b) (1) In order to exercise the conversion privilege, the holder of each share of this Series C to be converted shall surrender the certificate representing such share to the Conversion Agent for this Series C appointed for such purpose by the Corporation (the "Conversion Agent"), or, if no Conversion Agent has been appointed or if the holder has not received notice of such appointment, then to the Corporation, with the Notice of Election to Convert on the back of said certificate duly completed and signed, together with funds equal to the Dividend Amount, if any, required to be paid under paragraph (b)(2) of this
         Section 4 below, at the principal office of the Conversion Agent or the Corporation, as the case may be. Unless the shares issuable on conversion are to be issued in the same name as the name in which the shares of this Series C are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or its duly authorized attorney and by funds in an amount sufficient to pay any transfer or similar tax.

                  (2) The holders of shares of this Series C at the close of business on a Dividend Record Date shall be entitled to receive the dividend payable on those shares on the corresponding Dividend Payment Date notwithstanding the conversion of the shares after the Dividend Record Date or the Corporation's default in payment of the dividend due on the Dividend Payment Date. However, shares of this Series C surrendered for conversion during the period between the close of business on any Dividend Record Date and the opening of business on the corresponding Dividend Payment Date (except shares called for redemption on a date fixed for redemption during that period) must be accompanied by payment of an amount equal to the dividend payable on the shares on the Dividend Payment Date (the "Dividend Amount"). The dividend with respect to a share of this Series C called for redemption during the period from the close of business on the Record Date to the opening of business on the corresponding Dividend Payment Date will be payable upon such Dividend Payment Date, and the holder converting such share of this Series C need not include a payment of such dividend amount upon surrender of such share of this Series C. The holders of shares of this Series C on a Dividend Record Date who (or whose transferees) convert any of those shares on or after the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on those shares of this Series C on the Dividend Payment Date, and need not include payment of the Dividend Amount upon surrender of those shares for conversion. Except as provided above, the Corporation shall make no payment or adjustment for accrued and unpaid dividends on shares of this Series C, whether or not in arrears, on conversion of those shares, or for dividends on the shares of Common Stock issued upon the conversion.

                  (3) As promptly as practicable after the surrender by a holder of the certificates for shares of this Series C in accordance with this paragraph (b), and subject to the Corporation's right to redeem all or a part of such Series C shares as provided in Section 3(h) hereof, the Corporation shall issue and shall deliver at the office of the Conversion Agent to the holder, or on its written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of those shares in accordance with the provisions of this paragraph (b)(3), and any fractional interest in respect of a share of Common Stock arising upon the conversion shall be settled as provided in paragraph (c) of this Section 4 below.

                  (4) Unless the Corporation shall have exercised its right to redeem the shares of Series C surrendered for conversion pursuant to this Section 4, each conversion shall be deemed to have been effected as of the close of business on the 10th business day after the date on which all of the conditions specified in paragraph (b)(1) of this
         Section 4 above shall have been satisfied, and, the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by those certificates at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the 10th business day after the date upon which all of the conditions specified in paragraph (b)(1) of this Section 4 above shall have been satisfied. All shares of Common Stock delivered upon conversion of this Series C will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of this Series C to be converted and the failure of the Corporation to provide to the holder thereof a notice of redemption pursuant to paragraph (h) of Section 3 hereof prior to the 10th business day after the date on which all of the conditions specified in paragraph (b)(1) of this Section 4 shall have been satisfied, the shares shall no longer be deemed to be outstanding and all rights of a holder with respect to the shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock or other securities, cash or other assets as herein provided (including without limitation any dividend payable as specified in paragraph (b)(1) of this Section 4 above).

         (c) No fractional shares or securities representing fractional shares of Common Stock shall be issued upon conversion of this Series C. Any fractional interest in a share of Common Stock resulting from conversion of a share of this Series C shall be paid in cash (computed to the nearest cent) based on the price (as defined in paragraph (d)(4) of this Section 4 below) of the Common Stock on the Trading Day (as defined in paragraph (d)(4) below) next preceding the day of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of whole shares of Common Stock issuable upon the conversion shall be computed on the basis of the aggregate Liquidation Preference (as such term is defined in paragraph (a) of Section 7 below) of the shares of this Series C so surrendered.

         (d) The "Conversion Price" per share of this Series C shall be $____, subject to adjustment from time to time as follows:

                  (1) In case the Corporation shall (1) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (2) subdivide its outstanding Common Stock into a greater number of shares, or (3) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such event shall be proportionally adjusted so that the holder of any share of this Series C thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock of the Corporation which such holder would have been entitled to receive had the share been converted immediately prior to the happening of such event. An adjustment made pursuant to this paragraph (d)(1) shall become effective immediately after the record date in the case of a dividend or distribution except as provided in paragraph (d)(7) of this
         Section 4 below, and shall become effective immediately after the effective date in the case of subdivision or combination. If any dividend or distribution is not paid or made, the Conversion Price then in effect shall be appropriately readjusted.

                  (2) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price (as defined in paragraph (d)(4) of this Section 4 below) of the Common Stock at the record date for the determination of stockholders entitled to receive the rights or warrants, the Conversion Price in effect immediately prior to the issuance of such rights or warrants shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of the rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of the rights or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Current Market Price at that record date, and of which the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of the rights or warrants plus the number of additional shares of Common Stock for subscription or purchase. The adjustment provided for in this paragraph (d)(2) shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in paragraph (d)(7) of this Section 4 below after such record date. In determining whether any rights or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate offering price of the shares of Common Stock so offered, there shall be taken into account any consideration received by the Corporation for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board (whose determination, if made in good faith, shall be conclusive). If any or all of such rights or warrants are not so issued or expire or terminate without having been exercised, the Conversion Price then in effect shall be appropriately readjusted.

                  (3) In case the Corporation shall distribute to all holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidences of indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Corporation) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in paragraph (d)(2) of this Section 4 above) then, in each such case, the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of the distribution by a fraction the numerator of which shall be the Current Market Price of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board, whose determination, if made in good faith, shall be conclusive) of that portion of the capital stock or assets or evidences of indebtedness so distributed, or of the rights or warrants so distributed, applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price of the Common Stock on the record date. Such adjustment shall become effective immediately, except as provided in paragraph (d)(4) of this Section 4 below, after the record date for the determination of stockholders entitled to receive such distribution. If any such distribution is not made or if any or all of such rights or warrants expire or terminate without having been exercised, the Conversion Price then in effect shall be appropriately readjusted.

                  (4) For the purpose of any computation under paragraphs (d)(2) or (d)(3) of this Section 4 above, the "Current Market Price" of the Common Stock at any date shall be the average of the last reported sale prices per share for the ten consecutive Trading Days (as defined below) preceding the date of such computation. The last reported sale price for each day shall be (i) the last reported sale price of the Common Stock on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System (the "Nasdaq National Market System"), or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (ii) if not quoted as described in clause (i), the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the ten preceding days, or (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sale price shall be determined in the manner set forth in clause (ii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the last reported sale price of the Common Stock on any day or the average of such last reported sale prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Corporation. As used herein the term "Trading Days" means (x) if the Common Stock is quoted on the Nasdaq National Market System or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system, or (y) if not quoted as described in clause (x), days on which quotations are reported by the National Quotation Bureau Incorporated, or (z) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

                  (5) No adjustment in the Conversion Price shall be required unless such adjustment would require a change of at least one percent in the Conversion Price; provided, however, that any adjustments which by reason of this paragraph (d)(5) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided, further, that adjustment shall be required and made in accordance with the provisions of this Section 4 (other than this paragraph (d)(5)) not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of shares of Common Stock. All calculations under this Section 4 shall be made to the nearest cent or the nearest one hundredth of a share, as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of capital stock or rights or warrants to purchase stock or securities, or distribution of evidences of indebtedness or assets (other than cash dividends or distributions paid from retained earnings) hereinafter made by the Corporation to its stockholders shall be a tax free distribution for federal income tax purposes.

                  (6) Whenever the Conversion Price is adjusted, as herein provided, the Corporation shall promptly file with the Conversion Agent an officers' certificate setting forth the Conversion Price after the adjustment and setting forth a brief statement of the facts requiring the adjustment, which certificate shall be conclusive evidence of the correctness of the adjustment. Promptly after delivery of the certificate, the Corporation shall prepare a notice of the adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which the adjustment becomes effective and shall mail the notice of such adjustment of the Conversion Price to the holder of each share of this Series C at such holder's last address as shown on the stock books of the Corporation.

                  (7) In any case in which this paragraph (d) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of the event
         (i) issuing to the holder of any share of this Series C converted after the record date and before the occurrence of the event the additional shares of Common Stock issuable upon the conversion by reason of the adjustment required by the event over and above the Common Stock issuable upon such conversion before giving effect to the adjustment and (ii) paying to the holder any amount in cash in lieu of any fractional share pursuant to paragraph (c) of this Section 4 above.

         (e)      If:

                  (1) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                  (2) there shall be any reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger, or statutory share exchange to which the Corporation is a party, or any sale or transfer of all or substantially all the assets of the Corporation; or

                  (3) there shall be a voluntary or an involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the Conversion Agent, and shall cause to be mailed to the holders of shares of this Series C at their addresses as shown on the stock books of the Corporation, at least 15 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of the dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to the dividend, distribution or rights or warrants are to be determined or (ii) the date on which the reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon the reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give any such notice or any defect in the notice shall not affect the legality or validity of the proceedings described in this paragraph (e).

         (f) (1) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effective conversions of this Series C the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of this Series C not theretofore converted. For purposes of this paragraph (f), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of this Series C shall be computed as if at the time of computation all the outstanding shares were held by a single holder.

                  (2) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of this Series C, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at the adjusted Conversion Price.

                  (3) The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of this Series C, prior to the delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of delivery.

                  (4) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of this Series C, the Corporation will endeavor, in good faith and as expeditiously as possible, to comply with all federal and state laws and regulations thereunder requiring the registration of those securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

         (g) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of this Series C pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of this Series C to be converted and no such issue or delivery shall be made unless and until the person requesting the issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that the tax has been paid.

         (h) In case of any reclassification or change of outstanding shares of Common Stock (other than change in par value, or as a result of subdivision or combination), or in case of any consolidation of the Corporation with, or merger of the Corporation with or into, any other entity that requires the vote of the holders of Common Stock or that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock or any sale or transfer of all or substantially all of the assets of the Corporation, each holder of shares of this Series C then outstanding shall, in connection with such transaction, have the right to convert the shares of this Series C held by the holder into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale or transfer if the holder had held the Common Stock issuable upon the conversion of the shares of this Series C immediately prior to the reclassification, change, consolidation, merger, sale or transfer.

         (i) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted into stock, securities or cash or any other property, or any combination thereof, then provision shall be made so that shares of this Series C that are not immediately converted and receive the consideration provided in paragraph (h) of this Section 4, shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative rights, and the qualifications, limitations or restrictions thereon, that this Series C had immediately prior to such transaction, except that after such transaction each share of this Series C shall be immediately convertible, otherwise on the terms and conditions provided by Section 4, into the nature and kind of consideration so receivable by a holder of the number of shares of Common Stock into which such shares of this Series C could have been converted immediately prior to such transaction. The rights of this Series C as preferred stock of such successor or resulting corporation shall successively be subject to adjustments pursuant to Section 4 and paragraph (d) of this Section 4 hereof after any such transaction as nearly equivalent as practicable to the adjustment provided for by such paragraph prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of this Series C (other than such shares that are converted pursuant to paragraph (h) of this Section 4) shall be assumed and authorized by the successor or resulting corporation as aforesaid.

         Section 5. Preemptive Rights. Shares of this Series C are not entitled to any preemptive rights to acquire any unissued shares of any stock of the Corporation, now or hereafter authorized, or any other securities of the Corporation, whether or not convertible into shares of stock of the Corporation or carrying a right to subscribe to or acquire any such shares of stock.

         Section 6. Voting. Except as required by law, the shares of this Series C shall not have any voting powers, either general or special, except as provided in this Section 6:

         (a) Unless the vote of the holders of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 66-2/3% of all of the shares of this Series C at the time outstanding given in person or by proxy, at a meeting called for the purpose, on which matter the holders of shares of this Series C shall vote together as a separate class, shall be necessary to authorize, effect or validate any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation of the Corporation or of any certificate, amendatory or supplemental thereto which amendment, alteration or repeal would, if effected, adversely affect the powers, preferences, rights or privileges of this Series C other than any such amendment or alteration subject to paragraph (b) of this Section 6.

         (b) Notwithstanding anything set forth herein to the contrary, the Board of Directors of the Corporation without the vote of the holders of shares of this Series C may authorize and issue additional shares of Common Stock and preferred stock ranking on a parity as to dividends and upon liquidation with the shares of this Series C. No class or series of equity securities of the Corporation may rank senior to this Series C as to dividends or upon liquidation.

         (c) (1) So long as any shares of this Series C are outstanding, if the Corporation shall have failed to pay full cumulative dividends on all outstanding shares of this Series C for four Dividend Periods, whether or not consecutive, the number of directors of the Corporation shall automatically be increased by two, and the holders of this Series C shall have the right, voting together as a class and separately from all other classes and series, to elect such two additional directors at a special meeting of holders of the shares of this Series C to be held for the purpose of electing directors and thereafter at each successive annual meeting of stockholders. The right of the holders of this Series C to elect such members of the Board of Directors as aforesaid shall continue until full cumulative dividends for all past Dividend Periods on this Series C have been paid or declared and set apart for payment.

                  (2) Each director elected by the holders of this Series C shall comply with the requirements of New Jersey law applicable to directors of a New Jersey corporation and with all federal laws applicable to directors of a savings and loan holding company. Unless otherwise required by law, directors elected by the holders of this Series C shall not become members of any of the three classes of directors otherwise required by the Certificate of Incorporation and By-laws of the Corporation with respect to the remaining directors elected by other classes or series of stock entitled to vote therefor but shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify. At such time as all cumulative dividends have been paid in full, the voting right of the holders of this Series C shall, without further action, terminate, subject to revesting in the event of each and every subsequent failure of the Corporation to pay such dividends for the requisite number of periods described above.

                  (3) The term of office of all directors elected by the holders of this Series C in office at any time when the aforesaid voting right is vested in such holders shall terminate upon the election of their successors at any meeting of stockholders held for the purpose of electing directors, provided, however, that, without further action, and unless otherwise required by law, any director that shall have been elected by holders of this Series C as provided herein may be removed at any time, either with or without cause, by the affirmative vote of the holders of record of a majority of outstanding shares of this Series C, voting separately as one class, at a duly held meeting of the holders of this Series C.

                  (4) Upon the later of any termination of the aforesaid voting right in accordance with the foregoing provisions or the expiration of the minimum term of office required by law, the term of office of all directors elected by the holders of this Series C pursuant thereto then in office shall, without further action, thereupon terminate unless otherwise required by law. Upon such termination, the number of directors constituting the board of directors of the Corporation shall, without further action, be reduced by two, subject always to the increase of the number of directors pursuant to the provisions of this paragraph (c) in the case of the future right of such holders of this Series C to elect directors as provided herein.

                  (5) Unless otherwise required by law, in case of any vacancy occurring among the directors so elected by the holders of this Series C, the remaining director may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant, and if all directors so elected shall cease to serve as directors before their term shall expire, the holders of this Series C then outstanding may, at a meeting of such holders duly held, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

                  (6) The directors elected by the holders of this Series C in accordance with the provisions of this paragraph (c) shall be entitled to one vote per director on any matter and otherwise to the same rights and privileges as all other directors of the Corporation.

                  (7) So long as any shares of this Series C are outstanding, the Certificate of Incorporation and By-laws of the Corporation shall contain provisions ensuring that the number of directors of the Corporation shall at all times be such that the exercise by the holder of shares of this Series C of the right to elect directors under the circumstances provided in this paragraph (c) will not contravene any provisions of the Corporation's Certificate of Incorporation or By-laws.

                  (8) On any matter on which the holders of Series C shall be entitled to vote, they shall be entitled to one vote for each share held. The holders of Series C shall vote only as a separate class; their votes shall not be counted together with the holders of the Common Stock or any other class or series of Preferred Stock as a single class. At any meeting of stockholders held while holders of this Series C have the voting power set forth in this paragraph (c), the holders of a majority of the then outstanding shares of this Series C who are present in person or by proxy shall be sufficient to constitute a quorum for the election of directors as herein provided.

         (d) Notwithstanding anything to the contrary in Chapter 11 of the New Jersey Business Corporation Act, the holders of this Series C shall be entitled to dissenters' rights pursuant to, and to the fullest extent permitted by, the Chapter 11 of the New Jersey Business Corporation Act in the event of a merger or consolidation in which the Corporation is a constituent corporation or the sale of substantially all of the assets of the Corporation.

         Section 7. Liquidation Rights.

         (a) Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of this Series C shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders under applicable law, before any payment or distribution of assets shall be made on the Common Stock or on any other class or series of stock of the Corporation ranking junior to this Series C upon liquidation, the amount of $___ per share (the "Liquidation Preference"), plus a sum equal to all dividends accrued on such shares (whether or not earned or declared ) and unpaid to the date fixed for such liquidation, dissolution or winding up. The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation shall not be deemed a dissolution, liquidation or winding up of the Corporation for the purposes of this Section 7, nor shall the merger or consolidation of the Corporation into or with any other corporation or association or the merger or consolidation of any other corporation or association into or with the Corporation, be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this Section 7.

         (b) After the payment in cash (in New York Clearing House funds or its equivalent) to the holders of the shares of this Series C of the full preferential amounts for the shares of this Series C, as set forth in paragraph
(a) of this Section 7 the holders of this Series C as such shall have no further right or claim to any of the remaining assets of the Corporation.

         (c) In the event the assets of the Corporation available for distribution to the holders of shares of this Series C upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 7, no distribution shall be made on account of any shares of any other series of preferred stock or any other class of stock of the Corporation ranking on a parity with the shares of this Series C upon such liquidation, dissolution or winding up unless proportionate amounts shall be paid on account of the shares of this Series C, ratably, in proportion to the full amounts to which holders of all such shares which are on a parity with the shares of this Series C are respectively entitled upon such dissolution, liquidation or winding up.

         Section 8. Rank. The Corporation shall not issue any other series of preferred stock ranking senior to this Series C as to the payment of dividends or upon liquidation or any other series of any equity securities ranking senior to this Series C as to the payment of dividends or upon liquidation. The Corporation may issue shares of Common Stock and any other series of preferred stock ranking junior to or on a parity with this Series C as to the payment of dividends or upon liquidation. For purposes of this certificate of designations, any stock of any series or class of the Corporation shall be deemed to rank:

         (a) senior to the shares of this Series C, as to dividends or upon liquidation, if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series C;

         (b) on a parity with shares of this Series C, as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series C, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series C; and

         (c) junior to shares of this Series C, as to dividends or upon liquidation, if such stock shall be Common Stock or if the holders of shares of this Series C shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such series or class.

         Section 9. Reports and Notices. So long as any shares of this Series C shall be outstanding, the Corporation shall provide to the holder or holders of such shares copies of all annual, quarterly and other reports of the Corporation and copies of all stockholder notices of the Corporation when and as furnished to the holders of the Common Stock.

         Section 10. Restrictions on Transfer. No transfer of the shares of Series C may be made to any person if, after giving effect to such transfer, such person would beneficially own more than 25% of the issued and outstanding shares of Series C then outstanding.

                                 EXHIBIT 5.19-1

                          FORM OF MSB AFFILIATE LETTER


                                December __, 1997

HUBCO, Inc.
1000 MacArthur Boulevard
Mahwah, New Jersey 07430

Gentlemen:

                  I am delivering this letter to you in connection with the proposed acquisition (the "Merger") of MSB Bancorp, Inc. (the "Company"), by HUBCO, Inc., a New Jersey corporation and registered bank holding company ("HUBCO"), pursuant to the Agreement and Plan of Merger dated December 15, 1997 (the "Agreement") between the Company, its bank subsidiary, and HUBCO. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Agreement. I currently own shares of MSB Common Stock. I own no shares of MSB Preferred Stock. As a result of the Merger, I will receive shares of HUBCO Common Stock in exchange for my MSB Common Stock.

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of the Company, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "1933 Act") by the Securities and Exchange Commission ("SEC") and as the term "affiliate" is used for purposes of the SEC's rules and regulations applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the SEC's Accounting Series Release 135, as amended by Staff Accounting Bulletins Nos. 65 and 76 ("ASR 135").

                  I represent to and agree with HUBCO that:

                  A. Transfer Review Restrictions. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer, reduce my risk with respect to or otherwise dispose of ("transfer") any MSB Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any MSB Stock owned by such person or entity, without notifying HUBCO in advance of the proposed transfer and giving HUBCO a reasonable opportunity to review the transfer before it is consummated. HUBCO, if advised to do so by its independent public accountants, may instruct me not to make or permit the transfer because it may interfere with the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

                  B. Transfer Restrictions During Merger Consummation Period. I shall not transfer any MSB Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any MSB Stock owned by such person or entity during the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by HUBCO by means of the filing of a Form 10-Q or Form 8-K under the Securities Exchange Act of 1934, as amended, the issuance of a quarterly earnings report, or any other public issuance which satisfies the requirements of ASR 135. For purposes of this paragraph only, "MSB Stock" includes HUBCO Common Stock is converted.

                  C. Compliance with Rule 145. I have been advised that the issuance of HUBCO Common Stock to me pursuant to the Merger will be registered with the SEC under the 1933 Act on a Registration Statement on Form S-4. However, I have also been advised that, since I may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the Company's stockholders, any transfer by me of HUBCO Common Stock is restricted under Rule 145 promulgated by the SEC under the 1933 Act. I agree not to transfer any HUBCO Common Stock received by me or any of my affiliates unless (i) such transfer is made in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the 1933 Act, (ii) in the opinion of HUBCO's counsel or counsel reasonably acceptable to HUBCO, such transfer is otherwise exempt from registration under the 1933 Act or (iii) such transfer is registered under the 1933 Act.

                  D. Stop Transfer Instructions; Legend on Certificates. I also understand and agree that stop transfer instructions will be given to HUBCO's transfer agents with respect to the HUBCO Common Stock received by me and any of my affiliates and that there will be placed on the certificates of the HUBCO Common Stock issued to me and any of my affiliates, or any substitutions therefor, a legend stating in substance:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED DECEMBER __, 1997 BETWEEN THE REGISTERED HOLDER HEREOF AND HUBCO, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF HUBCO, INC."

                  E. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer HUBCO Common Stock to the extent I felt necessary with my counsel or counsel for the Company.

                  Execution of this letter is not an admission on my part that I am an "affiliate" of the Company as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                              Very truly yours,



                                              -----------------------------
                                              Name:

Accepted this _____
day of _______, 199__ by

HUBCO, INC.


By: ______________________________
    Name:
    Title:

                                 EXHIBIT 5.19-2
                  FORM OF AFFILIATE LETTER FOR HUBCO AFFILIATES

                                                               December __, 1997

HUBCO, Inc.
1000 MacArthur Boulevard
Mahwah, New Jersey 07430

Gentlemen:

                  I am delivering this letter to you in connection with the proposed merger (the "Merger") of MSB Bancorp, Inc. ("MSB") with and into HUBCO, Inc., a New Jersey corporation and registered bank holding company ("HUBCO"), pursuant to the Agreement and Plan of Merger dated December 15, 1997 (the "Agreement") between MSB, its bank subsidiary, and HUBCO. I currently own shares of HUBCO's common stock, no par value ("HUBCO Common Stock").

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of HUBCO, as the term "affiliate" is used for purposes of the rules and regulations of the Securities and Exchange Commission (the "Commission") applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the Commission's Accounting Series Release 135, as amended by Staff Accounting Bulletins Nos. 65 and 76 ("ASR 135").

                  I represent and covenant with HUBCO and MSB that:

                  A. Transfer Restrictions Prior to Merger Consummation. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer, reduce my risk with respect to or otherwise dispose of ("transfer") any HUBCO Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, from transferring any HUBCO Common Stock owned by such person or entity, without notifying HUBCO in advance of the proposed transfer and giving HUBCO a reasonable opportunity to object to the transfer before it is consummated. HUBCO, upon advice of its independent public accountants, may instruct me not to make or permit the transfer because it may interfere with the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

                  B. Post-Consummation Transfer Restrictions. During the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by HUBCO by means of filing of a Form 10-Q or Form 8-K under the Securities Exchange Act of 1934, the issuance of a quarterly earnings report, or any other public issuance which satisfies the requirements of ASR 135, I shall not transfer any HUBCO Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any HUBCO Common Stock owned by such person or entity.

                  C. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer HUBCO Common Stock to the extent I felt necessary with my counsel or counsel for HUBCO.

                  Execution of this letter is not an admission on my part that I am an "affiliate" of HUBCO as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                 Very truly yours,


                                 -------------------------------------
                                 Name:
                                 Title:


Accepted this ____ day of
________________, 199_ by

HUBCO, INC.



By: ________________________________
    Name:
    Title:

                                                                      Appendix B

                             STOCK OPTION AGREEMENT


                  THIS STOCK OPTION AGREEMENT ("Agreement") dated as of December 15, 1997, is by and between HUBCO, Inc., a New Jersey corporation and registered bank holding company ("HUBCO"), and MSB Bancorp, Inc., a Delaware corporation and registered savings and loan holding company ("MSB").

                                   BACKGROUND

                  WHEREAS, HUBCO and MSB, as of the date hereof, are prepared to execute a definitive agreement and plan of merger (the "Merger Agreement") pursuant to which MSB will be merged with and into HUBCO (the "Merger"); and

                  WHEREAS, HUBCO has advised MSB that it will not execute the Merger Agreement unless MSB executes this Agreement; and

                  WHEREAS, the Board of Directors of MSB has determined that the Merger Agreement provides substantial benefits to the shareholders of MSB; and

                  WHEREAS, as an inducement to HUBCO to enter into the Merger Agreement and in consideration for such entry, MSB desires to grant to HUBCO an option to purchase authorized but unissued shares of common stock of MSB in an amount and on the terms and conditions hereinafter set forth.

                                    AGREEMENT

         In consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, HUBCO and MSB, intending to be legally bound hereby, agree:

         1. Grant of Option. MSB hereby grants to HUBCO the option to purchase 600,000 shares of common stock, $0.01 par value, of MSB (the "Common Stock") at a price of $29.00 per share (the "Option Price"), on the terms and conditions set forth herein (the "Option").

         2. Exercise of Option. This Option shall not be exercisable until the occurrence of a Triggering Event (as such term is hereinafter defined). Upon or after the occurrence of a Triggering Event (as such term is hereinafter defined), HUBCO may exercise the Option, in whole or in part, at any time or from time to time, subject to the terms and conditions set forth herein and the termination provisions of Section 19 of this Agreement.

         The term "Triggering Event" means the occurrence of any of the following events:

         A person or group (as such terms are defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) other than HUBCO or an affiliate of HUBCO:

         a. acquires beneficial ownership (as such term is defined in Rule 13d-3 as promulgated under the Exchange Act) of at least 20% of the then outstanding shares of Common Stock; or

         b. enters into a letter of intent or an agreement, whether oral or written, with MSB pursuant to which such person or any affiliate of such person would (i) merge or consolidate, or enter into any similar transaction, with MSB,
(ii) acquire all or a significant portion of the assets or liabilities of MSB, or (iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 20% or more of the then outstanding shares of Common Stock; or

         c. makes a filing with any bank or thrift regulatory authorities or publicly announces a bona fide proposal (a "Proposal") for (i) any merger with, consolidation with or acquisition of all or a significant portion of all the assets or liabilities of, MSB or any other business combination involving MSB, or (ii) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 20% or more of the outstanding shares of Common Stock, and thereafter, if such Proposal has not been Publicly Withdrawn (as such term is hereinafter defined) at least 15 days prior to the meeting of stockholders of MSB called to vote on the Merger and MSB's stockholders fail to approve the Merger by the vote required by applicable law at the meeting of stockholders called for such purpose; or

         d. makes a bona fide Proposal and thereafter, but before such Proposal has been Publicly Withdrawn, MSB willfully takes any action in any manner which would materially interfere with its ability to consummate the Merger or materially reduce the value of the transaction to HUBCO.

         The term "Triggering Event" also means the taking of any material direct or indirect action by MSB or any of its directors, senior executive officers, investment bankers or other person with actual or apparent authority to speak for the MSB Board of Directors, inviting, encouraging or soliciting any proposal which has as its purpose a tender offer for the shares of Common Stock, a merger, consolidation, plan of exchange, plan of acquisition or reorganization of MSB, or a sale of a significant number of shares of Common Stock or any significant portion of its assets or liabilities.

         The term "significant portion" means 25% of the assets or liabilities of MSB. The term "significant number" means 20% of the outstanding shares of Common Stock.

         "Publicly Withdrawn", for purposes of clauses (c) and (d) above, shall mean an unconditional bona fide withdrawal of the Proposal coupled with a public announcement of no further interest in pursuing such Proposal or in acquiring any controlling influence over MSB or in soliciting or inducing any other person (other than HUBCO or any affiliate) to do so.

         Notwithstanding the foregoing, the Option may not be exercised at any time (i) in the absence of any required governmental or regulatory approval or consent necessary for MSB to issue the shares of Common Stock covered by the Option (the "Option Shares") or HUBCO to exercise the Option or prior to the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares.

         MSB shall notify HUBCO promptly in writing of the occurrence of any Triggering Event known to it, it being understood that the giving of such notice by MSB shall not be a condition to the right of HUBCO to exercise the Option. MSB will not take any action which would have the effect of preventing or disabling MSB from delivering the Option Shares to HUBCO upon exercise of the Option or otherwise performing its obligations under this Agreement, except to the extent required by applicable securities and banking laws and regulations.

         In the event HUBCO wishes to exercise the Option, HUBCO shall send a written notice to MSB (the date of which is hereinafter referred to as the "Notice Date") specifying the total number of Option Shares it wishes to purchase and a place and date between two and ten business days inclusive from the Notice Date for the closing of such a purchase (a "Closing"); provided, however, that a Closing shall not occur prior to two days after the later of receipt of any necessary regulatory approvals and the expiration of any legally required notice or waiting period, if any.

         3. Payment and Delivery of Certificates. At any Closing hereunder (a) HUBCO will make payment to MSB of the aggregate price for the Option Shares so purchased by wire transfer of immediately available funds to an account designated by MSB; (b) MSB will deliver to HUBCO a stock certificate or certificates representing the number of Option Shares so purchased, free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever created by or through MSB, registered in the name of HUBCO or its designee, in such denominations as were specified by HUBCO in its notice of exercise and, if necessary, bearing a legend as set forth below; and (c) HUBCO shall pay any transfer or other taxes required by reason of the issuance of the Option Shares so purchased.

         If required under applicable federal securities laws, a legend will be placed on each stock certificate evidencing Option Shares issued pursuant to this Agreement, which legend will read substantially as follows:

         The shares of stock evidenced by this certificate have not been registered for sale under the Securities Act of 1933 (the "1933 Act"). These shares may not be sold, transferred or otherwise disposed of unless a registration statement with respect to the sale of such shares has been filed under the 1933 Act and declared effective or, in the opinion of counsel reasonably acceptable to MSB Bancorp, Inc., said transfer would be exempt from registration under the provisions of the 1933 Act and the regulations promulgated thereunder.

         No such legend shall be required if a registration statement is filed and declared effective under Section 4 hereof.

         4. Registration Rights. Upon or after the occurrence of a Triggering Event and upon receipt of a written request from HUBCO, MSB shall, if necessary for the resale of the Option or the Option Shares by HUBCO, prepare and file a registration statement with the Securities and Exchange Commission and any state securities bureau covering the Option and such number of Option Shares as HUBCO shall specify in its request, and MSB shall use its best efforts to cause such registration statement to be declared effective in order to permit the sale or other disposition of the Option and the Option Shares, provided that HUBCO shall in no event have the right to have more than one such registration statement become effective, and provided further that MSB shall not be required to prepare and file any such registration statement in connection with any proposed sale with respect to which counsel to MSB delivers to MSB and to HUBCO (which is reasonably acceptable to HUBCO) its opinion to the effect that no such filing is required under applicable laws and regulations with respect to such sale or disposition; provided further, however, that MSB may delay any registration of Option Shares above for a period not exceeding 90 days in the event that MSB shall in good faith determine that any such registration would adversely effect an offering of securities by MSB for cash. HUBCO shall provide all information reasonable requested by MSB for inclusion in any registration statement to be filed hereunder.

         In connection with such filing, MSB shall use its best efforts to cause to be delivered to HUBCO such certificates, opinions, accountant's letters and other documents as HUBCO shall reasonably request and as are customarily provided in connection with registrations of securities under the Securities Act of 1933, as amended. All expenses incurred by MSB in complying with the provisions of this Section 4, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for MSB and blue sky fees and expenses shall be paid by MSB. Underwriting discounts and commissions to brokers and dealers relating to the Option Shares, fees and disbursements of counsel to HUBCO and any other expenses incurred by HUBCO in connection with such registration shall be borne by HUBCO. In connection with such filing, MSB shall indemnify and hold harmless HUBCO against any losses, claims, damages or liabilities, joint or several, to which HUBCO may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary or final registration statement or any amendment or supplement thereto, or arise out of a material fact required to be stated therein or necessary to make the statements therein not misleading; and MSB will reimburse HUBCO for any legal or other expense reasonably incurred by HUBCO in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that MSB will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such preliminary or final registration statement or such amendment or supplement thereto in reliance upon and in conformity with written information furnished by or on behalf of HUBCO specifically for use in the preparation thereof. HUBCO will indemnify and hold harmless MSB to the same extent as set forth in the immediately preceding sentence but only with reference to written information specifically furnished by or on behalf of HUBCO for use in the preparation of such preliminary or final registration statement or such amendment or supplement thereto; and HUBCO will reimburse MSB for any legal or other expense reasonably incurred by MSB in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding anything to the contrary herein, no indemnifying party shall be liable for any settlement effected without its prior written consent.

         5. Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like, then the number and kind of Option Shares and the Option Price shall be appropriately adjusted.

         In the event any capital reorganization or reclassification of the Common Stock, or any consolidation, merger or similar transaction of MSB with another entity, or any sale of all or substantially all of the assets of MSB, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions (in form reasonably satisfactory to the holder hereof) shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the Common Stock immediately theretofore purchasable and receivable upon exercise of the rights represented by this Option, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon exercise of the rights represented by this Option had such reorganization, reclassification, consolidation, merger or sale not taken place; provided, however, that if such transaction results in the holders of Common Stock receiving only cash, the holder hereof shall be paid the difference between the Option Price and such cash consideration without the need to exercise the Option.

         6. Filings and Consents. Each of HUBCO and MSB will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

         Exercise of the Option herein provided shall be subject to compliance with all applicable laws including, in the event HUBCO is the holder hereof, approval of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or the New York Department of Banking, and MSB agrees to cooperate with and furnish to the holder hereof such information and documents as may be reasonably required to secure such approvals.

         7. Representations and Warranties of MSB. MSB hereby represents and warrants to HUBCO as follows:

         a. Due Authorization. MSB has full corporate power and authority to execute, deliver and perform this Agreement and all corporate action necessary for execution, delivery and performance of this Agreement has been duly taken by MSB.

         b. Authorized Shares. MSB has taken and, as long as the Option is outstanding, will take all necessary corporate action to authorize and reserve for issuance all shares of Common Stock that may be issued pursuant to any exercise of the Option.

         c. No Conflicts. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby (assuming all appropriate regulatory approvals) will violate or result in any violation or default of or be in conflict with or constitute a default under any term of the Certificate of Incorporation or Bylaws of MSB or any agreement, instrument, judgment, decree or order applicable to MSB.

         8. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable. Notwithstanding the foregoing, HUBCO shall have the right to seek money damages against MSB for a breach of this Agreement.

         9. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

         10. Assignment or Transfer. HUBCO may not sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, to any person or group of persons other than to a wholly-owned subsidiary of HUBCO. HUBCO represents that it is acquiring the Option for HUBCO's own account and not with a view to or for sale in connection with any distribution of the Option or the Option Shares. HUBCO is aware that neither the Option nor the Option Shares is the subject of a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to Section 5 of the Securities Act, but instead each is being offered in reliance upon the exemption from the registration requirement provided by Section 4(2) thereof and the representations and warranties made by HUBCO in connection therewith.

         11. Amendment of Agreement. Upon mutual consent of the parties hereto, this Agreement may be amended in writing at any time, for the purpose of facilitating performance hereunder or to comply with any applicable regulation of any governmental authority or any applicable order of any court or for any other purpose.

         12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         13. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, by express service, cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                  If to HUBCO:

                           HUBCO, Inc.
                           1000 MacArthur Boulevard
                           Mahwah, New Jersey  07430
                           Attention: Mr. Kenneth T. Neilson
                                      President and Chief Executive Officer

                  With a copy to:

                           Pitney, Hardin, Kipp & Szuch
                           200 Campus Drive
                           Florham Park, New Jersey  07932-0950
                           Attention: Ronald H. Janis, Esq.
                                      Michael W. Zelenty, Esq.

                  If to MSB:

                           MSB Bancorp, Inc.
                           35 Matthews Street
                           Goshen, New York  10924
                           Attention: William C. Myers,
                                      Chairman of the Board, President
                                       and Chief Executive Officer

                  With a copy to:

                           Thacher Proffitt & Wood
                           Two World Trade Center
                           New York, NY  10048
                           Attention:  Omer S. J. Williams, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

         15.   Captions.   The  captions  in  the  Agreement  are  inserted  for
convenience and reference purposes, and shall not limit or otherwise affect any of the terms or provisions hereof.

         16. Waivers and Extensions. The parties hereto may, by mutual consent, extend the time for performance of any of the obligations or acts of either party hereto. Each party may waive (a) compliance with any of the covenants of the other party contained in this Agreement and/or (b) the other party's performance of any of its obligations set forth in this Agreement.

         17. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         19. Termination. This Agreement shall terminate upon either the termination of the Merger Agreement as provided therein or the consummation of the transactions contemplated by the Merger Agreement; provided, however, that if termination of the Merger Agreement occurs after the occurrence of a Triggering Event (as defined in Section 2 hereof), this Agreement shall not terminate until the later of 18 months following the date of the termination of the Merger Agreement or the consummation of any proposed transactions which constitute the Triggering Event.

                  IN WITNESS WHEREOF, each of the parties hereto, pursuant to resolutions adopted by its Board of Directors, has caused this Stock Option Agreement to be executed by its duly authorized officer, all as of the day and year first above written.


                         MSB BANCORP, INC.

                              WILLIAM C. MYERS
                         By:-------------------------------------------------
                              William C. Myers,
                              Chairman, President and Chief Executive Officer

                         HUBCO, INC.

                              KENNETH T. NEILSON
                         By:--------------------------------------------------
                              Kenneth T. Neilson,
                              Chairman, President and Chief Executive Officer

                                                                      Appendix C


                                                              April 10 1998


Board of Directors
MSB Bancorp, Inc.
35 Matthews Street
Goshen, NY  10924

Members of the Board:

         You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the common stockholders of MSB Bancorp, Inc. ("MSB Bancorp") of the consideration to be received by such stockholders in the proposed merger (the "Merger") of MSB Bancorp with and into HUBCO, Inc. ("HUBCO"), pursuant to the Agreement and Plan of Merger ("Agreement") dated December 15, 1997 by and among MSB Bancorp, MSB Bank and HUBCO (the "Agreement"). Under the terms of the Merger, stockholders of MSB Bancorp will receive shares of HUBCO's common stock having a value of $36.02, subject to adjustment as described in the Agreement (the "Consideration") for each of their shares of common stock, par value $.01 per share of MSB Bancorp. It is our understanding that the Merger will be accounted for as a pooling accounting transaction under generally accepted accounting practices.

         Keefe, Bruyette & Woods, Inc. as part of its investment banking business, is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, MSB Bancorp and HUBCO and as a market maker in securities we may from time to time have a long or short position in, and buy or sell, debt or equity securities of MSB Bancorp and HUBCO for our own account and for the accounts of our customers. We have acted exclusively for the Board of Directors of MSB Bancorp in rendering this fairness opinion and will receive a fee from MSB Bancorp for our services.

         In rendering our opinion, we have (i) reviewed, among other things, the Agreement, Annual Reports to stockholders and Annual Reports on Form 10-K of MSB Bancorp for the four years ended December 31, 1997 and Annual Report on Form
10-K of HUBCO for the four years ended December 31, 1997, certain interim reports to stockholders and Quarterly Reports on Form 10-Q of MSB Bancorp and Quarterly Reports on Form 10-Q of HUBCO and certain internal financial analyses and forecasts for MSB Bancorp prepared by management; (ii) held discussions with members of senior management of MSB Bancorp and HUBCO regarding past and current business operations, regulatory relationships, financial condition and future prospects of the respective companies; (iii) compared certain financial and stock market information for MSB Bancorp and HUBCO with similar information for certain other companies the securities of which are publicly traded; (iv) reviewed the financial terms of certain recent business combinations in the banking industry; and (v) performed such other studies and analyses as we considered appropriate.

         In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying any of such information. We have relied upon the management of MSB Bancorp as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of MSB Bancorp and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. We have also assumed, without independent verification, that the aggregate allowances for loan losses for MSB Bancorp and HUBCO are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of MSB Bancorp or HUBCO, nor have we examined any individual credit files.

         We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of MSB Bancorp and HUBCO; (ii) the assets and liabilities of MSB Bancorp and HUBCO; and
(iii) the nature and terms of certain other merger transactions involving thrift and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

         Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration is fair, from a financial point of view, to the common stockholders of MSB Bancorp.


         Very truly yours,


         KEEFE, BRUYETTE & WOODS, INC.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20. Indemnification of Directors and Officers.

         (i) Limitation of Liability of Directors and Officers. Section 14A:2-7(3) of the New Jersey Business Corporation Act permits a corporation to provide in its Certificate of Incorporation that a director or officer shall not be personally liable to the corporation or its shareholders for breach of any duty owed to the corporation or its shareholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of any improper personal benefit. HUBCO's Certificate of Incorporation includes limitations on the liability of officers and directors to the fullest extent permitted by New Jersey law.

         (ii) Indemnification of Directors, Officers, Employees and Agents. Under Article X of its Certificate of Incorporation, HUBCO must, to the fullest extent permitted by law, indemnify its directors, officers, employees and agents. Section 14A:3-5 of the New Jersey Business Corporation Act provides that a corporation may indemnify its directors, officers, employees and agents against judgments, fines, penalties, amounts paid in settlement and expenses, including attorneys' fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified therein. Determinations concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) independent legal counsel, or (c) an affirmative vote of a majority of shares held by the shareholders. No indemnification is permitted to be made to or on behalf of a corporate director, officer, employee or agent if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (A) were in breach of his duty of loyalty to the corporation or its shareholders, (B) were not in good faith or involved a knowing violation of law or (C) resulted in receipt by such person of an improper personal benefit.

         (iii) Insurance. HUBCO's directors and officers are insured against losses arising from any claim against them such as wrongful acts or omissions, subject to certain limitations.


Item 21.  Exhibits and Financial Statement Schedules.



A.  Exhibits

Exhibit
Number            Description

2(a) Agreement and Plan of Merger, dated as of December 15, 1997, by and among HUBCO, Inc. ("HUBCO") MSB Bancorp, Inc. ("MSB") and MSB Bank (included as Appendix A to the Proxy Statement). *

2(b) Stock Option Agreement, dated December 15, 1997, by and between HUBCO and MSB (included as Appendix B to the Proxy Statement). *

5 Opinion of Pitney, Hardin, Kipp & Szuch as to the legality of the securities to be registered. ***

8 Opinion of Pitney, Hardin, Kipp & Szuch as to certain tax consequences of the Merger. ***

13(a) Annual Report of MSB on Form 10-K filed with the SEC for the year ended December 31, 1997. **

23(a)    Consent of KPMG Peat Marwick LLP.

23(b)    Consent of Arthur Andersen LLP.

23(c)    Consent of Keefe, Bruyette & Woods, Inc.

23(d)    Consent of Nugent & Haeussler, P.C.

23(e) Consent of Pitney, Hardin, Kipp & Szuch (included in Exhibits 5 and 8 hereto). ***

24       Power of Attorney.

99(a)    Form of Proxy Card to be utilized by the Board of Directors of MSB. ***

-------------------------
*        Included elsewhere in this registration statement.
**       Incorporated by reference.
***      Previously filed.



B.  Financial Statement Schedules

         All financial statement schedules have been omitted because they are not applicable or the required information is included in the financial statements or notes thereto or incorporated by reference therein.

C.  Reports, Opinions or Appraisals

         The Form of the Fairness Opinion of Keefe, Bruyette & Woods, Inc. is included as Appendix C to the Proxy Statement-Prospectus.

Item 22.  Undertakings.

         1. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          2. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         3. The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph 2 immediately preceding, or (ii) that purports to meet the requirements of Section 10(a) (3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          5. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          6. Subject to appropriate interpretation, the undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         7. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 and Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Mahwah, State of New Jersey, on the 17 day of March, 1998.

                                      HUBCO, INC.

                                          KENNETH T. NEILSON
                                      By:--------------------------------------
                                           Kenneth T. Neilson,
                                           Chairman, President and
                                           Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                     Title                    Date


KENNETH T. NEILSON                                   Chairman, President, Chief
 --------------------------------------------      Executive Officer and Director     April 8, 1998
(Kenneth T. Neilson)


ROBERT J. BURKE*                                               Director                April 8, 1998
-------------------------------------------
(Robert J. Burke)


DONALD P. CALCAGNINI*                                          Director                April 8, 1998
-------------------------------------------
(Donald P. Calcagnini)


JOAN DAVID*                                                    Director                April 8, 1998
-------------------------------------------
(Joan David)


                                                              Director                April __ , 1998
-------------------------------------------
(Thomas R. Farley)


BRYANT D. MALCOLM*                                             Director                April 8, 1998
-------------------------------------------
(Bryant D. Malcolm)


W. PETER MCBRIDE*                                              Director                April 8, 1998
-------------------------------------------
(W. Peter McBride)


                                                              Director                April __ , 1998
-------------------------------------------
(David A. Rosow)


CHARLES F.X. POGGI*                                            Director                April 8, 1998
-------------------------------------------
(Charles F.X. Poggi)


JAMES E. SCHIERLOH*                                            Director                April 8, 1998
-------------------------------------------
(James E. Schierloh)


JOHN H. TATIGIAN*                                             Director                 April 8, 1998
-------------------------------------------
(John H. Tatigian)


-------------------------------------------
(Sister Grace Frances Strauber)                               Director                April __ , 1998

JOSEPH F. HURLEY*                                 Executive Vice President and Chief
-------------------------------------------              Financial Officer            April 8, 1998
(Joseph F. Hurley)

                                                       Senior Vice President
CHRIS A. WITKOWSKI*                                         and Controller             April 8, 1998
-------------------------------------------
(Chris A. Witkowski)

KENNETH T. NEILSON, As Attorney-in-Fact
-------------------------------------------
Kenneth T. Neilson, As Attorney-in-Fact.*



                                INDEX TO EXHIBITS


Exhibit Number     Description
--------------     -----------
2(a)              Agreement and Plan of Merger, dated as of December15, 1997, by and among HUBCO, Inc. ("HUBCO"), MSB Bancorp, Inc. ("MSB") and
                  MSB Bank (included as Appendix A to the Proxy Statement). *

2(b) Stock Option Agreement, dated December 15, 1997, by and between HUBCO and MSB (included as Appendix B to the Proxy
                  Statement). *

5 Opinion of Pitney, Hardin, Kipp & Szuch as to the legality of the securities to be registered. ***

8 Opinion of Pitney, Hardin, Kipp & Szuch as to certain tax consequences of the Merger. ***

13(a) Annual Report of MSB on Form 10-K filed with the SEC for the year ended December 31, 1997. **

23(a)             Consent of KPMG Peat Marwick LLP.

23(b)             Consent of Arthur Andersen LLP.

23(c)             Consent of Keefe, Bruyette & Woods, Inc.

23(d)             Consent of Nugent & Haeussler, P.C.

23(e)             Consent of Pitney,  Hardin, Kipp & Szuch (included in Exhibits
                  5 and 8 hereto). ***

24                Power of Attorney.

99(a) Form of Proxy Card to be utilized by the Board of Directors of MSB. ***



---------------------------------

*      Included elsewhere in this registration statement.

**     Incorporated by reference.

***    Previously filed.